UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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salesforce.com, inc.

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salesforce

Thursday, June 6 at 2:00 P.M. (Local Time)
350 Mission Street, San Francisco, California, 94105

MONTGOMERY

April 25, 2019

Dear Fellow Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of salesforce.com, inc. on Thursday, June 6, 2019 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105.

At this year’s meeting, we will vote on the election of directors, an amendment and restatement of Salesforce’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements, an amendment and restatement of our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder and the ratification of the selection of Ernst & Young LLP as Salesforce’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of Salesforce’s named executive officers. If properly presented at the meeting, we will also consider a stockholder proposal as described in the Notice of 2019 Annual Meeting of Stockholders and Proxy Statement. Finally, we will transact such other business as may properly come before the meeting, and stockholders will have an opportunity to ask questions.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card or voting instruction form (if you request printed copies of the proxy materials to be mailed to you). Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of Salesforce. We look forward to seeing you at the Annual Meeting.

Aloha,

Marc Benioff Chairman of the Board of Directors

salesforce.com, inc.

415 Mission Street

Third Floor

San Francisco, California 94105

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, June 6, 2019

TO THE STOCKHOLDERS OF SALESFORCE.COM, INC.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc., a Delaware corporation (“Salesforce”), will be held on Thursday, June 6, 2019 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105 for the following purposes:

1.

To elect Marc Benioff, Keith Block, Parker Harris, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Bernard Tyson, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.

To amend and restate our Certificate of Incorporation to eliminate supermajority voting provisions relating to amendments to the Certificate of Incorporation and Bylaws (Proposal 2(a)) and removal of directors (Proposal 2(b));

3.	To amend and restate our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance by 35.5 million shares;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020;

5.	To approve, on an advisory basis, the fiscal 2019 compensation of our named executive officers; and

6.	To consider, if properly presented at the meeting, a stockholder proposal regarding a “true diversity” board policy.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We also will transact any other business that may properly come before the Annual Meeting, but are not aware of any such additional matters.

Stockholders at the close of business April 10, 2019 and their proxies are entitled to attend and vote at the Annual Meeting and any and all adjournments, continuations or postponements thereof.

All stockholders are invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote even if such stockholder returned a proxy. You will need to bring your Notice of Internet Availability of Proxy Materials, or other proof of ownership of Salesforce common stock as of the record date, as well as government-issued photo identification, to enter the Annual Meeting.

U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. This expedites stockholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our 2019 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials online, vote and (if desired) obtain a paper copy of our proxy materials.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2019 Annual Report are first being made available to stockholders on April 25, 2019.

By Order of the Board of Directors,

Amy E. Weaver

President, Legal and Corporate Affairs, General Counsel and Secretary

San Francisco, California

April 25, 2019

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. YOU MAY VOTE ONLINE OR BY TELEPHONE OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, BY USING THE PROXY CARD OR VOTING INSTRUCTION FORM PROVIDED WITH THE PRINTED PROXY MATERIALS. YOU MAY SUBSEQUENTLY CHANGE OR REVOKE YOUR VOTE AT THE ANNUAL MEETING IF YOU ATTEND THE MEETING.

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

2019 Proxy Statement	i

TABLE OF CONTENTS (CONTINUED)

ii	2019 Proxy Statement

TABLE OF CONTENTS (CONTINUED)

2019 Proxy Statement	iii

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of salesforce.com, inc. (the “Board”) is soliciting your vote at Salesforce’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this Proxy Statement to “Salesforce,” “we,” “us,” “our” and the “Company” refer to salesforce.com, inc.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on Thursday, June 6, 2019 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105.

Where can I access the proxy materials?

Pursuant to the rules of the Securities and Exchange Commission, or SEC, we have provided access to our proxy materials primarily over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been mailed (or, if requested, emailed) to our stockholders owning our stock as of the record date, April 10, 2019. Our proxy materials were mailed to those stockholders who have asked to receive paper copies. Instructions on how to access the proxy materials over the Internet, how to receive our proxy materials via email, or how to request a printed copy by mail may be found in the Internet Notice.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Annual Meeting on the environment. If you choose to receive future proxy materials by email, and you are a Salesforce stockholder as of the record date for next year’s annual meeting, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy or voting instruction form. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.

How many votes do I have?

All of our stockholders have one vote for every share of Salesforce common stock owned as of our record date of April 10, 2019.

What will I be voting on?

You will be voting on:

1.

The election of Marc Benioff, Keith Block, Parker Harris, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Bernard Tyson, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.

Proposals to amend and restate our Certificate of Incorporation to eliminate supermajority voting provisions relating to amendments to the Certificate of Incorporation and Bylaws (Proposal 2(a)) and removal of directors (Proposal 2(b));

3.	The amendment and restatement of our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance by 35.5 million shares;
4.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020;

5.	An advisory vote to approve the fiscal 2019 compensation of our named executive officers; and

6.	A stockholder proposal regarding a “true diversity” board policy, if properly presented at the meeting.

We will also transact any other business that may properly come before the annual meeting, which could require a vote, although we are not aware of any such business as of the date of this Proxy Statement. An agenda and rules of procedure will be distributed at the Annual Meeting.

2019 Proxy Statement	1

ABOUT THE ANNUAL MEETING (CONTINUED)

What are the Board’s voting recommendations?

The Board recommends that you vote your shares as noted below.

•	FOR each of the director nominees.

•	FOR each of the proposals to amend and restate our Certificate of Incorporation.

•	FOR the amendment and restatement of our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance by 35.5 million shares.
•	FOR ratification of the appointment of Ernst & Young LLP.

•	FOR the advisory vote to approve the compensation of our named executive officers.

•	AGAINST the stockholder proposal regarding a “true diversity” board policy.

How do I vote in advance of the Annual Meeting?

If you are a stockholder of record you may cast your vote in any of the following ways.

Internet

Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.

Phone

Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).

Mail

Return your completed and signed proxy card in the enclosed postage-prepaid envelope.

If you are a stockholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

What do I need to bring to attend and vote at the Annual Meeting?

Stockholders as of the record date, April 10, 2019, must bring the Internet Notice or other proof of ownership, as well as a government-issued photo identification, for entrance to the Annual Meeting. Those stockholders whose shares are held in street name and who want to vote in person at the Annual Meeting must obtain a legal proxy provided by their broker, bank or other organization and bring that legal proxy to the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

2	2019 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS AND CORPORATE GOVERNANCE

Board and Corporate Governance Highlights

Salesforce has a Board of highly experienced directors who have led, advised and established many of the premier companies in Silicon Valley and other leading global organizations. Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management to ensure accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, advisors and government leaders. In addition, we have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, adding four new directors in the past five years, as well as to ensure diversity of backgrounds and perspectives within the boardroom. We discuss the qualitative elements of our Board in the “Board Members” section below, and a summary of key quantitative metrics for our current Board members is as follows:

In addition to a strong, independent Board, we are committed to a corporate governance structure that promotes long-term stockholder value creation by providing the right leadership structure and composition of the Board and providing our stockholders with both the opportunity to provide direct feedback and key substantive rights to ensure accountability. Key highlights of our Board and corporate governance profile are set forth below:

Corporate Governance Best Practices

✓    BoardComposed of 77% Independent Directors

✓     Commitment to Board Refreshment (Four New Directors in Past Five Years)

✓     Lead Independent Director with Expansive Duties

✓     Annual Election of Directors

✓    Majority Voting for Directors

✓     Proxy Access Right on Market Terms

✓     Rigorous Director Selection and Evaluation Process

✓     Limit on Outside Directorships

✓     Stockholder Ability to Request Special Meetings at 15% Threshold

✓    No Supermajority Voting Provisions (If Stockholders Approve Proposals 2(a) and (2)(b))

✓     Fully Independent Committees

✓    Comprehensive Risk Oversight by Full Board and Committees

✓     Stockholder Engagement with Holders of a Majority of Our Outstanding Shares in Fiscal 2019

✓     Stock Ownership Policy for Directors and Executive Officers

✓     Diverse Board in Terms of Gender, Race, Experience, Skills and Tenure

✓     Regular Executive Sessions of Independent Directors

2019 Proxy Statement	3

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Members

Summary of Director Experience and Qualifications

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Salesforce’s directors, because of their particular relevance to the Company’s business and structure. While all of these were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

	Significant technical or business experience in software industry.	Experience with cloud computing technology infrastructure.	Experience as CEO or senior executive at a public company or other large organization.	Experience as a director of another public company.	Leadership experience in sales and distribution.	Leadership experience in marketing and brand building.	Expertise in financial statements and accounting.	Leadership experience in healthcare, an industry vertical important to Salesforce.	Experience founding or growing new businesses directly or through venture capital work.	Diversity, including diversity of gender or race.	Leadership experience in government, law or military.	Leadership experience involving international operations or relations.

Marc Benioff	✓	✓	✓	✓	✓	✓			✓			✓

Keith Block	✓		✓		✓	✓						✓

Parker Harris	✓	✓	✓						✓

Craig Conway	✓	✓	✓	✓	✓	✓	✓		✓			✓

Alan Hassenfeld			✓	✓	✓	✓			✓			✓

Neelie Kroes				✓						✓	✓	✓

Colin Powell				✓					✓	✓	✓	✓

Sanford Robertson				✓	✓		✓		✓

John V. Roos				✓					✓		✓	✓

Bernard Tyson			✓					✓		✓

Robin Washington	✓		✓	✓			✓			✓

Maynard Webb	✓	✓	✓	✓					✓			✓

Susan Wojcicki	✓	✓		✓		✓				✓

4	2019 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Biographies of Our Board Members

Set forth below are the names and certain information about our director nominees, all of whom are currently members of our Board and were elected by stockholders at the 2018 Annual Meeting (other than Parker Harris, who was appointed to the Board in August 2018). There are no family relationships among any of our directors or executive officers. Our directors serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors.

Marc Benioff Chairman of the Board and Co-Chief Executive Officer Age: 54 Director Since: 1999

Marc Benioff is Chairman, Co-CEO and Co-Founder of Salesforce and a pioneer of cloud computing. Under Mr. Benioff’s leadership, Salesforce is the fastest-growing top-five enterprise software company and the #1 provider of CRM software globally. Mr. Benioff was named Innovator of the Decade by Forbes and recognized as one of the World’s 50 Greatest Leaders by Fortune and one of the 10 Best-Performing CEOs by Harvard Business Review. A member of the World Economic Forum Board of Trustees, Mr. Benioff serves as the inaugural chair of WEF’s Forum Center for the Fourth Industrial Revolution in San Francisco. Mr. Benioff also serves as chair of Salesforce.org. Mr. Benioff served as a director of Cisco Systems, Inc. from 2012 to 2014. Mr. Benioff received a B.S. in Business Administration from the University of Southern California, where he is on its Board of Trustees.

Qualifications

Mr. Benioff’s vision and status as one of our founders, as well as his tenure as our Co-CEO and Chairman of the Board, bring unique and invaluable experience to the Board. Further, his experience in sales, marketing and product development in the technology industry supports our conclusion that Mr. Benioff has the necessary and desired skills, experience and perspective to serve on our Board.

Keith Block Co-Chief Executive Officer Age: 58 Director Since: 2013

Keith Block is Co-CEO of Salesforce and has served as a Director since June 2013. Prior to his appointment as Co-CEO in August 2018, he served as Vice Chairman, President since joining Salesforce in June 2013, and additionally served as our Chief Operating Officer from February 2016 to August 2018. Mr. Block was employed at Oracle Corporation from 1986 to June 2012, where he held a number of positions, including Executive Vice President, North America. Mr. Block currently serves on the World Economic Forum’s Information Technology Community as a Governor, the Board of Trustees for Carnegie-Mellon University, the President’s Advisory Council at Carnegie-Mellon University Heinz Graduate School and the Board of Trustees at the Concord Museum. Mr. Block received both a B.S. in Information Systems and an M.S. in Management & Policy Analysis from Carnegie-Mellon University.

Qualifications

Mr. Block’s extensive background in the technology sector and in global sales and business management, including his prior experience as an executive officer of another public technology company, supports our conclusion that Mr. Block has the necessary and desired skills, experience and perspective to serve on our Board.

2019 Proxy Statement	5

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Parker Harris Age: 52 Director Since: 2018

Parker Harris has served as a Director since August 2018 and as our Co-Founder and Chief Technology Officer since September 2016. Mr. Harris co-founded Salesforce in February 1999 and has served in senior technical positions since inception. Prior to that, from December 2004 to February 2013, Mr. Harris served as our Executive Vice President, Technology. Prior to Salesforce, Mr. Harris was a Vice President at Left Coast Software, a Java consulting firm he co-founded, from October 1996 to February 1999. Mr. Harris received a B.A. from Middlebury College.

Qualifications

Mr. Harris’s status as one of our founders, as well as his tenure as our Chief Technology Officer, bring unique and invaluable experience to the Board. Further, his deep experience in the technology industry and intimate knowledge of Salesforce support our conclusion that Mr. Harris has the necessary and desired skills, experience and perspective to serve on our Board.

Craig Conway Age: 64 Director Since: 2005 Committees: Compensation Mergers & Acquisitions Real Estate (Chair)

Craig Conway has served as a Director since October 2005. Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company, from 1999 to 2004. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from 1996 to 1999 and TGV Software from 1993 to 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies, including Executive Vice President at Oracle Corporation. Mr. Conway currently serves as a director of Nutanix, Inc. During the past five years, Mr. Conway also served as a director of Guidewire Software, Inc. Mr. Conway received a B.S. in Computer Science and Mathematics from the State University of New York at Brockport.

Qualifications

Mr. Conway’s extensive and broad background in business management, including his experience as president and chief executive officer of three technology companies, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Conway has the necessary and desired skills, experience and perspective to serve on our Board.

6	2019 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Alan Hassenfeld Age: 70 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance

Alan Hassenfeld has served as a Director since December 2003. Mr. Hassenfeld has been a Director of Hasbro, Inc., a provider of children’s and family entertainment products, since 1978. He served as its Chairman from 1989 to 2008, and also served as its Chairman and Chief Executive Officer from 1989 to 2003. Mr. Hassenfeld is a trustee of the Hasbro Charitable Trust and Hasbro Children’s Foundation. During the past five years, Mr. Hassenfeld also served as a director of Global Cornerstone Holdings Limited. He also serves as a director of Salesforce.org, a non-profit public benefit corporation. Mr. Hassenfeld received a B.A. from the University of Pennsylvania.

Qualifications

Mr. Hassenfeld has an extensive and broad background in business management, including his experience as a chief executive officer of a publicly traded company. This deep business knowledge, combined with the leadership roles he plays within many philanthropic organizations, supports our conclusion that Mr. Hassenfeld has the necessary and desired skills, experience and perspective to serve on our Board.

Neelie Kroes Age: 77 Director Since: 2016 Committees: Compensation Privacy (Chair) Real Estate

Neelie Kroes has served as a Director since May 2016. Ms. Kroes is the former Vice President of the European Commission, European Commissioner for Competition and European Commission for Digital Agenda. Ms. Kroes served as Commissioner for Competition from 2004 to 2010 and as Vice President and Commissioner for Digital Economy and Society from 2010 to 2014. Prior to joining the European Commission, Ms. Kroes served in the Dutch House of Representatives and as State Secretary and Cabinet Minister. She is currently a member of the Global Policy Advisory Board of Uber Technologies, Inc. She is also a member of the Advisory Board of Bank of America Merrill Lynch and a member of the Finance Committee of Rijksmuseum Fonds (Amsterdam). Ms. Kroes previously served on the boards of Lucent Netherlands, AB Volvo and McDonald’s Netherlands and was chairperson of Nyenrode University. Ms. Kroes received her M.S. in Economics from Erasmus University.

Qualifications

Ms. Kroes brings valuable international and leadership expertise to our Board and possesses an extensive background in cross-border technology, competition and data security. This extensive experience, combined with her leadership positions in governmental organizations, supports our conclusion that Ms. Kroes has the necessary and desired skills, experience and perspective to serve on our Board.

2019 Proxy Statement	7

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

General Colin Powell Age: 82 Director Since: 2014 Committees: Nominating & Corporate Governance

General Colin Powell has served as a Director since March 2014. General Powell is a retired four-star general and served for 35 years in the United States Army. He has served as U.S. National Security Advisor, Commander of the U.S. Army Forces Command, Chairman of the Joint Chiefs of Staff and was the 65th Secretary of State of the United States. General Powell currently serves as a director of Bloom Energy Corporation. General Powell also is a member of the Board of Directors of the Council on Foreign Relations, the Chair of the Board of Visitors of the Colin Powell School for Civic and Global Leadership at the City College of New York and the Founder and Chairman Emeritus of the America’s Promise Alliance. In addition, General Powell has served as a strategic limited partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since 2005. General Powell received a B.S. from the City College of New York and an M.B.A. from The George Washington University.

Qualifications

General Powell has an extensive background in management and leadership, including at the highest levels of the U.S. government. This extensive experience, in addition to his leadership positions in various philanthropic organizations, supports our conclusion that General Powell has the necessary and desired skills, experience and perspective to serve on our Board.

Sanford Robertson Lead Independent Director Age: 87 Director Since: 2003 Committees: Audit & Finance Mergers & Acquisitions Nominating & Corporate Governance (Chair) Real Estate

Sanford Robertson has served as a Director since October 2003. Mr. Robertson has been an active technology investor and advisor to several technology companies. He is a principal of Francisco Partners, a technology buyout fund. Prior to founding Francisco Partners in 1999, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another prominent technology investment bank. Mr. Robertson currently serves as a director of Cassava Sciences, Inc. and, in the past five years, served as a director of Dolby Laboratories, Inc. and RPX Corporation. Mr. Robertson received a B.B.A., an M.B.A. and an HLLD from the University of Michigan.

Qualifications

Mr. Robertson brings valuable financial expertise to our Board of Directors. His extensive experience in investment banking, private equity and capital markets transactions, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Robertson has the necessary and desired skills, experience and perspective to serve on our Board.

8	2019 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

John V. Roos Age: 64 Director Since: 2013 Committees: Compensation Privacy (Chair)

John V. Roos has served as a Director since September 2013. He served as the U.S. Ambassador to Japan from 2009 to 2013. Ambassador Roos currently serves as Founder and General Partner of Geodesic Capital, a mid-late stage venture capital firm. Since April 2014, Ambassador Roos has also served as Senior Advisor to Centerview Partners, an international investment banking advisory firm, and since October 2013, he has served on the global advisory board of Mitsubishi UFJ Financial Group, a Japanese banking and financial network. Since January 2016, Ambassador Roos has served as Chairman of the Toyota Research Institute Advisory Board. From 1985 to 2009, Ambassador Roos practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, P.C., where he most recently served as Chief Executive Officer. Ambassador Roos also serves as a director of Sony Corporation and the Maureen and Mike Mansfield Foundation. Ambassador Roos received an A.B. in Political Science and a J.D. from Stanford University.

Qualifications

Ambassador Roos brings valuable international and strategic expertise to our Board of Directors, and possesses an extensive and broad background in management, leadership and law. This extensive experience supports our conclusion that Ambassador Roos has the necessary and desired skills, experience and perspective to serve on our Board.

Bernard Tyson Age: 60 Director Since: 2017 Committees: Nominating & Corporate Governance

Bernard Tyson has served as a Director since October 2017. Mr. Tyson serves as Chairman (since 2014) and Chief Executive Officer (since 2013) of Kaiser Foundation Health Plan, Inc. and Hospitals, also known as Kaiser Permanente, a leading integrated health care provider and not-for-profit health plan. In his 34 years with Kaiser Permanente, Mr. Tyson has served in roles ranging from hospital administrator to division president to President and Chief Operating Officer. Mr. Tyson also serves as Vice Chair of America’s Health Insurance Plans, Deputy Chairman of the International Federation of Health Plans and Steward of the World Economic Forum’s Global Challenge on the Future of Health. He also serves as a director of the American Heart Association and is Chair of the Bay Area Council. Mr. Tyson received a B.S. in Health Service Management and an M.B.A. in Health Service Administration from Golden Gate University.

Qualifications

Mr. Tyson brings an extensive background in management, operations and deep industry experience in the field of healthcare through his role as a Chief Executive Officer of a very large healthcare organization. Additionally, his commitment to public service and his leadership on several not-for-profit boards support our conclusion that Mr. Tyson has the necessary and desired skills, experience and perspective to serve on our Board.

2019 Proxy Statement	9

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Robin Washington Age: 56 Director Since: 2013 Committees: Audit & Finance (Chair)

Robin Washington has served as a Director since September 2013. Ms. Washington has served as Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a biopharmaceutical company, since February 2014. She joined Gilead as Senior Vice President and Chief Financial Officer in 2008. From 2006 to 2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company. Prior to Hyperion, Ms. Washington served in a number of executive positions with PeopleSoft, Inc., a provider of enterprise application software. Ms. Washington currently serves as a director of Honeywell International, Inc. Ms. Washington is a certified public accountant and received a B.A. in Business Administration from the University of Michigan and an M.B.A. from Pepperdine University.

Qualifications

Ms. Washington brings extensive experience in management, operations and accounting in the technology sector to our Board of Directors. Her financial expertise in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets, along with her service on the boards of other public companies, supports our conclusion that Ms. Washington has the necessary and desired skills, experience and perspective to serve on our Board.

Maynard Webb Age: 63 Director Since: 2006 Committees: Audit & Finance Compensation Merger & Acquisitions (Chair)

Maynard Webb has served as a Director since September 2006. Mr. Webb is the founder of Webb Investment Network, an early stage venture capital firm he started in 2010. From 2006 to 2011, Mr. Webb served as Chief Executive Officer of LiveOps, Inc., a provider of on-demand call center solutions. From 2002 to 2006, Mr. Webb served as Chief Operating Officer of eBay Inc., an online global marketplace. From 1999 to 2002, Mr. Webb served as President of eBay Technologies. Prior to that, Mr. Webb served as Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a manufacturer of computer networking products. Mr. Webb currently serves as a director of Visa Inc. During the past five years, Mr. Webb also served as a director of Yahoo! Inc., where he previously served as Chairman of the board. Mr. Webb received a B.A.A. from Florida Atlantic University.

Qualifications

Mr. Webb brings extensive experience in management, engineering and technical operations to our Board of Directors. Additionally, his tenure in management positions at various technology companies, along with his service on the boards of other public companies, supports our conclusion that Mr. Webb has the necessary and desired skills, experience and perspective to serve on our Board.

10	2019 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Susan Wojcicki Age: 50 Director Since: 2014 Committees: Mergers & Acquisitions Privacy

Susan Wojcicki has served as a Director since December 2014. Ms. Wojcicki has served as Chief Executive Officer of YouTube, a digital video platform and subsidiary of Alphabet Inc. (previously Google Inc.), since February 2014. She joined Google as its marketing manager in 1999, and after serving in various positions in marketing, from April 2011 to January 2014, Ms. Wojcicki served as Google’s Senior Vice President of Advertising & Commerce. Prior to joining Google, she worked at Intel and served as a management consultant at both Bain & Company and R.B. Webber & Company. Ms. Wojcicki received an A.B. in History and Literature from Harvard University, an M.S. in Economics from the University of California, Santa Cruz and an M.B.A. from the University of California, Los Angeles.

Qualifications

Ms. Wojcicki brings extensive experience in management, operations and marketing in the technology sector to our Board of Directors. Additionally, her expertise in technology, brand building and product development supports our conclusion that Ms. Wojcicki has the necessary and desired skills, experience and perspective to serve on our Board.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Independence

The Board believes that it should consist of a substantial majority of independent directors. The Board has determined that, except for Mr. Benioff, Mr. Block and Mr. Harris, each of our current directors has no material relationship with Salesforce and is independent within the meaning of the standards established by the New York Stock Exchange, or NYSE, as currently in effect. In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and applied the following standards under NYSE rules, which provide that a director will not be considered independent if he or she:

•	is currently an employee of Salesforce or has an immediate family member who is an executive officer of Salesforce;

•	has been an employee of Salesforce within the past three years or has an immediate family member who has been an executive officer of Salesforce within the past three years;

•	has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve-month period in direct compensation from Salesforce, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued
service), and other than a family member’s compensation for service as a non-executive employee;

•	is a current partner or employee of a firm that is Salesforce’s internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on Salesforce’s audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on Salesforce’s audit within that time;

•	has, or has an immediate family member who has, been employed as an executive officer of another company where any of Salesforce’s present executives have served on the other company’s compensation committee during the past three years; or

•	is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, Salesforce for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Board Leadership Structure

Currently, the Company’s Co-CEO, Marc Benioff, also serves as Chairman of the Board. The Board believes that its current leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Benioff’s leadership and years of experience in the Company’s business and the technology industry. Serving as Chairman of the Board, Chief Executive Officer from 2001 to 2018, and Co-CEO since 2018, Mr. Benioff has been the director most capable of effectively identifying strategic priorities, coordinating the board agenda to focus on discussions critical to the success of the Company and executing the Company’s strategy and business plans. Mr. Benioff possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business. We believe this extensive Company-specific experience and expertise of Mr. Benioff, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders. Further, the Board believes that Mr. Benioff’s combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers. Given our strong business, operational and financial performance, the Board believes that stockholders are best served by continuing this leadership structure.

Importantly, the Board also has a strong and empowered Lead Independent Director who provides an effective independent voice in our leadership structure. The Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board and Co-CEO, and has the authority generally held by a lead independent director and as the independent directors may determine from time to time. Sanford Robertson has served as the Lead Independent Director since June 2007 and his current two-year term will expire in June 2019. The Board continues to review the leadership of the Board on a regular basis.

Board Meetings and Director Communications

During the fiscal year ended January 31, 2019, or fiscal 2019, the Board held nine meetings. During fiscal 2019, all directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by any of the committees of the Board on which such director served during the period the director was on the Board or committee.

Directors are also expected to attend our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. In fiscal 2019, all directors attended the annual meeting of stockholders.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

The non-management members of the Board also meet in executive sessions without management present. At these sessions, the Lead Independent Director acts as Presiding Director. In the absence of the Lead Independent Director at any such executive session, the chair of the Audit and Finance Committee serves as Presiding Director.

Stockholders and other interested parties may communicate with the Lead Independent Director, or with any and all other members of the Board, by mail addressed to the intended recipient in care of our Corporate Secretary at salesforce.com, inc., 415 Mission Street, Third Floor, San Francisco, California 94105 (our “principal executive offices”) or by email to corporatesecretary@salesforce.com. The Corporate Secretary will periodically forward such communications or a summary thereof to the Board or the applicable director or directors.

Corporate Governance and Board Committees

The Company and the Board regularly review and evaluate the Company’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Conduct applicable to all directors, officers and employees of the Company, including our Co-Chief Executive Officers and Chief Financial Officer.

The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, and its Code of Conduct are available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices. Any substantive amendments to or waivers of the Code of Conduct relating to the executive officers or directors of the Company will be disclosed promptly on our website. The Company’s philosophy related to executive compensation is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board has also adopted a written charter for the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter is available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices.

Committees of the Board of Directors

Director	Independent	Audit	Compensation	Nominating
Marc Benioff (Chairman & Co-CEO)
Keith Block (Co-CEO)
Parker Harris
Craig Conway	✓		✓
Alan Hassenfeld	✓	✓		✓
Neelie Kroes	✓		✓
Colin Powell	✓			✓
Sanford Robertson (Lead Independent Director)	✓	✓		Chair
John V. Roos	✓		Chair
Bernard Tyson	✓			✓
Robin Washington	✓	Chair
Maynard Webb	✓	✓	✓
Susan Wojcicki	✓
Total Meetings in Fiscal 2019		8	17	6

Audit and Finance Committee.    The Audit and Finance Committee (the “Audit Committee”) oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates independent registered public accountants’ qualifications, independence and performance; determines the engagement of the independent registered public accounting firm (“independent auditors”); approves the retention of the independent auditors to perform any proposed permissible non-audit services; considers the rotation of partners of the independent auditors on the Salesforce engagement team; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management and the Company’s independent auditors and internal auditors the adequacy of internal financial controls; oversees the Company’s financial and treasury policies, strategies and capital structure; annually reviews its charter and its performance; reviews and approves the scope of the annual audit and the audit fee; oversees management’s

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

assessment and mitigation of enterprise risks, including cybersecurity risk; and discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements. The Audit Committee held eight meetings in fiscal 2019. The report of the Audit Committee is included in this Proxy Statement.

The current members of the Audit Committee are Ms. Washington, who is the committee chair, and Messrs. Hassenfeld, Robertson and Webb. The Board has determined that all members of our Audit Committee are independent and financially literate under applicable rules and regulations of the NYSE and the SEC. The Board has further determined that Ms. Washington qualifies as an “audit committee financial expert” as defined by the SEC.

Compensation Committee.     The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to compensation of the Co-CEOs and other executive officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers taking into account such evaluations. The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Compensation Committee. The Compensation Committee also oversees our equity and incentive-based plans and administers the issuance of stock options, restricted stock units and other awards under these plans. Although the Compensation Committee does not currently do so, it may delegate its authority to members of management to determine awards under the Company’s equity-based compensation plans for non-executive officer employees of the Company. The Compensation Committee has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers. The Compensation Committee also reviews and evaluates its performance, including compliance with its charter, and prepares any report required under SEC rules. The Compensation Committee held 17 meetings in fiscal 2019. A report of the Compensation Committee is included in this Proxy Statement.

The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee periodically engages an outside consultant to advise on compensation-related matters.

The current members of the Compensation Committee are Messrs. Roos, who is the committee chair, Conway and Webb and Ms. Kroes. The Board has determined that all members of the Compensation Committee are independent under the applicable rules and regulations of the NYSE and the SEC.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for: identifying individuals qualified to become members of the Board; recommending to the

Board director nominees for each election of directors; developing and recommending to the Board criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; overseeing corporate matters generally, including the development and recommendation of corporate governance principles applicable to the Company; and providing oversight in the evaluation of the Board and each committee. The Governance Committee also periodically reviews the Company’s policies and practices concerning environmental, social and governance, or “ESG,” initiatives and political contributions and lobbying activities. The Governance Committee held six meetings in fiscal 2019.

The current members of the Governance Committee are Messrs. Robertson, who is the committee chair, Hassenfeld and Tyson, and General Powell. The Board has determined that all members of the Governance Committee are independent under applicable NYSE rules.

The Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Governance Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Governance Committee through directors or management. If the Governance Committee believes that the Board requires additional candidates for nomination, the Governance Committee may engage, as appropriate, a third-party search firm to assist in identifying qualified candidates. The evaluation of these candidates may be based solely upon information provided to the Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Governance Committee deems appropriate, including the use of third parties to review candidates.

The Governance Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Governance Committee also focuses on diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe that it is essential that the Board members represent diverse viewpoints. The Governance Committee assesses its effectiveness in this regard as part of the Board evaluation process. Director candidates also must have sufficient time available in the judgment of the Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend and participate in all Board and applicable committee meetings.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Governance Committee will also seek appropriate input from the Co-CEOs from time to time in assessing the needs of the Board for relevant background, experience, diversity and skills of its members.

Stockholders may recommend director candidates for general consideration by the Governance Committee by submitting the individual’s name, qualifications and the other information set forth in our Bylaws applicable to director nominees by stockholders to the Secretary of the Company. The Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Other Committees.    Pursuant to the Company’s Bylaws, the Board may designate other standing or ad hoc committees to serve at the pleasure of the Board from time to time. For example, the Board has delegated certain authority to a Real Estate Committee (comprised of Craig Conway (chair), Neelie Kroes and Sanford Robertson), a Mergers and Acquisitions Committee (comprised of Maynard Webb (chair), Craig Conway, Sanford Robertson and Susan Wojcicki), and a Privacy Committee (comprised of Neelie Kroes (chair), John V. Roos and Susan Wojcicki). The Real Estate Committee met six times in fiscal 2019, the Mergers and Acquisitions Committee met nine times in fiscal 2019 and the Privacy Committee met three times in fiscal 2019.

Board’s Role in Risk Oversight.    The Board as a whole has responsibility for risk oversight. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The Audit Committee primarily oversees enterprise risks, including those associated with our financial statements, financial reporting, internal controls, accounting policies and cybersecurity. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. The Privacy Committee considers the risks associated with data privacy and privacy regulations and provides ethical use oversight. All committees receive regular reports from officers responsible for oversight of particular risks within the Company. The Board periodically receives reports by each committee chair regarding the committee’s considerations and actions.

Proxy Access.    The Company’s Bylaws provide procedures that allow a stockholder or a group of up to 20 stockholders that has continuously owned for at least three years 3% or more of the Company’s common stock to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to the greater of two directors or 20% of the total number of directors serving on the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Compensation of Directors

Under our compensation arrangement for non-employee directors, each non-employee director receives a fee of $12,500 per fiscal quarter. In addition, the chair of the Audit Committee receives an additional $10,000 per quarter, and the chair of each other Board committee receives an additional $5,000 per quarter. The Lead Independent Director also receives an additional $30,000 per year.

During fiscal 2019, each non-employee director received a quarterly grant of fully vested shares of our common stock for service during the respective preceding quarter with a dollar value intended to approximate $125,000 based on the average recent trading price over a period of time before the grant date. All equity awards were made pursuant to our 2013 Equity Incentive Plan.

We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with attending Board and committee meetings and other Company events.

The Board periodically evaluates the compensation of our non-employee directors, including the recommendations of the Governance Committee. The Board also considers input from the Compensation Committee’s compensation consultant, who reviews director pay levels at peer companies and provides feedback on where the Company is positioned relative to its peers.

The following table sets forth information concerning the compensation earned during fiscal 2019 by our Board members. The table excludes Messrs. Benioff, Block and Harris, who are Named Executive Officers of the Company and did not receive separate compensation as directors for fiscal 2019.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

DIRECTOR COMPENSATION FOR FISCAL 2019

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Total
Craig Conway	$ 70,000	$496,293	$566,293
Alan Hassenfeld	$ 50,000	$496,293	$546,293
Neelie Kroes	$ 60,000	$496,293	$556,293
Colin Powell	$ 50,000	$496,293	$546,293
Sanford Robertson	$100,000	$496,293	$596,293
John V. Roos	$ 85,000	$496,293	$581,293
Bernard Tyson	$ 50,000	$496,293	$546,293
Robin Washington	$ 90,000	$496,293	$586,293
Maynard Webb	$ 70,000	$496,293	$566,293
Susan Wojcicki	$ 50,000	$496,293	$546,293
(1)

Stock awards consist solely of grants of fully vested shares of Salesforce common stock. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the stock grant by the closing price of our common stock on the date of grant. No non-employee directors held unvested stock awards as of the end of fiscal 2019.

(2)

During fiscal 2019, all non-employee directors received stock awards of fully vested shares of Salesforce common stock on February 22, 2018, May 22, 2018, August 22, 2018 and November 22, 2018, with grant date fair values of $132,210, $129,580, $130,935 and $103,568, respectively.

Director Stock Ownership Requirement

The Board’s stock ownership policy provides that each non-employee director is required to attain, by the fifth anniversary of such director’s initial election to the Board, a minimum share ownership position of the lesser of (i) 7,500 shares of common stock or (ii) such number of shares of common stock having an aggregate value of $400,000. As of April 1, 2019, all non-employee directors were in compliance with this stock ownership policy.

16	2019 Proxy Statement

SUSTAINABILITY, EQUALITY, AND PHILANTHROPY AT SALESFORCE

SUSTAINABILITY, EQUALITY, AND PHILANTHROPY AT SALESFORCE

We believe the business of business is improving the state of the world for all of our stakeholders, including our stockholders, customers, employees, community, environment and society. We are committed to creating a sustainable, low-carbon future, advancing equality, and fostering employee success. We try to integrate social good into everything we do. All of these goals align with our long-term growth strategy and financial and operational priorities.

Protecting Our Planet

We are working to play a meaningful role in creating a sustainable, low-carbon future by integrating sustainability into our business operations. This includes managing our own environmental footprint as we continue to grow. In fiscal 2018, we achieved net-zero greenhouse gas emissions and began delivering a carbon-neutral cloud for all customers, and in fiscal 2019 we remained a net-zero greenhouse gas emissions company, continued delivering a carbon-neutral cloud for all customers and procured electricity from renewable energy resources equivalent to 55 percent of what we used globally. We are working toward a goal of 100 percent renewable energy for our global operations, and our data center site selection, green office initiatives, and energy sourcing practices are designed to help manage our future carbon emissions. For example, we have signed four virtual power purchase agreements (“VPPAs”). This includes two agreements that were signed in fiscal 2019: our largest VPPA to date with a new wind energy project in Illinois, which is expected to be operational in fiscal year 2020, and our first-ever renewable energy aggregation deal with a new solar energy project in North Carolina which is expected to be operational in fiscal 2021. Also, the three buildings at our corporate headquarters in San Francisco sourced 100 percent renewable energy in fiscal 2019. We are committed to leveraging our people, technology and resources to help environmental causes around the world.

Fostering Employee Success

Equality is a core value of Salesforce. We have spearheaded human capital management initiatives to drive equality in four key areas: equal rights, equal pay, equal education and equal opportunity. This includes our ongoing public commitment to eliminate gender-based wage disparities in our workforce. In fiscal 2017, we initiated our Equal Pay Assessment and subsequently adjusted our pay practices to eliminate statistically significant gender-associated differences in pay, committing approximately $10.3 million to this end to date. As part of our ongoing work in this regard, we review the salaries and bonuses of our global workforce on an annual basis to promote equality in pay and close any unexplained gaps. We also review differences in pay for not only gender, but also race and ethnicity in the United States.

The Company has developed robust policies to evaluate pay levels throughout the organization. At Salesforce, we assess and target pay equity across our entire organization on an ongoing basis. As part of our overall commitment to advancing pay equity for all of our employees, we have pledged to evaluate our workforce on an ongoing basis to ensure that employees performing similar work at the same level are paid consistently. In addition, the Co-CEO pay ratios have been reviewed with our Compensation Committee and are among the factors it considers when making executive compensation decisions.

Giving Back

From our very inception, Salesforce has been committed to giving back. We pioneered and have inspired other companies to adopt our 1-1-1 integrated philanthropy model, which leverages 1 percent of a company’s equity, employee time and product to help improve communities around the world. Together with the Salesforce Foundation, a 501(c)(3) nonprofit organization, and Salesforce.org, a nonprofit social enterprise, we have given approximately $260 million to charitable organizations, logged more than 3.8 million employee volunteer hours around the world and provided more than 40,000 nonprofit and higher education organizations with the use of our service offerings for free or at a discount. In February 2018, we were ranked first on Fortune’s “Best Workplaces for Giving Back.” We believe that a company can do well, while also doing good in the world.

You can read more about these initiatives at:

https://www.salesforce.com/company/sustainability/.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 1, 2019 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each Named Executive Officer; and (iv) all current directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Except as set forth below, the address of each stockholder listed in the following table is salesforce.com, inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105. Applicable percentage ownership for our directors and executive officers in the following table is based on 770,767,752 shares of Salesforce common stock outstanding as of March 1, 2019, plus, as applicable, each holder’s options or other equity awards vesting or exercisable within 60 days thereof.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Five Percent Stockholders

FMR LLC (1)	89,110,507	11.6%
245 Summer Street, Boston, Massachusetts 02210

The Vanguard Group (2)	56,624,919	7.3%
100 Vanguard Boulevard, Malvern, PA 19355

BlackRock, Inc. (3)	51,270,156	6.7%
55 East 52nd Street, New York, New York 10022
Directors and Named Executive Officers

Marc Benioff (4)	35,984,699	4.7%

Keith Block (5)	627,261	*

Craig Conway	9,887	*

Parker Harris (6)	2,773,866	*

Alan Hassenfeld (7)	126,977	*

Mark Hawkins (8)	80,888	*

Neelie Kroes	9,801	*

Colin Powell	56,938	*

Sanford R. Robertson	147,427	*

John V. Roos	11,932	*

Srinivas Tallapragada (9)	298,039	*

Bret Taylor (10)	1,437,593	*

Bernard Tyson	6,122	*

Robin Washington	37,827	*

Maynard Webb	39,408	*

Susan Wojcicki	98,047	*

Current Directors and Executive Officers as a Group (20 Persons) (11)	42,448,105	5.5%
*	Less than 1%.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS (CONTINUED)

(1)

Based upon a Schedule 13G/A filed with the SEC on February 13, 2019 by FMR LLC, on behalf of itself, Crosby Advisors LLC, FIAM LLC, Fidelity Institutional Asset Management Trust Company BK, Fidelity Management & Research (Hong Kong) Limited IA, Fidelity Management & Research Company IA, FMR Co., Inc. and Strategic Advisers LLA IA.

(2)	Based upon a Schedule 13G/A filed with the SEC on February 13, 2019 by The Vanguard Group on behalf of itself, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.
(3)

Based upon a Schedule 13G/A filed with the SEC on February 11, 2019 by BlackRock, Inc., on behalf of itself, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co. Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, Future Advisor Inc., BlackRock Investment Management (UK) Ltd., BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd.

(4)

Includes 4,403,899 shares issuable upon the exercise of options vested and exercisable as of March 1, 2019 or, assuming continued service to the Company, vesting within 60 days of March 1, 2019. All other shares are held in the Marc R. Benioff Revocable Trust.

(5)

Includes 603,172 shares issuable upon the exercise of options vested and exercisable as of March 1, 2019 or, assuming continued service to the Company, vesting within 60 days of March 1, 2019 and upon settlement of RSUs vesting within 60 days of March 1, 2019.

(6)

Includes 778,829 shares issuable upon the exercise of options vested and exercisable as of March 1, 2019 or, assuming continued service to the Company, vesting within 60 days of March 1, 2019 and upon settlement of RSUs vesting within 60 days of March 1, 2019. Also includes 1,969,491 shares held in trusts.

(7)	Includes 1,350 shares held by a family member.
(8)

Includes 58,848 shares issuable upon the exercise of options vested and exercisable as of March 1, 2019 or, assuming continued service to the Company, vesting within 60 days of March 1, 2019 and upon settlement of RSUs vesting within 60 days of March 1, 2019.

(9)

Includes 273,746 shares issuable upon the exercise of options vested and exercisable as of March 1, 2019 or, assuming continued service to the Company, vesting within 60 days of March 1, 2019 and upon settlement of RSUs vesting within 60 days of March 1, 2019.

(10)

Includes 53,008 shares issuable upon the exercise of options vested and exercisable as of March 1, 2019 or, assuming continued service to the Company, vesting within 60 days of March 1, 2019 and upon settlement of RSUs vesting within 60 days of March 1, 2019. Also includes 260,424 shares held in trusts.

(11)

Includes 6,773,143 shares issuable upon the exercise of options vested and exercisable as of March 1, 2019 or, assuming continued service to the Company, vesting within 60 days of March 1, 2019, and upon the settlement of RSUs vesting, assuming continued service to the Company, within 60 days of March 1, 2019.

2019 Proxy Statement	19

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants: the 2004 Employee Stock Purchase Plan (the “ESPP”) and the 2013 Equity Incentive Plan (the “2013 Equity Plan”), which have both been approved by stockholders, and the 2014 Inducement Equity Incentive Plan (the “2014 Inducement Plan”), which has not been approved by stockholders. We have also assumed certain plans in connection with acquisitions, which plans have not been approved by Salesforce’s stockholders.

The following table sets forth information regarding outstanding stock options and restricted stock units as well as shares reserved for future issuance under the foregoing plans as of January 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	39,533,275(2)	$46.02	67,408,451(3)
Equity compensation plans not approved by stockholders	7,565,686(4)	$13.84	465,607(5)

Total	47,098,961	$40.85	67,874,058

(1)	The weighted average exercise price of outstanding options, warrants and rights includes the purchase price of $0.001 per restricted stock unit.
(2)

Consists of options and restricted stock units granted under the 2013 Equity Plan. Performance-based restricted stock units are for purposes of this column assumed to be payable at 100% of target. If instead the maximum amount of shares were achieved, the number of securities to be issued would be 40,153,351.

(3)	Consists of 4,066,747 shares available under the ESPP and 63,341,704 shares available under the 2013 Equity Plan. Offerings under the ESPP were authorized by the Board of Directors in September 2011.
(4)

Consists of shares issuable under the 2014 Inducement Plan and the following plans, which have been assumed by us in connection with certain of our acquisition transactions: the Assistly, Inc. 2009 Stock Plan assumed by us with our acquisition of Assistly, Inc. in September 2011; the Model Metrics, Inc. 2008 Stock Plan assumed by us with our acquisition of Model Metrics, Inc. in December 2011; the Buddy Media, Inc. 2007 Equity Incentive Plan assumed by us with our acquisition of Buddy Media, Inc. in August 2012; the EdgeSpring, Inc. 2010 Equity Incentive Plan assumed by us with our acquisition of EdgeSpring, Inc. in June 2013; the ExactTarget, Inc. 2008 Equity Incentive Plan assumed by us with our acquisition of ExactTarget, Inc. in July 2013; the RelateIQ, Inc. 2011 Stock Plan assumed by us with our acquisition of RelateIQ, Inc. in August 2014; the SteelBrick Holdings, Inc. 2013 Equity Incentive Plan assumed by us with our acquisition of SteelBrick Inc. in December 2015; the MetaMind, Inc. 2014 Stock Incentive Plan assumed by us with our acquisition of MetaMind, Inc. in April 2016 (the “MetaMind Plan”); the Demandware, Inc. 2012 Stock Incentive Plan assumed by us with our acquisition of Demandware, Inc. in July 2016; the Backchannel, Inc. 2012 Equity Incentive Plan assumed by us with our acquisition of Quip, Inc. in August 2016; the BeyondCore, Inc. 2007 Stock Incentive Plan and the BeyondCore, Inc. 2016 Equity Incentive Plan assumed by us with our acquisition of BeyondCore, Inc. in August 2016; the Krux Digital, Inc. 2010 Stock Plan assumed by us with our acquisition of Krux Digital, Inc. in November 2016; the CloudCraze Software LLC 2016 Omnibus Incentive plan assumed by us with our acquisition of CloudCraze LLC in April 2018; the MuleSoft, Inc., 2006 Stock Plan, MuleSoft, Inc. 2016 Equity Incentive Plan, and MuleSoft, Inc. 2017 Equity Incentive plan, each assumed by us with our acquisition of MuleSoft, Inc. in May 2018; and the Datorama Inc. 2012 Stock Incentive Plan assumed by us in connection with our acquisition of Datorama, Inc. in August 2018.

(5)	Consists of the 2014 Inducement Plan and the MetaMind Plan. The material features of the 2014 Inducement Plan are described below.

Material Features of the 2014 Inducement Equity Incentive Plan

The 2014 Inducement Plan was established by the Board in July 2014 with the purpose of attracting, retaining and incentivizing employees in furtherance of Salesforce’s success. In accordance with NYSE rules, this plan is used to offer equity awards as material inducements for new employees to join Salesforce, typically in connection with acquisitions. As of July 2014, 335,000 shares of common stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards. In addition, 319,957 shares that were previously authorized for issuance under the Prior Inducement Plan as of July 9, 2014 were added to the 2014 Inducement Plan and any shares subject to outstanding awards under the Prior Inducement Plan that, after July 9, 2014, otherwise would have returned to the Prior Inducement Plan under its terms (for example, due to the expiration or forfeiture of an award under the Prior Inducement Plan) will become available for issuance under the 2014 Inducement Plan, provided that the maximum number of such shares will not exceed 2,750,000. In September 2016, an additional 2,250,000 shares were reserved and authorized for issuance under the 2014 Inducement Plan. The 2014 Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our common stock on the date of grant. The Company has also granted restricted stock unit awards under the 2014 Inducement Plan. As of January 31, 2019, 352,386 shares of Salesforce common stock remained available for issuance under the 2014 Inducement Plan.

20	2019 Proxy Statement

A LETTER FROM OUR COMPENSATION COMMITTEE

A LETTER FROM OUR COMPENSATION COMMITTEE

April 25, 2019

Dear Fellow Stockholders,

We would like to thank you for your continued support of Salesforce. As directors and members of the Compensation Committee, we represent you, our stockholders, and take this responsibility very seriously. Our overarching compensation philosophy is to provide compensation that is competitive and motivating in a fiercely competitive industry while also being highly performance-based to ensure that our management team is closely aligned with the Company’s strategic goals and our stockholders’ long-term interests.

Leveraging Strengths from Our Co-CEO Leadership Model

In August 2018 the Board promoted Keith Block to the role of Co-CEO. Keith previously served as our Vice Chairman, President and Chief Operating Officer, and has served as a Director since joining Salesforce in June 2013. Keith’s outstanding operational expertise and corporate leadership experience have made him a trusted partner to Marc Benioff, our Co-Founder and Co-CEO, in running the Company for the past nearly six years. The Co-CEO leadership model represents a formalized continuation of the working relationship between Marc and Keith that evolved over time as they have executed a strategic plan that has fueled growth, solidified our leadership in the market, and made Salesforce the global leader in CRM.

In their respective roles as Co-CEOs, Marc is able to focus on vision, architecture, products, marketing and culture. Keith, in turn, is able to focus on sales execution, customer engagement, finance, and professional services and support. In this way, the Company is able to leverage each of the Co-CEO’s unique strengths and backgrounds to lead Salesforce and its employees, customers and partners into the future.

Continuing Our Growth Trajectory at Scale

Salesforce had another year of outstanding financial performance in fiscal 2019, continuing a trend of strong, durable top-line and operating cash flow growth. The Company delivered more than $13.2 billion in revenue, surpassing $13 billion in revenue faster than any other enterprise software company in history. In addition, Salesforce continues to grow internationally, expanding across industries and leveraging its partner ecosystem. A relentless focus on innovation and our customers fuels our success and unprecedented growth at scale.

A key foundation to our past success and future trajectory is the Company’s strong culture. Core to that culture is a focus on our people. We benefit from the leadership of an extremely talented executive management team, including our Co-CEOs, who together with Salesforce’s more than 35,000 dedicated employees, have redefined the customer experience and made Salesforce mission-critical to companies of every size and industry. Our unwavering commitment to making our customers successful and building a world that is not only prosperous, but also sustainable and offers opportunity for all, has earned Salesforce repeated recognition in the highest rankings of FORTUNE’s “100 Best Companies to Work For” list and in Forbes’ “World’s Most Innovative Companies.”

Evolving Our Compensation Program

Over the past several years, our compensation program has evolved to align with the Company’s strategic goals and to reflect stockholder input. Changes have included the introduction of an additional performance-based element (PRSUs) to the pay mix and a shift in the timing of our annual equity award cycle from November to March to better align equity award decision-making with the timing of our full-year business results. These changes have resulted in recent year-over-year Summary Compensation Table compensation fluctuations. For example, as a result of the shift in timing of our annual equity grant cycle, the Summary Compensation Table does not include equity awards for fiscal 2018, and for fiscal 2019, includes equity awards sized to cover 1.33 years due to the one-time delay in our grant cycle.

In designing the compensation structure for our new Co-CEO model, the Committee sought to carry forward recent compensation program changes while incorporating feedback from stockholders. To this end, the Committee continued to prioritize an incentive structure emphasizing long-term business performance and stockholder alignment by making performance-based equity awards by far the most significant portion of total compensation. Another primary objective for the Committee was to limit the incremental compensation cost resulting from moving to the Co-CEO model. Importantly, the Board did not fill the Chief Operating Officer position following Keith’s promotion to Co-CEO, and combined Co-CEO compensation has remained comparable to prior levels.

2019 Proxy Statement	21

A LETTER FROM OUR COMPENSATION COMMITTEE (CONTINUED)

Looking ahead, as our business evolves and grows under the leadership of Marc and Keith, the Committee seeks to maintain a compensation program that continues to support Salesforce’s strategic goals through a pay-for-performance philosophy, while minimizing year-over-year fluctuations. Further detail on fiscal 2020 Co-CEO compensation will be included in our proxy statement next year. However, the Committee believes it is important to provide some information and context on fiscal 2020 decisions now, in the context of the ongoing evolution of our executive compensation program. As a result, summary information on fiscal 2020 decisions is included on pages 33 and 34.

Ongoing Stockholder Engagement

We continue to believe in the importance of stockholder engagement and value the views of our stockholders, which are regularly shared with the full Board. The feedback we receive from discussions with stockholders is a critical factor in the Committee’s decision-making processes, as evidenced by the evolution of our executive compensation program. This continued evolution resulted in strong support from stockholders on the advisory vote on our executive compensation program at the 2017 and 2018 Annual Meetings. We are committed to maintaining a compensation structure that aligns pay with performance, drives long-term value creation, and reflects the perspectives of our stockholders. We truly appreciate the constructive discussions we have had with you over the past several years and look forward to ongoing dialogue.

Thank you for your continued support and investment in Salesforce.

Sincerely,

The Compensation Committee

John V. Roos (Chair)

Craig Conway

Neelie Kroes

Maynard Webb

22	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation program, providing an overview of our executive compensation philosophy, policies, practices and the corresponding pay decisions for our “Named Executive Officers” (“NEOs”). Specifically, it describes how and why the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) arrived at the specific executive compensation decisions for and during fiscal 2019 (February 1, 2018 – January 31, 2019) and the key factors the Committee considered in making those decisions.

Named Executive Officers

For fiscal 2019, our NEOs included our principal executive officers, our principal financial officer and the three next most highly compensated executive officers, who were:

•	Marc Benioff, our Chairman of the Board and Co-Chief Executive Officer (“Co-CEO”);

•	Keith Block, our Co-CEO;

•	Mark Hawkins, our President and Chief Financial Officer (“CFO”);

•	Parker Harris, our Co-Founder and Chief Technology Officer;

•	Srinivas Tallapragada, our President, Technology; and

•	Bret Taylor, our President and Chief Product Officer.

Executive Summary

Business Overview and Fiscal 2019 Performance Highlights

Salesforce is a global leader in customer relationship management (“CRM”) technology that enables companies to improve their relationships and interactions with customers. Founded in 1999, Salesforce empowers companies of every size and industry to connect with their customers in new ways through existing and emerging technologies, including cloud, mobile, social, Internet of Things and artificial intelligence, to grow their business and work more productively. Salesforce is the fastest growing top-five enterprise software company in the world. In fiscal 2019, Salesforce surpassed $13 billion in annual revenue, reaching that milestone faster than any other enterprise software company. Salesforce has earned repeated recognition in the highest rankings of Fortune’s “100 Best Companies to Work For” and Forbes’ “World’s Most Innovative Companies.”

In fiscal 2019, the Company delivered significant growth and strong financial performance, including:

•	Revenue. Fiscal 2019 revenue grew by 26% year-over-year.

•	Operating Cash Flow. Fiscal 2019 operating cash flow grew by 24% year-over-year.

•	Unearned Revenue. Fiscal 2019 unearned revenue (representing amounts that have been invoiced for which the revenue recognition criteria has not yet been met) grew by 22% year-over-year.

•

Remaining Performance Obligation.    Fiscal 2019 remaining performance obligation (representing future revenues that are under contract but have not yet been recognized, which includes unearned revenue) grew by 25% year-over-year.

(1)	Revenues for fiscal 2017, 2018 and 2019 reflect the retrospective adoption of Accounting Standards Update 2014-09, “Revenue from Contracts with Customers”

2019 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Return to Stockholders

We have delivered significant long-term total stockholder return (“TSR”) as evidenced by the chart below, which shows how a $100 investment in Salesforce on January 31, 2014 would have grown to $251 on January 31, 2019. The chart also compares the TSR on an investment in our common stock to the same investment in the S&P 500 Index, the Nasdaq Computer & Data Processing Index and the Nasdaq 100 Index over the last five fiscal years.

	1/31/2014	1/31/2015	1/31/2016	1/31/2017	1/31/2018	1/31/2019
salesforce.com	$100	$93	$112	$131	$188	$251
S&P 500 Index	$100	$112	$109	$128	$158	$152
Nasdaq Computer & Data Processing Index	$100	$118	$124	$153	$216	$212
Nasdaq 100 Index	$100	$118	$122	$145	$197	$196

Data for the Standard & Poor’s 500 Index, the Nasdaq Computer & Data Processing Index and the Nasdaq 100 Index assume reinvestment of dividends. The comparisons in the graph above are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

As shown above, the Company has shown consistently strong performance with a stock price that has appreciated substantially over the past five years. For example, our closing stock price on January 31, 2014 was $60.53, and our closing stock price on January 31, 2019 was $151.97, approximately 2.5x the January 2014 stock price.

Fiscal 2019 Compensation Program—Highlights

Highlights of our fiscal 2019 executive compensation program were:

•

Changed Annual Equity Award Grant Cycle Timing.    As reported in last year’s proxy statement, in fiscal 2018 our Compensation Committee decided to shift the timing of our annual equity award cycle from November to March to align with other year-end performance evaluations when making annual equity award decisions. As a result of this shift in timing, our NEOs did not receive any equity grants in fiscal 2018. As a result, and as we reported in last year’s proxy statement, the equity awards granted in March 2018 compensated our executives for, and reflected strong performance over, a 16-month period. In determining the fiscal 2019 equity award amounts, the Compensation Committee took into account this delay in the equity grant cycle as well as outstanding Company and individual performance during fiscal 2018.

•

Appointed Mr. Block as Co-CEO.    In August 2018, our Board appointed Keith Block as Co-CEO of the Company. In connection with his promotion, Mr. Block’s annual base salary increased from $1,250,000 to $1,435,000 and his annual target bonus increased from 100% to 200% of his base salary.

24	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•

Expanded PRSU Program.    In fiscal 2019, the Compensation Committee further expanded the use of PRSUs to all Executive Vice Presidents and above, with our NEOs receiving at least 25% of their total target value of equity awards in the form of PRSUs (and 60% for Mr. Benioff and, beginning in fiscal 2020, Mr. Block), with target payout requiring 60th percentile relative TSR performance.

•

Maintained Marc Benioff Target Total Cash Compensation at Fiscal 2016 Level.    For the fourth year in a row, the Compensation Committee maintained Mr. Benioff’s base salary and target bonus at fiscal 2016 levels.

•

Reviewed and Reinstated Coverage of Marc Benioff’s Personal Security Arrangements.    After seeking specific feedback from our major institutional investors on this topic, reviewing factors relevant to Mr. Benioff’s security profile and the overall security climate, and discussing this topic with the full Board, our Compensation Committee concluded that for fiscal 2019 the Company would re-assume responsibility for certain aspects of Mr. Benioff’s personal security program. More details are provided on this decision on page 31.

Stockholder Outreach, Board Responsiveness, Program Evolution

Our Board and Compensation Committee value our stockholders’ views on our executive compensation program, as communicated through our outreach and engagement efforts and through our stockholders’ voting decisions. We take seriously, and believe it is important to respond to, stockholder input on our executive compensation programs. Our Compensation Committee has put considerable thought and care into evolving our executive compensation program over the last few years. We conduct extensive ongoing outreach with our stockholders. Since our 2018 annual meeting, we have met directly (in person or via telephone) with stockholders who own approximately 85% of our stock on compensation, governance, financial, strategic and other matters. The stockholder perspectives that we receive, through direct engagement as well as through voting decisions, provide valuable insight and have continued to help influence our program.

For example, over the past four fiscal years we have:

•	Implemented performance-based restricted stock units (“PRSUs”) for Mr. Benioff in fiscal 2016;

•	Extended the use of PRSUs to all NEOs in fiscal 2017 and then further extended the use of PRSUs to all Executive Vice Presidents and above in fiscal 2019;

•	Required above-median relative TSR performance (60th percentile) to achieve target payouts for all PRSUs;

•	Continued to maintain rigorous performance goals each year for our cash incentive plan, including performance targets that exceed our publicly announced financial guidance;

•

Changed the timing of our annual equity award cycle to better align with the Company’s fiscal year, so that the Compensation Committee can evaluate recent full fiscal year Company and individual performance when making annual equity grant decisions; and

•	Increased share ownership requirements for the Board and executives in fiscal 2016.

The changes that we have made over the past four years have been responsive to feedback received from our stockholders. We believe these changes will serve to advance our compensation practices and governance in a manner that both benefits stockholders and continues to align with our strategy and pay philosophy.

Compensation Philosophy and Practices

Compensation Philosophy, Objectives and Challenges

Philosophy and Objectives.    Our compensation philosophy is driven by our objective to attract and retain the premier talent needed to lead our Company in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our executives with those of our stockholders for the long term. To accomplish this, we use compensation structures directly tied to the performance of our common stock, as well as key drivers of Company performance, including revenue, operating cash flow and non-GAAP income from operations. Our executive compensation is aligned with our overall business strategy, with a focus on driving growth and long-term value for our stockholders.

Our executive compensation program is structured to use a mix of base salary, annual performance-based cash incentive awards and long-term equity awards to incentivize and reward those individuals who make the greatest contributions to our performance and creation of stockholder value over time. The majority of our executive compensation is variable, with the largest portion in the form of long-term equity awards.

Challenges.    We operate in a highly competitive market and industry, and the competition for executive talent continues to intensify. The challenges we face in hiring and retaining executives are due to a number of factors, including:

•	Highly Competitive Cloud Computing Industry — We are a pioneer in the innovative and highly competitive enterprise cloud computing market. We are, however, an established, large public company, and some prospective executives may believe there is less opportunity to realize significant appreciation through equity compensation at an established public company of our size as compared with a privately held start-up or early stage public company. Further, some of our competitors are much larger than we are and may be able to offer higher compensation.

2019 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	Fiercely Competitive Employee Retention Environment — In the technology industry, there is substantial and continuous competition for executives with the experience and aptitude to motivate and lead engineers in designing, developing and managing software and Internet-related services, as well as qualified sales and operations personnel familiar with the technology industry. Our headquarters are located in the San Francisco Bay Area, where competition for executive talent is particularly fierce. Further, our success has made our employees and executives more attractive as candidates for employment with other companies, and they are subject to significant ongoing recruiting efforts by other companies in the technology industry.

•	High Growth — We are a high-growth company that continues to experience rapid changes to our technology, personnel and business tactics. We have experienced rapid growth in the geographic breadth and technical scope of our operations, along with the number of personnel we employ. Not all executives desire or are suited to manage in such an environment, making the services of our current executives more valuable and in some cases hindering our efforts to recruit new executives.
•	Executive Background — We seek to recruit and retain experienced executives with specific skills in key functional areas who have worked in a high-growth environment comparable to ours. The number of executives with the most desirable experience is relatively low and proven executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our executive compensation packages.

Given this competitive environment, our compensation program is designed to be competitive with those companies with whom we compete for talent and to strengthen our ability to attract and retain the caliber of employees we need to sustain our industry-leading success.

Compensation and Governance Practices and Policies

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of our key executive compensation and corporate governance practices.

What We Do	What We Don’t Do

✓ Actively engage in year-round dialogue with our stockholders and incorporate feedback into our compensation programs	× No pension plans or Supplemental Executive Retirement Plans

✓ Significant portion of compensation for Named Executive Officers is at risk, based on both the Company’s absolute performance and performance relative to peers	× No stock option repricing

✓ Provide compensation mix that more heavily weights variable pay	× No hedging or pledging of our securities

✓ PRSUs granted to all executive officers, including our NEOs	× No excise tax gross-ups upon a change of control

✓ Rigorous goal-setting, including PRSUs that require above-median (60th percentile) relative performance to earn target payout

✓ Stringent stock ownership requirements apply to all executives and directors

✓ Annual advisory vote on executive compensation

✓ Regular reviews of executive compensation and peer group data

✓ Compensation clawback policy applies to performance-based cash and equity programs

✓ An independent compensation consultant advises the Compensation Committee

✓ Double-trigger cash, option and restricted stock unit (“RSU”) change of control benefits

✓ Regularly assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs

26	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Elements and Compensation for Named Executive Officers

We award cash compensation to our NEOs in the form of base salaries and annual cash incentives under our Kokua Bonus Plan, and we award equity compensation in the form of stock options, RSUs and PRSUs. To a lesser extent we also provide certain other benefits, generally consistent with what we provide to other employees, as described further below. We believe that each of these compensation elements is necessary to attract and retain individuals in a very competitive market for executive talent.

A description of our key pay elements, the applicable performance measures and the rationale for each element is set forth in the following table:

Base Salaries

We believe we must offer competitive base salaries to attract, motivate and retain all employees, including our executives. The Compensation Committee has generally set the base salaries for our executives, including the NEOs other than our Co-CEOs, based on three primary factors:

•	a comparison to the base salaries paid by the companies in our compensation peer group;

•	the overall compensation that each executive may potentially receive during his or her employment with us; and

•	internal parity considerations with respect to the base salaries of other executives who are comparably situated in terms of reporting structure and level of responsibility.

At the beginning of fiscal 2019, the Compensation Committee conducted a review of our executive compensation program for purposes of determining the base salaries and bonus opportunities for our executives for fiscal 2019, taking into account the above factors as well as overall Company and individual performance and the roles and responsibilities of each of our executives. The Compensation Committee approved an increase in Mr. Hawkins’s base salary after considering market data and peer practices. Thereafter, in connection with Mr. Tallapragada’s promotion to President, Technology in June 2018 and Mr. Block’s promotion to Co-CEO in August 2018, the Compensation Committee further adjusted their respective base salaries to reflect their new roles and increased responsibilities. The below table reflects the base salary for each NEO as of the end of fiscal 2019:

Named Executive Officer	Fiscal 2019 Base Salary	Change from Fiscal 2018

Mr. Benioff	$1,550,000	No change

Mr. Block	$1,435,000	25%

Mr. Hawkins	$ 900,000	20%

Mr. Harris	$1,000,000	11%

Mr. Tallapragada	$ 900,000	—(1)

Mr. Taylor	$ 900,000	—(1)

(1)	Neither Mr. Tallapragada nor Mr. Taylor were NEOs in prior years.

Performance-Based Cash Bonuses

We provide annual performance-based cash incentive awards linked to achievement against certain corporate performance goals under our broad-based Kokua Bonus Plan. The Compensation Committee believes that the annual performance metrics used in the bonus plan contribute to driving long-term stockholder value, play an important role in influencing executive

2019 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

performance and are an important component of our compensation program to help attract, motivate and retain our executives and other employees.

Under the Kokua Bonus Plan, the Compensation Committee establishes two bonus pool targets: one for our executive officers, including the NEOs, and a second for non-executive officers and below. Each pool may be funded based on achievement of certain Company performance goals pre-established by the Committee for each of the groups. Funding of the pool applicable to executive officers is capped at 100%, unless otherwise determined by the Compensation Committee. The performance goals applicable to executive officers in fiscal 2019 are discussed in more detail below.

Typically, after the first half of the fiscal year, we pay 25% of the full target bonus amount, and after the end of the fiscal year, we pay the remaining amount. The remaining amount is determined based on the level of achievement against the applicable Company performance goals, and may also take into account individual performance.

The Compensation Committee administers the Kokua Bonus Plan with respect to our executive officers and determines the amounts of any awards under this plan to our executive officers. Once the pool is funded, individual bonus amounts are determined by the Compensation Committee for each of our executive officers. Such individual bonus amounts are capped at 125% of target. The Committee may increase or decrease awards under this plan in its discretion based on factors the Committee deems appropriate, including an assessment of individual performance and input from our Co-CEOs. Historically the Compensation Committee has determined not to pay more than 100% of the target bonus to each of our executive officers.

Fiscal 2019 Target Cash Bonus Opportunity

To establish our executive officers’ individual target cash bonus opportunities, which are expressed as a percentage of base salary, the Compensation Committee considers competitive pay data, input from its compensation consultant, and the level, position, objectives and scope of responsibilities of each executive, as well as considerations of internal parity among similarly situated Company executives.

At the beginning of fiscal 2019, based on its review of our executive compensation program, peer company data, and the other factors described above, the Compensation Committee approved NEO target annual cash bonus opportunities for fiscal 2019. Thereafter, in fiscal 2019 in connection with Mr. Tallapragada’s promotion to President, Technology in June 2018 and Mr. Block’s promotion to Co-CEO in August 2018, the

Compensation Committee further adjusted their respective target bonus opportunities to reflect their new roles and increased responsibilities. The below table reflects the target bonus opportunity for each NEO for fiscal 2019:

Named Executive Officer	Fiscal 2019 Target Cash Bonus Percentage*		Fiscal 2019 Target Cash Bonus Opportunity		Change from Fiscal 2018
Mr. Benioff	200%		$3,100,000		No change
Mr. Block	200%	(1)	$2,013,750	(1)	75%
Mr. Hawkins	100%		$900,000		20%
Mr. Harris	100%		$1,000,000		11%
Mr. Tallapragada	100%		$855,000	(2)	—(3)
Mr. Taylor	100%		$900,000		—(3)

*	As a percentage of base salary.
(1)

Mr. Block’s Fiscal 2019 Target Cash Bonus Opportunity is calculated as the sum of 100% of his base salary through the date of his promotion to Co-CEO and 200% of his base salary from the date of his promotion to Co-CEO through the end of the fiscal 2019.

(2)	Mr. Tallapragada’s bonus is calculated at 100% of his base salary as earned in fiscal 2019.
(3)	Neither Mr. Tallapragada nor Mr. Taylor were NEOs in prior years.

The Compensation Committee maintained Mr. Benioff’s target bonus opportunity at 200% of base salary for fiscal 2019. In connection with Mr. Block’s promotion to Co-CEO, his target bonus opportunity was increased from 100% of base salary to 200% of base salary commensurate with his increased responsibilities as Co-CEO and to coincide with Mr. Benioff’s target bonus opportunity.

Fiscal 2019 Cash Bonus Pool Payout Metrics, Performance and Fiscal 2019 Payouts

For fiscal 2019, the amount of the bonus pool for executive officers was based on our performance during the fiscal year compared to pre-established target levels for three equally weighted measures. The Compensation Committee believes that these measures and this weighting are appropriate to incentivize achievement of certain annual corporate performance goals that further our strategy and that are used by investors to evaluate our financial performance.

The Compensation Committee believes that targets for the cash pool should be rigorous and challenging and therefore for fiscal 2019 it again set the targets at levels exceeding the financial guidance the Company publicly announced at the beginning of the fiscal year. Additionally, as shown below, the fiscal 2019 targets were significantly higher than the fiscal 2018 targets.

28	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Annual Bonus Performance Metric Targets

(all amounts in millions)

	Fiscal 2018			Fiscal 2019
	Guidance*	Target	Actual	Guidance		Target	Actual	Achievement
Revenue	$10,150 - $10,200	$10,298	$10,480	$12,660 - $12,710	**	$12,846	$12,851	Exceeded
Operating Cash Flow	$2,594 - $2,616	$2,625	$2,738	$3,286 - $3,313	***	$3,375	$3,548	Exceeded
Non-GAAP Income from Operations	N/A	$1,516	$1,520	N/A		$2,265	$2,297	Exceeded

*	Guidance as published at the beginning of fiscal 2018 on February 28, 2017.
**	Guidance as published on April 2, 2018, after the Company adopted new accounting standards ASC 606, ASC 340-40 and ASU 2016-01.
***	Guidance as published at the beginning of fiscal 2019 on February 28, 2018.

For purposes of the Kokua Bonus Plan, “Revenue” is defined as our GAAP revenues, as may be adjusted to exclude certain acquisitions. “Operating Cash Flow” is defined as our GAAP operating cash flow. “Non-GAAP Income from Operations” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets), as adjusted to exclude certain acquisitions and not including the impact of amounts payable under the Kokua Bonus Plan.

In fiscal 2019 the Company adopted two new accounting standards that impacted the revenue and non-GAAP income from operations performance targets. The targets stated above for fiscal 2019 incorporate the effects of these newly adopted accounting changes.

The Compensation Committee believes that basing the executive officer bonus pool under the Kokua Bonus Plan on these measures aligns executive incentives with stockholder interests in accordance with our compensation philosophy.

The Compensation Committee has the discretion to increase or decrease the bonus amounts actually paid to individual executives but did not exercise such discretion for fiscal 2019 awards, although the Company’s performance for fiscal 2019 exceeded the target for all three measures. Instead, the Compensation Committee continued to cap funding of the executive officer bonus pool and set the amounts payable to each individual NEO with respect to fiscal 2019 at 100% of the target opportunity.

Accordingly, the cash bonuses paid to the NEOs for fiscal 2019 under the Kokua Bonus Plan were:

Named Executive Officer	Fiscal 2019 Bonus Payment
Mr. Benioff	$3,100,000
Mr. Block	$2,013,750	(1)
Mr. Hawkins	$ 900,000
Mr. Harris	$1,000,000
Mr. Tallapragada	$ 855,500
Mr. Taylor	$ 900,000

(1)	Mr. Block’s Fiscal 2019 Bonus Payment was calculated as the sum of 100% of his base salary through the date of his promotion to Co-
CEO and 200% of his base salary from the date of his promotion to Co-CEO through the end of the fiscal 2019.

Equity Compensation

The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. The Compensation Committee also considers the appropriateness of various equity vehicles, such as PRSUs, stock options and RSUs, as well as overall program costs (which include both stockholder dilution and compensation expense), when evaluating the long-term incentive mix. Further, the Compensation Committee considers peer company data and competitive positioning analyses, each executive’s individual performance, as described below, as well as stockholder input.

Performance-Based Restricted Stock Units (PRSUs)

We grant equity awards subject to pre-established performance-based vesting conditions. We initially granted PRSUs to Mr. Benioff in fiscal 2016 and, in fiscal 2017 the Compensation Committee expanded the use of PRSUs to all of our NEOs at that time. In fiscal 2019, the Compensation Committee further expanded the use of PRSUs in our annual equity award program more broadly to all Executive Vice Presidents and above. As discussed above, no PRSUs or other equity awards were granted to the NEOS during fiscal 2018 due to the change in timing of our annual equity award cycle.

The PRSUs that we have granted to date contain the following key terms:

•	A single, three-year performance period

•	Require employment through the 15th of the month following the end of the performance period

•	The performance metric is three-year relative TSR, as compared to the Nasdaq 100 Index group of companies as of the grant date

•	No payout above target if TSR is negative on an absolute basis

•	Target payout requires 60th percentile TSR performance

•	No payout if performance is below the 30th TSR percentile

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	A maximum payout capped at 2x target

•	Each percentile of TSR performance below target reduces payout by 3.3333%, whereas performance above target increases payout by only 2.5641%

In developing the performance conditions, performance period, comparison group, payout scale and other terms of the PRSUs, the Compensation Committee undertook significant deliberation, considering input received from stockholders, market data and the advice of its compensation consultant. The Compensation Committee also considered that the annual cash incentive plan already incentivizes performance on three key Company-specific financial measures, and the importance of emphasizing holistic Company performance, as opposed to an isolated metric; the importance of setting a sufficiently difficult target for maximum payout; the benefit of a large and objectively determined performance comparator group; and the overarching goal of an incentive clearly and directly aligned with stockholder interests. The chart and table below illustrate the potential PRSU payouts based on relative TSR percentile performance.

Percentile Rank	Payout if Absolute TSR Positive	Payout if Absolute TSR Negative (1)
99th	200%	100%
90th	177%	100%
80th	151%	100%
70th	126%	100%
60th	100%	100%
50th	67%	67%
40th	33%	33%
30th	0%	0%

(1)	Potential payout is capped at 100% of target if our absolute TSR is negative.

Additional vesting rules apply in the event of a change of control of the Company, as described under “Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units” beginning on page 45.

Mr. Benioff’s fiscal 2016 PRSUs vested and were paid out in shares on December 15, 2018. The applicable performance period ended on November 22, 2018 and the Company’s TSR was at the 78th percentile of the applicable peer group. As such, 146% of the PRSUs vested on December 15, 2018.

Stock Options

We grant stock options to our executives to align their interests with those of our stockholders and as an incentive to remain with us. With stock options, our executives can realize value only to the extent that the market price of our common stock increases during the period that the option is outstanding, which provides a strong incentive to our executives to increase stockholder value. Further, because these options typically vest over a four-year period, they incentivize our executives to build value that can be sustained over time. Therefore, the Compensation Committee believes that options to purchase shares of our common stock, with an exercise price equal to the market price of our common stock on the date of grant, are inherently performance-based and are a very effective tool to motivate our executives to build stockholder value and reinforce our position as a growth company.

Restricted Stock Units (RSUs)

We also grant RSUs to our executives and other employees. RSUs align the interests of our executives and other employees with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSUs are subject to time-based vesting. Because RSUs have value to the recipient even in the absence of stock price appreciation, RSUs help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSUs typically vest over a four-year period, and we believe that, like stock options, they help incentivize our executives to build value that can be sustained over time.

Fiscal 2019 Equity Award Decisions

In spring of 2018, the Compensation Committee granted fiscal 2019 equity awards in the form of stock options, RSUs, and PRSUs to the NEOs as shown below with vesting and other terms as described above. In determining the amounts of these fiscal 2019 equity awards, the Compensation Committee took into account the outstanding performance of the Company and the NEOs during fiscal 2018 as well as the one-time delay in the annual equity grant cycle and the fact that, as a result of this delay, the time that had elapsed since the most recent NEO equity grants was a period of 1.33 years versus the typical period of one year.

Named Executive Officer	Stock Options	RSUs	PRSUs
Mr. Benioff	317,105	—	104,127
Mr. Block(1)	229,021	27,534	25,068
Mr. Hawkins	140,936	16,944	15,427
Mr. Harris	176,170	21,180	19,283
Mr. Tallapragada	182,807	21,938	19,284
Mr. Taylor	176,170	21,180	19,283

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

(1)

Mr. Block received RSUs in March 2018, prior to being appointed Co-CEO of the Company. For his fiscal 2020 equity award, Mr. Block received only PRSUs and stock options like Mr. Benioff. Please see “Summary Information Regarding Fiscal 2020 Compensation Decisions” below for further information on equity awards grants in fiscal 2020 for each of our NEOs.

We did not grant equity awards in fiscal 2018 to our NEOs due to a change in the timing of our annual equity award program. Historically, the Company’s annual equity award grants for executives and other stock-eligible employees have occurred in November. The Compensation Committee determined to move the timing for these grants to March. This change resulted in a period of one year and four months during which no equity awards were granted to our NEOs. Fiscal 2017 annual equity awards were granted in November 2016 and the next annual awards were not granted until March 2018, in fiscal 2019.

As a result of this change, our Summary Compensation Table reports significantly lower total compensation for all NEOs for fiscal 2018 because no equity awards were granted to our NEOs during the year. Fiscal 2018 was a transitional year in this regard, and our fiscal 2018 reported compensation amounts should be considered anomalous for this reason. The reduction in total compensation for each of our NEOs for fiscal 2018 resulting from this change in our program timing is not a reflection of individual or Company performance.

The Compensation Committee took into account this one-time delay in program timing when making decisions regarding fiscal 2019 equity awards for our NEOs.

Mr. Benioff’s Security Program

We have provided a security program for Mr. Benioff since fiscal 2012 and continued to do so in fiscal 2019. The Compensation Committee believes that amounts paid by the Company for this security program have been reasonable, necessary and for the Company’s benefit.

In fiscal 2018, in order to allow for continued stockholder engagement on this topic, the Compensation Committee limited the Company-paid portion of Mr. Benioff’s security program to cover only security services provided at business facilities and during business-related travel. As a result, no amounts are reported as compensation for personal security for Mr. Benioff for fiscal 2018 in the Summary Compensation Table.

After seeking specific feedback from our major institutional investors on this topic, our Compensation Committee concluded that, for fiscal 2019, sponsoring a comprehensive personal security program for Mr. Benioff was the right approach for his safety and in the best interests of the Company and its stockholders. Our stockholders agreed that, in certain circumstances, personal security services can be a necessary component of an overall executive compensation program, and that any such program should align with the executive’s security profile. Factors contributing to an executive’s security profile can include the size, location and activities of the company, the prominence of the company or the executive, overall public visibility and accessibility of the executive, and whether the company or executive is associated with controversial topics. Taking these factors into consideration, as well as trends in the overall security climate and after discussing this topic with the full Board, the Compensation Committee concluded that for fiscal 2019, sponsoring a comprehensive personal security program for Mr. Benioff was the right approach for his safety and for the Company and its stockholders. The Compensation Committee periodically reviews the nature and cost of this program in relation to Mr. Benioff’s security profile. Because certain security services provided for Mr. Benioff may be viewed as conveying a personal benefit to him, we have reported the incremental costs to us of those services in the “All Other Compensation” column in the Summary Compensation Table.

Benefits

Like other employees, our executive officers, including the NEOs, participate in our employee benefit and welfare plans, including medical and dental care plans, a fitness reimbursement plan and a 401(k) plan. We generally do not provide our executives, including the NEOs, with additional retirement benefits, pensions, perquisites or other personal benefits, except Mr. Benioff’s security program as described above. We also occasionally provide certain benefits on an ad hoc basis, as noted for our NEOs in our Summary Compensation Table, if we believe that doing so is appropriate, reasonable and serves the interests of the Company, typically on the same terms we would provide such benefits for other employees. For example, we covered employee and guest costs associated with attending certain motivational and leadership Company events in fiscal 2019, as well as the associated taxes, for NEOs consistent with how we treated this benefit for all other employees who attended these events.

In addition, in recognition of Mr. Block’s leadership in fiscal 2019, the Compensation Committee approved a special one-time recognition bonus to him of an automobile and watch and all associated taxes (see footnotes 4 and 5 to Summary Compensation Table for details). The Committee is sensitive to potential overreliance on such one-off benefits and reserves these kinds of awards for unique situations. In this case, the Committee approved this award because it believed that recognizing Mr. Block’s leadership and success in achieving Company goals was warranted, and that doing so in a memorable and visible way would be motivational not only for the executive, but for other employees who observe exceptional performance being rewarded in exceptional ways consistent with the Company’s philosophy of paying for performance.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation-Setting Process

Role of the Compensation Committee, Tally Sheets and Competitive Data

The Compensation Committee oversees and administers our executive compensation program in accordance with its Charter, which can be viewed in the Corporate Governance section of our Investor Relations website at http://investor.salesforce.com/about-us/investor/corporate-governance/. The Committee’s role includes oversight of our equity and incentive-based plans.

The Compensation Committee meets regularly throughout the year, including 17 times in fiscal 2019. At least annually, it reviews the executive compensation program overall, and establishes base salaries, target annual cash bonus opportunities and equity grants (if any) for the fiscal year.

In setting these elements of compensation, the Compensation Committee reviews the total target compensation for our executives and also considers developments in compensation practices outside of the Company. Specifically, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our peer group, as well as summary consolidated information about our executives’ total compensation and pay history (commonly called “tally sheets”) to use in setting individual compensation elements and making decisions on total executive compensation levels.

Peer data is a helpful reference for the Compensation Committee to assess the competitiveness and appropriateness of our executive compensation program within our industry sector and the broader business community. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements, the amount of each compensation element and total target compensation. The Compensation Committee does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. Depending upon Company and individual performance, as well as the various other factors discussed in this Compensation Discussion and Analysis, target and actual total direct compensation of our executives, as well as individual compensation elements, may be within, below or above the market range for their positions.

Role of Committee Advisors

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. As in the past, the Compensation Committee continued to engage the services of Compensia, Inc., an independent, national compensation consulting firm (the “compensation consultant”), in fiscal 2019. The compensation consultant provides the Compensation Committee and the Board with guidance regarding the amount and types of compensation that we provide to our executives, how these compare to peer company compensation practices and advice regarding other compensation-related matters. The compensation consultant also provides the Compensation Committee with advice related to our equity plans and provides the Board with data that helps the Board develop the Board’s compensation program.

Representatives of the compensation consultant attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. The compensation consultant reports to the Compensation Committee rather than to management, although representatives of the firm may meet with members of management, including our Co-CEOs and executives in our Employee Success (human resources) department, for purposes of gathering information on proposals that management may make to the Compensation Committee. During fiscal 2018 and fiscal 2019, the compensation consultant met with various executives to collect data and obtain management’s perspective on the fiscal 2019 compensation for our executives. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time.

Role of Peer Companies

The Compensation Committee regularly reviews the appropriateness of the compensation peer group used by the compensation consultant to generate competitive pay data for the Committee’s review in connection with executive compensation decisions.

In the second half of fiscal 2018, the compensation consultant analyzed our group of peer companies based on similarity to us on various financial and other measures, such as industry, revenue, market capitalization, number of employees and growth history and potential as well as competition for executives. The 2019 Peer Group (the “2019 Peer Group”) was:

Activision Blizzard, Inc.	Intuit, Inc.
Adobe Systems, Inc.	Microsoft Corporation
Amazon.com, Inc.	Netflix, Inc.
CA Technologies, Inc.	Oracle Corporation
Cerner Corporation	SAP
Citrix Systems, Inc.	Symantec Corporation
eBay Inc.	The Priceline Group Inc. (now Booking Holdings Inc.)
Expedia, Inc.	Twitter, Inc.
Facebook, Inc.	VMware, Inc.
IBM	Workday, Inc.

In addition, as part of its executive compensation planning process the Compensation Committee reviewed aggregated survey data, which provided additional context regarding executive compensation practices in the marketplace, drawn from a Radford Custom Compensation Survey. The Compensation Committee also from time to time reviews compensation data from certain other companies in the market for the executive talent for whom we compete.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Role of Executive Officers

Each of our Co-CEOs provides general input to the Compensation Committee with respect to the compensation of executive officers who report directly to him, including the other NEOs, and reviews their performance at least annually. Our Co-CEOs consider all relevant factors in their respective reviews, including each executive officer’s performance and accomplishments during the year, areas of strength and areas for development. Each of our Co-CEOs may also meet with the compensation consultant if he chooses to do so as he prepares his recommendation. The Compensation Committee takes our Co-CEO’s general input into consideration when determining and approving executive officer compensation, including for the NEOs other than the Co-CEOs.

The executives who lead our Legal and Global Employee Success organizations provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested.

Role of Stockholder Input

In setting the form and amount of compensation for our NEOs, the Compensation Committee also considers the voting results from our most recent annual stockholder advisory vote on executive compensation (approximately 98% support at our 2018 Annual Meeting) as well as specific input provided by stockholders through our year-round engagement activities. Stockholder support for our fiscal 2018 executive compensation program was very strong, and did not result in our making any fundamental changes to our executive compensation program. Our fiscal 2019 executive compensation program included annual equity grants, which were not part of the program in fiscal 2018 solely due to the one-time shift in timing of our grant cycle from November to March.

Summary Information Regarding Fiscal 2020 Compensation Decisions

Below is summary information regarding Compensation Committee decisions about fiscal 2020 executive compensation. Our Proxy Statement for the 2020 Annual Meeting will provide additional detail on fiscal 2020 compensation matters.

In March 2019, the Compensation Committee set fiscal 2020 base salaries and target bonus opportunities, expressed as a percentage of base salary, for the NEOs as follows:

Named Executive Officer	Fiscal 2020 Base Salary	Fiscal 2020 Target Bonus*
Mr. Benioff	$1,550,000	200%

Mr. Block	$1,435,000	200%

Mr. Hawkins	$1,000,000	100%

Mr. Harris	$1,000,000	100%

Mr. Tallapragada	$900,000	100%

Mr. Taylor	$900,000	100%

*	As a percentage of base salary.

Additionally, in March 2019, the Compensation Committee granted equity awards in the form of stock options, RSUs, and PRSUs to the NEOs with a grant date fair value as shown below with vesting and other terms as described under “Equity Compensation” on page 29 above.

Named Executive Officer	Stock Options	RSUs	PRSUs
Mr. Benioff	$8,000,000	—	$12,000,000

Mr. Block	$6,000,000	—	$9,000,000

Mr. Hawkins	$5,000,000	$2,500,000	$2,500,000

Mr. Harris	$5,500,000	$2,750,000	$2,750,000

Mr. Tallapragada	$5,000,000	$2,500,000	$2,500,000

Mr. Taylor	$5,000,000	$2,500,000	$2,500,000

In determining the amounts of these fiscal 2020 equity awards, the Compensation Committee took into account the outstanding performance of the Company and the NEOs during fiscal 2019. With respect to the equity awards for the Co-CEOs, the Committee granted stock options and PRSUs only, which the Committee considers entirely performance-based. The Committee intends these awards to accomplish the dual goals of retaining both Co-CEOs for multiple years and motivating them to deliver near- and long-term growth and stockholder value. Given that the Company did not backfill the Chief Operating Officer role after Mr. Block’s promotion to Co-CEO, the incremental cost of the combined fiscal 2020 Co-CEO equity awards over past combined awards is modest.

Individually, the fiscal 2020 award for Mr. Benioff represents a decrease from the amounts granted in fiscal 2019. Fiscal 2019 equity awards were higher than they normally would have been given the one-time delay in timing of our equity compensation award cycle, and the resulting 16-month gap between grants that historically had been made every twelve months.

The fiscal 2020 award for Mr. Block represents a modest increase over his fiscal 2019 award, due to his promotion from Chief Operating Officer to Co-CEO. The Committee believes this modest increase is appropriate given the significant increase in his additional duties and responsibilities as Co-CEO.

The Board views the Co-CEO model itself as an integral part of the retention plan for both Mr. Benioff and Mr. Block going forward. As Salesforce becomes more diverse from a geographical, product, and customer perspective, moving to a shared CEO model improves management coverage resulting in greater effectiveness. Further, the Co-CEO structure allows each of Mr. Benioff and Mr. Block to focus their efforts in the areas where their backgrounds, experience and interests can drive the greatest results for stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

FY2019(1) and Estimated FY2020(2) Compensation for Marc Benioff and Keith Block

(1)   As reported in the Summary Compensation Table.

(2)   Reflects base salary, bonus awards (assuming performance at target), annual equity awards for FY2020 as approved by the Compensation Committee in March 2019 and an estimated Benioff security benefit.

Highlights of Our Executive Compensation Program for our Named Executive Officers

FY2016	• Introduced PRSUs for Mr. Benioff to further align his compensation with stockholder returns.
FY2017	• Reduced Mr. Benioff’s total compensation to respond to stockholder feedback. • Expanded our use of PRSUs to all of our then NEOs to further align pay with performance.
FY2018

• Granted no equity awards to our then NEOs due to a change in the timing of our grant cycle (November to March), which allows the Compensation Committee to evaluate Company and individual performance for full fiscal years when making annual equity award decisions.

FY2019

• Equity awards granted in FY2019 reflected a 1.33 year equity cycle due to the change in our grant timing in FY2018.

• Mr. Block was appointed Co-CEO and his salary and annual bonus target were increased to reflect his increased responsibilities.

FY2020

• Mr. Block received his first equity awards reflecting his new position and responsibilities as Co-CEO in the form of options and PRSUs.

• Did not backfill the Chief Operating Officer position Mr. Block previously held.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Other Compensation Policies

Stock Ownership Guidelines

We maintain a stock ownership policy for our non-employee directors, as described earlier in “Directors and Corporate Governance—Compensation of Directors” and as set forth in our Corporate Governance Guidelines (the “Guidelines”). The Guidelines also include stock ownership guidelines for our executive officers, including our NEOs. The Guidelines provide that our Co-CEOs must attain ownership of, by no later than March 14, 2018 or the fifth anniversary of his or her appointment as Co-CEO, and maintain ownership throughout his or her tenure of a number of shares of our common stock equal to the lesser of 112,000 shares or the number of shares equivalent in value to four times his or her annual salary. With ownership of over 31 million shares Mr. Benioff significantly exceeds his ownership requirement under these guidelines. Mr. Block is also in compliance with his stock ownership requirement.

The Guidelines also provide that each other executive officer must attain ownership, by no later than the later of March 14, 2018 or the fifth anniversary from the date he or she becomes an executive officer, and maintain ownership throughout his or her tenure of a number of shares equivalent in value to 1.5 times his or her annual salary. Each of the NEOs is in compliance with the stock ownership policy.

Performance-Based Compensation Recoupment “Clawback” Policy

The Guidelines include a clawback provision, which provides that if we restate our reported financial results, the Board will review the performance-based awards made to our executive officers. If and to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, other clawback provisions of applicable law, or NYSE Listing Standards, we will seek to recover or cancel any such awards that were granted, vested or earned as a result of achieving performance targets that would not have been met under the restated financial results. We will also continue to monitor rule-making actions of the SEC and the NYSE related to clawback policies. In addition, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Co-CEOs and CFO may be legally required to reimburse us for any bonus or other incentive- based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Prohibition on Hedging and Pledging Transactions

Our insider trading policy prohibits any employee or director from, among other things, engaging in short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Executive officers and directors are also not permitted to pledge our securities.

Equity Award Grant Practices

The majority of our equity awards are granted on an annual basis in March, as described in more detail above on pages 30-31. New hire and ad hoc awards are generally granted monthly throughout the fiscal year, typically on the 22nd day of the month.

Post-Employment Compensation

We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our executives to the detriment of our business. The Compensation Committee and the Board believe that the prospect of such a change of control transaction would likely result in our executives facing uncertainties about their future employment and distractions resulting from concern over how the potential transaction might affect them.

To allow our executives to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that a change of control might affect them adversely, we have entered into Change of Control and Retention Agreements with each of the NEOs that provide them with certain payments and benefits in the event of the termination of their employment within the three-month period prior to, or the 18-month period following, a change of control of the Company (referred to as the “change of control period”). Severance payments and benefits under these agreements are conditioned on the executive’s signing a release of claims in favor of the Company. The Compensation Committee and the Board believe that these “double-trigger” agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our executives’ complete focus on building stockholder value.

These agreements provide each of the NEOs (other than, as described below, Mr. Benioff) who has a qualifying termination of employment during the change of control period with a payment equal to 150% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 18 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards (based on performance through the date of the change of control for PRSUs).

If Mr. Benioff has a qualifying termination of employment during the change of control period, his Change of Control and Retention Agreement provides him with a lump-sum payment equal to 200% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 24 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

See “Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units” on page 45 for specific information regarding how such a qualifying termination would impact the NEOs’ (including Mr. Benioff’s) PRSUs.

In establishing the terms and conditions of these agreements, the Compensation Committee and the independent members of the Board considered competitive market data and governance best practices information provided by the compensation consultant. The Compensation Committee and the independent members of the Board also evaluated the cost to us of these arrangements and the potential payout levels to each affected executive under various scenarios. In approving these agreements, they determined that their cost to us and our stockholders was reasonable and not excessive, given the benefit conferred to us.

The Compensation Committee and the Board believe that these agreements will help to maintain the continued focus and dedication of our executives to their assigned duties without the distraction that could result from the possibility of a change of control of the Company.

In addition, in connection with the negotiation of Mr. Block’s employment terms when he joined us in 2013, and Mr. Hawkins’ employment terms when he joined us in 2014, each of these NEOs received an offer letter that provided for eligibility for ongoing severance payments and benefits in connection with involuntary terminations of employment not in connection with a change of control. Under Mr. Block’s offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, as well as any bonus earned as of his termination but not yet paid, and unpaid reimbursement of expenses. Receipt of these severance payments and benefits is conditioned on Mr. Block’s signing a release of claims in favor of the Company. In addition, Mr. Block’s offer letter provides him (or his estate) with certain severance payments and benefits in the event his termination of employment is due to death or disability. Under Mr. Hawkins’ offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, and unpaid reimbursement of expenses. Receipt of these severance payments and benefits is conditioned on Mr. Hawkins’ signing a release of claims in favor of the Company.

For a summary of the material terms and conditions of agreements in effect during fiscal 2019, see “Employment Contracts and Certain Transactions—Payments Upon Qualifying Termination of Employment or a Change in Control,” elsewhere in this Proxy Statement.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to any person who has served as chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, Section 162(m) did not apply to compensation that qualified as “performance-based compensation” under applicable regulations, or to chief financial officers or individuals who were no longer named executive officers. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception beginning January 1, 2018, but provided a transition rule with respect to remuneration provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified after that date. As a result of the foregoing, we expect that compensation awarded to our executive officers in or after fiscal 2019 will not be deductible to the extent it results in compensation in excess of the $1 million threshold.

Notwithstanding the repeal of the exemption for “performance-based compensation,” the Compensation Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of the Company that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2019 and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain equity awards and severance arrangements. We generally have structured our equity awards in a manner intended to comply with the applicable Section 409A conditions. In addition, the Change of Control and Retention Agreements that we have entered into with the NEOs generally have been drafted or modified in a manner intended to comply with Section 409A.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period in which an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the NEOs, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSUs and PRSUs. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

2019 Proxy Statement	37

COMPENSATION RISK ASSESSMENT

COMPENSATION RISK ASSESSMENT

As part of its review of the compensation to be paid to our executives, as well as the compensation programs generally available to our employees, the Compensation Committee considers potential risks arising from our compensation programs and the management of these risks, in light of our overall business, strategy and objectives.

As is the case with our employees generally, our NEOs’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under our bonus plan are tied to overall corporate and individual performance, and the bonus pool for executive officers is based on our performance during the fiscal year compared to pre-established target levels for three equally weighted measures: revenue, operating cash flow and non-GAAP income from operations. These three financial measures counterbalance each other, decreasing the likelihood that our NEOs will pursue any one measure to the detriment of overall financial performance. Combined, these measures limit the ability of an executive to be rewarded for taking excessive risk on our behalf by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our NEOs is in the form of long-term equity awards, including PRSUs, that help further align their interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and because the awards are staggered and subject to long-term vesting schedules. Our executive stock ownership guidelines also help ensure that executives have significant value tied to long-term stock price performance. Additional controls such as our clawback policy, our Code of Conduct and related training, and periodic sub-certification requirements for our executives, help mitigate the risks of unethical behavior and inappropriate risk-taking.

CEO PAY RATIO

The fiscal 2019 total compensation of the median employee, based on the compensation of all employees who were employed as of November 1, 2018, other than our Co-CEOs, was $151,955. Mr. Benioff’s fiscal 2019 annual total compensation was $28,391,846 and Mr. Block’s fiscal 2019 annual total compensation was $16,961,156. The ratio of these amounts (our “Pay Ratios”) in fiscal 2019 for Mr. Benioff and Mr. Block were 1-to-187 and 1-to-112, respectively.

The fiscal 2019 Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described herein. First,

we collected employee compensation data using salary, cash bonuses, equity compensation and commissions as our “consistently applied compensation measures” for purposes of the Pay Ratio. Second, we identified our employee population as of November 1, 2018 based on our payroll records. Finally, we identified the median compensated employee (“Median Employee”) and calculated his or her total compensation consistent with the compensation for our Co-CEOs in accordance with SEC rules and as reflected in the Summary Compensation Table on page 39, the details of which are set forth in the table below:

Employee	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compens- ation ($)	All Other Compens- ation ($)	Total ($)

Marc Benioff, Co-CEO	2019	1,550,000	—	13,500,066	9,000,011	3,100,000	1,241,769	28,391,846

Keith Block, Co-CEO	2019	1,342,500	298,126	6,500,180	6,500,028	2,013,750	306,572	16,961,156

Median Employee	2019	125,535	—	—	—	21,335	5,085	151,955

The SEC’s rules for identifying the Median Employee and calculating the Pay Ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the

Pay Ratios reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In calculating our Pay Ratios, we did not annualize the compensation of any employees nor did we make use of any of the exclusions allowed under SEC rules.

38	2019 Proxy Statement

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2019 and the two prior years, the compensation reportable for our NEOs, as determined under SEC rules.

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compens- ation	All Other Compens- ation		Total
Marc Benioff	2019	$1,550,000	—		$13,500,066	$9,000,011	$3,100,000	$1,241,769	(3)	$28,391,846
Chairman of the Board and Co-Chief Executive Officer	2018	$1,550,000	—		—	—	$3,100,000	$3,362		$4,653,362
	2017	$1,550,000	—		$4,373,238	$2,848,014	$3,100,000	$1,298,795		$13,170,047
Keith Block	2019	$1,342,500	$298,126	(4)	$6,500,180	$6,500,028	$2,013,750	$306,572	(5)	$16,961,156
Co-Chief Executive Officer	2018	$1,150,000	—		—	—	$1,150,000	$49,889		$2,349,889
	2017	$1,150,000	—		$5,059,230	$5,000,017	$1,150,000	$91,438		$12,450,685
Mark Hawkins	2019	$900,000	—		$4,000,180	$4,000,017	$900,000	$6,517	(6)	$9,806,715
President and Chief	2018	$750,000	—		—	—	$750,000	$10,909		$1,510,909
Financial Officer	2017	$750,000	—		$3,035,661	$3,000,014	$750,000	$1,151		$7,536,826
Parker Harris	2019	$1,000,000	—		$5,000,128	$5,000,022	$1,000,000	$421	(7)	$12,000,571
Co-Founder and Chief Technology Officer	2018	$900,000	—		—	—	$900,000	$604		$1,800,604
	2017	$900,000	$271,438		$4,047,445	$4,000,006	$900,000	$256,138		$10,375,027
Srinivas Tallapragada
President, Technology	2019	$855,000	—		$5,274,648	$5,318,922	$855,000	$5,921	(8)	$12,309,491
Bret Taylor
President, Chief Product Officer	2019	$900,000	—		$5,000,128	$5,000,022	$900,000	$16,339	(9)	$11,816,489

(1)

Amounts reported under the Stock Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported reflect the aggregate grant date fair value of RSUs and PRSUs granted to the executives, which for RSUs is calculated by multiplying the number of shares subject to the award by the closing price of one share of our common stock on the date of grant, and for PRSUs is calculated by multiplying the number of shares subject to the award by the estimated fair value using a Monte Carlo valuation method pursuant to FASB ASC Topic 718.

(2)

Amounts reported under the Option Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported are the grant date fair value of stock options granted to the executives as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 10 of the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for fiscal 2019 filed with the SEC on March 8, 2019.

(3)

This amount includes an allocation of costs paid by the Company for security arrangements provided for Mr. Benioff in addition to security arrangements provided while at work or on business travel ($1,230,424). We view these security services as a necessary and appropriate business expense, but have reported incremental costs to us of the arrangements because they may be viewed as conveying a personal benefit to him. Additionally, this amount includes $3,430 for Company-paid costs of attending motivational Company leadership events and $2,916 for tax gross-ups provided with respect to such costs, consistent with how we treated these benefits for all other employees who attended such events as well as Company contributions to the Company 401(k) plan. On occasion, family members of Mr. Benioff also may accompany him, at no incremental cost to the Company, on corporate aircraft used for business purposes.

(4)	This amount includes the value of an automobile ($211,703) and watch ($86,423) awarded in recognition of Mr. Block’s leadership achievements.
(5)

This amount includes (a) tax gross-ups provided with respect to the Company-paid cost of the automobile ($179,977) and watch ($38,005) described in footnote (4) above, (b) $45,116 for Company-paid costs of attending motivational Company leadership and sales events and $38,355 for tax gross-ups provided with respect to such costs, consistent with how we treated these benefits for all other employees who attended such events (c) de minimis consumable sundries provided to Mr. Block in connection with employee events and (d) Company contributions to the Company 401(k) plan. On occasion, family members of Mr. Block also may accompany him, at no incremental cost to the Company, on corporate aircraft used for business purposes.

(6)

This amount includes tax gross-ups with relation to Company-paid costs of attending a Company and customer leadership events ($767) as well as Company contributions to the Company 401(k) plan ($5,750).

(7)

This amount represents a tax gross-up provided with respect to the Company-paid costs of attending a Company leadership event, which was provided on the same terms to all other employees who attended the event.

(8)

This amount includes a tax gross-up provided with respect to the Company-paid costs of attending a Company leadership event, which was provided on the same terms to all other employees who attended the event ($421) as well as Company contributions to the Company 401(k) plan ($5,500).

(9)

This amount includes Company paid costs of attending a Company leadership event ($7,312), a tax gross-up with respect to such costs, consistent with how we treated this benefit for all other employees who attended the event ($3,277), as well as Company contributions to the Company 401(k) Plan ($5,750).

2019 Proxy Statement	39

GRANTS OF PLAN-BASED AWARDS TABLE

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to all plan-based awards granted to the NEOs during fiscal 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Marc Benioff	N/A	—	$3,100,000	$3,875,000	—	—	—	—	—	—	—
	03/22/2018	—	—	—	—	104,127	208,254	—	—	—	$13,500,066
	03/22/2018	—	—	—	—	—	—	—	317,105	$118.04	$9,000,011
Keith Block	N/A	—	$2,013,750	$2,517,188	—	—	—	—	—	—	—
	03/22/2018	—	—	—	—	25,068	50,136	—	—	—	$3,250,066
	03/22/2018	—	—	—	—	—	—	—	229,021	$118.04	$6,500,028
	03/22/2018	—	—	—	—	—	—	27,534	—	—	$3,250,113
Mark Hawkins	N/A	—	$900,000	$1,125,000	—	—	—	—	—	—	—
	03/22/2018	—	—	—	—	15,427	30,854	—	—	—	$2,000,111
	03/22/2018	—	—	—	—	—	—	—	140,936	$118.04	$4,000,017
	03/22/2018	—	—	—	—	—	—	16,944	—	—	$2,000,070
Parker Harris	N/A	—	$1,000,000	$1,250,000	—	—	—	—	—	—	—
	03/22/2018	—	—	—	—	19,283	38,566	—	—	—	$2,500,041
	03/22/2018	—	—	—	—	—	—	—	176,170	$118.04	$5,000,022
	03/22/2018	—	—	—	—	—	—	21,180	—	—	$2,500,087
Srinivas Tallapragada	N/A	—	$855,000	$1,068,750	—	—	—	—	—	—	—
	03/22/2018	—	—	—	—	9,642	19,284	—	—	—	$1,250,085
	04/22/2018	—	—	—	—	9,642	19,284				$1,384,013
	03/22/2018	—	—	—	—	—	—	—	93,920	$118.04	$2,665,619
	04/22/2018	—	—	—	—	—	—	—	88,887	$122.82	$2,653,304
	03/22/2018	—	—	—	—	—	—	11,271	—	—	$1,330,429
	04/22/2018	—	—	—	—	—	—	10,667	—	—	$1,310,121
Bret Taylor	N/A	—	$900,000	$1,125,000	—	—	—	—	—	—	—
	03/22/2018	—	—	—	—	19,283	38,566	—	—	—	$2,500,041
	03/22/2018	—	—	—	—	—	—	—	176,170	$118.04	$5,000,022
	03/22/2018	—	—	—	—	—	—	21,180	—	—	$2,500,087

(1)

The Company’s non-equity incentive plan awards, and how they were determined, are based upon a formula that may include some discretion as to amounts paid, as discussed under “Compensation Discussion and Analysis—Compensation Elements—Cash Bonuses.” Maximum amounts shown reflect a 125% individual multiplier limit on payouts to executive officers.

(2)	This equity incentive plan award is discussed under “Compensation Discussion and Analysis—Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units.”
(3)	All restricted stock unit awards, performance-based restricted stock unit awards and stock options were granted pursuant to the 2013 Equity Plan.
(4)	The exercise price of the stock options is equal to the closing market price of our common stock on the date of grant.
(5)

The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. Regardless of the reported value of a stock option on the grant date, the actual value realized will depend on the excess, if any, of the market value of our common stock over the exercise price if and when the option is exercised.

40	2019 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information concerning option exercises and the vesting of stock awards and the value realized upon exercise or vesting by the NEOs during fiscal 2019.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Marc Benioff	—	—	279,417	$38,291,306	(3)
Keith Block	494,260	$35,720,183	8,270	$ 1,051,321
Mark Hawkins	159,021	$ 9,705,360	14,294	$ 1,846,264
Parker Harris	131,351	$12,217,233	16,369	$ 2,094,108
Srinivas Tallapragada	37,606	$ 4,029,480	21,935	$ 2,833,911
Bret Taylor	—	—	177,256	$23,190,402	(4)

(1)

The value realized on exercise is pre-tax and represents the difference between the market price of the shares of the Company’s common stock underlying the options when exercised and the applicable exercise price.

(2)	The value realized on vesting is pre-tax and is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s common stock on the vesting date.
(3)	This amount represents the value realized on the vesting of PRSUs granted to Mr. Benioff in November 2015, which vested on December 15, 2018.
(4)

This amount represents the value realized on vesting of restricted shares acquired by Mr. Taylor in connection with the Company’s acquisition of Quip, Inc., as consideration for his shares in the target company.

2019 Proxy Statement	41

OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END TABLE

OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END TABLE

The following table sets forth information with respect to the value of all outstanding equity awards held by our NEOs as of January 31, 2019.

	OPTION AWARDS				STOCK AWARDS
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)
Marc Benioff
11/26/2013	1,849,441	—	$52.30	11/26/2020	—	—	—	—
11/25/2014	1,966,358	—	$59.34	11/25/2021	—	—	—	—
11/22/2015	380,883	100,233	$80.99	11/22/2022	—	—	—	—
11/22/2016	81,823	69,234	$75.57	11/22/2023	—	—	—	—
03/22/2018	—	317,105	$118.04	3/22/2025	—	—	—	—
11/22/2016	—	—	—	—	—	—	113,062	$17,182,032
03/22/2018	—	—	—	—	—	—	208,254	$31,648,360
Keith Block
11/22/2015	363,376	102,205	$80.99	11/22/2022	—	—	—	—
11/22/2016	143,649	121,549	$75.57	11/22/2023	—	—	—	—
03/22/2018	—	229,021	$118.04	03/22/2025	—	—	—	—
11/22/2016	—	—	—	—	16,542	$2,513,888	—	—
03/22/2018	—	—	—	—	27,534	$4,184,342	—	—
11/22/2016	—	—	—	—	—	—	66,164	$10,054,943
03/22/2018	—	—	—	—	—	—	50,136	$7,619,168
Mark Hawkins
11/22/2015	—	49,059	$80.99	11/22/2022	—	—	—	—
11/22/2016	—	72,930	$75.57	11/22/2023	—	—	—	—
03/22/2018	—	140,936	$118.04	03/22/2025	—	—	—	—
11/22/2015	—	—	—	—	3,705	$563,049	—	—
11/22/2016	—	—	—	—	9,926	$1,508,454	—	—
03/22/2018	—	—	—	—	16,944	$2,574,980	—	—
11/22/2016	—	—	—	—	—	—	39,700	$6,033,209
03/22/2018	—	—	—	—	—	—	30,854	$4,688,882
Parker Harris
11/26/2013	85,663	—	$52.30	11/26/2020	—	—	—	—
11/25/2014	333,685	—	$59.34	11/25/2021	—	—	—	—
11/22/2015	186,420	49,059	$80.99	11/22/2022	—	—	—	—
11/22/2016	114,919	97,239	$75.57	11/22/2023	—	—	—	—
03/22/2018	—	176,170	$118.04	03/22/2023	—	—	—	—
11/22/2015	—	—	—	—	3,705	$563,049	—	—
11/22/2016	—	—	—	—	13,234	$2,011,171	—	—
03/22/2018	—	—	—	—	21,180	$3,218,725	—	—
11/22/2016	—	—	—	—	—	—	52,932	$8,044,076
03/22/2018	—	—	—	—	—	—	38,566	$5,860,875

42	2019 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END TABLE (CONTINUED)

	OPTION AWARDS				STOCK AWARDS
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)
Srinivas Tallapragada
05/27/2014	15,286	—	$54.36	05/27/2021	—	—	—	—
11/25/2014	27,931	—	$59.34	11/25/2021	—	—	—	—
11/22/2015	65,068	17,124	$80.99	11/22/2022	—	—	—	—
04/22/2016	39,156	17,799	$76.48	04/22/2023	—	—	—	—
11/22/2016	56,969	48,204	$75.57	11/22/2023	—	—	—	—
03/22/2018	—	93,920	$118.04	03/22/2025	—	—	—	—
04/22/2018	—	88,887	$122.82	04/22/2025	—	—	—	—
11/22/2015	—	—	—	—	5,959	$905,589	—	—
04/22/2016	—	—	—	—	4,628	$703,317	—	—
11/22/2016	—	—	—	—	13,673	$2,077,886	—	—
03/22/2018	—	—	—	—	11,271	$1,712,854	—	—
04/22/2018	—	—	—	—	10,667	$1,621,064	—	—
03/22/2018	—	—	—	—	—	—	19,284	$2,930,589
04/22/2018	—	—	—	—	—	—	19,284	$2,930,589
Bret Taylor
08/26/2016(5)	—	—	—	—	841,907	$127,944,607	—	—
03/22/2018	—	176,170	$118.04	03/22/2025	—	—	—	—
03/22/2018	—	—	—	—	21,180	$3,218,725	—	—
03/22/2018	—	—	—	—	—	—	38,566	$5,860,875

(1)

Options shown in this table were granted under the 2013 Equity Plan and vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months.

(2)

Restricted stock unit awards shown in this table were granted under the 2013 Equity Plan and vest over four years, with 25% of the units vesting on the first anniversary of the date of grant and the balance vesting in equal quarterly installments over the remaining 36 months.

(3)

The PRSUs shown in this table will vest depending on the Company’s TSR over the Performance Period, relative to companies in the Index Group. If the Company’s TSR over the Performance Period is at the 60th percentile when ranked against the Index Group TSRs, 100% of the target number of shares will vest. For every percentile by which the Company’s TSR ranking within the Index Group exceeds the 60th percentile, shares vesting will increase by 2.5641%, up to a maximum payout of 200% of target if the Company’s TSR ranking is at the 99th percentile. For every percentile by which the Company’s TSR ranking within the Index Group is below the 60th percentile, shares vesting will decrease by 3.3333%, with no payout if the Company’s TSR ranking is below the 30th percentile. If the Company’s absolute TSR over the Performance Period is negative, the number of shares vesting will not exceed 100% of target. In accordance with SEC rules, based on the actual performance during the respective performance periods through the end of the last fiscal year, the PRSUs are reported assuming achievement of maximum performance goals.

(4)	The market value of unvested RSUs and unearned PRSUs is based on the closing market price of the Company’s common stock on January 31, 2019 of $151.97 per share.
(5)

Shares represent restricted stock issued to Mr. Taylor in connection with the Company’s acquisition of Quip, Inc, as consideration for his shares of the target company. Such shares vest in equal quarterly installments through August 2023.

2019 Proxy Statement	43

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

Executive Officer Offer Letters, Agreements and Bonuses.    Each NEO is an “at-will” employee. Offer letters with our NEOs provide for one or more of the following: annual base salary, an annual bonus based on Company and individual performance, initial grants of stock options and other equity-based awards and participation in our Company-wide employee benefit plans. In addition, the offer letters we have entered into with Messrs. Block and Hawkins provide for severance payments and benefits as described below.

Keith Block.    Under Mr. Block’s offer letter with the Company, dated June 6, 2013, in the event we terminate Mr. Block’s employment without cause (as defined in his offer letter) or if he voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following payments and benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•	An amount equal to 100% of his annual base salary and target bonus, each at the level in effect immediately prior to termination, to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (as of the end of fiscal 2019, Mr. Block’s annual base salary was $1,435,000 and his target bonus amount was $2,870,000);

•	Payment equal to any performance or special incentive bonus earned as of the termination date but not yet paid; and

•	Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

In the event Mr. Block’s employment terminates due to his death or disability (as defined in his offer letter), he or his estate will be entitled to receive the following payments and benefits (less applicable tax withholdings), in addition to any other compensation and benefits to which he (or his estate) may be entitled under applicable plans, programs and agreements of the Company:

•	In the case of death, an amount equal to 100% of his annual base salary, at the rate in effect at the time of death, payable in monthly installments for 12 months following his death (as of the end of fiscal 2019, Mr. Block’s annual base salary was $1,435,000);

•	In the case of disability, the disability benefits available under our normal procedures and policies for the Company’s most senior executives;

•	Payment equal to his pro rata bonus(es) for the remainder of the year in which death or disability occurs (if Mr. Block’s termination due to death or disability had occurred on
January 31, 2019, his bonus payment would have been $1,701,250 less applicable withholding taxes (as he received a mid-year payout of his annual bonus of $312,500 in September 2018); and

•	Payment equal to any base salary and any performance or special incentive bonus earned but not yet paid as of the termination due to death or disability, reimbursement of any expenses incurred but not yet reimbursed, and any compensation and benefits to which he (or his legal representatives) may be entitled under applicable plans, programs and agreements of the Company.

Mark Hawkins.    Under Mr. Hawkins’ offer letter with the Company, dated June 11, 2014, in the event we terminate Mr. Hawkins’ employment without cause (as defined in his offer letter) or if he voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following payments and benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•	An amount equal to 100% of his annual base salary and target bonus, each at the level in effect immediately prior to termination, to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (as of the end of fiscal 2019, Mr. Hawkins’ annual base salary and target bonus amount were each $900,000); and

•	Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

Change of Control.    In December 2008, we entered into a Change of Control and Retention Agreement with Mr. Benioff. Pursuant to this agreement, in the event that the employment of Mr. Benioff is terminated without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) within three months prior to, or 18 months after, a change of control (as defined in the agreement) of the Company, he will be entitled to receive the following payments and benefits:

•	A lump sum payment (less applicable tax withholdings) equal to 200% of his annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for him and his eligible dependents for a period of up to 24 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by him at the time of termination.

44	2019 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

We have also entered into Change of Control and Retention Agreements with the other NEOs. Pursuant to these agreements, in the event that the employment of any of these executives is terminated without cause or he resigns for good reason within three months prior to, or 18 months after, a change of control of the Company, he will be entitled to receive the following payments and benefits:

•	A lump sum payment (payable with respect to Mr. Hawkins, in equal monthly installments over 12 months) (less applicable tax withholdings) equal to 150% of the executive’s annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for the executive and his eligible dependents for a period of up to 18 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity awards held by the executive at the time of termination.

Each Change of Control and Retention Agreement contains a “best of” provision that termination payments and benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by the “golden parachute” rules of Section 4999 of the Internal Revenue Code of 1986, as amended, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis. Receipt of payments and benefits under each agreement is conditioned upon execution by the executive of a release of claims in favor of the Company, which release also requires continued compliance by the executive with confidentiality obligations.

Performance-Based Restricted Stock Units.    The PRSUs granted to our NEOs, including our Co-CEOs, provide that, if the applicable officer remains employed through a specified date (slightly longer than three years after each respective grant date), each respective award will vest in a percentage of the target number of shares subject to the award, between zero and 200%, depending on how our total stockholder return (“TSR”) ranks over the three-year period from the grant date (the “performance period”), relative to the companies in the Nasdaq-100 Index as of the grant date (the “Index Group”). If our TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the Index Group, 100% of the target number of shares will be eligible to vest. For every percentile by which our TSR ranking within the Index Group exceeds the 60th percentile, the number of shares eligible to vest will increase by 2.5641% of target, up to a maximum payout of 200% of target if our TSR ranking is at the 99th percentile. For every percentile by which our TSR ranking within the Index Group is below the 60th percentile, the number of shares eligible to vest will decrease by 3.3333% of target, with no payout if our TSR ranking is below the 30th percentile. Additionally, if our absolute TSR over the performance period is negative, in no event will the number of shares eligible to vest exceed 100% of the target amount, even if our TSR ranks above the 60th percentile within the Index Group.

Special vesting rules apply to the PRSUs in the event of a change of control of the Company. The awards provide that if a change of control of the Company occurs during the NEO’s employment and before the end of the performance period, shares will become eligible to vest based on how our TSR performance ranks relative to the Index Group from the grant date through the date of the change of control (instead of through the three-year performance period), using the same zero to 200% scale described above. A portion of the award will be considered satisfied as of the date of a change of control, and a prorated portion of the eligible shares (if any) will vest to reflect service through that date, with the remaining eligible shares vesting in equal calendar quarterly installments thereafter over the balance of the original performance period, subject to the NEO’s continued employment through each vesting date. Any shares eligible to vest based on the TSR performance are also subject to accelerated vesting if each applicable officer’s employment terminates within three months before, or 18 months after, a change of control in a qualifying termination of employment, determined in accordance with the terms of his existing change of control and retention agreement.

If a change of control of the Company occurs within the three-month period after a NEO ceases to be an employee, and such officer qualified for severance payments and benefits under his Change of Control and Retention Agreement, the rules described in the preceding paragraph apply as if such officer had remained an employee through the date of the change of control. Therefore, assuming the NEO qualifies for severance payments and benefits under his Change of Control and Retention Agreement, he will be entitled to full vesting of any and all shares eligible to vest based on the TSR performance (determined as described above) as of the date the performance is certified.

Bret Taylor Restricted Stock.    The Company entered into a Founder Restricted Stock Agreement with Mr. Taylor in connection with its acquisition of Quip, Inc. on July 30, 2016. Pursuant to this agreement, Mr. Taylor received, in exchange for his fully vested shares of Quip, Inc., restricted shares of the Company that vest following the closing of the acquisition subject to Mr. Taylor’s continued employment. These restricted shares were not awarded as part of the Company’s regular compensation program but instead were consideration in exchange for the shares Mr. Taylor held in Quip, Inc. in connection with the transaction. Pursuant to the Founder Restricted Stock Agreement, upon Mr. Taylor’s termination without cause (as defined in the agreement), for good reason (as defined in the agreement), or as a result of Mr. Taylor’s death or disability (as defined in the agreement), subject to Mr. Taylor’s execution and non-revocation of a general release of claims in favor of the Company, Mr. Taylor’s unvested founder restricted shares will become fully vested. Further, had there been a change of control of the Company on January 31, 2019, a portion of Mr. Taylor’s founder restricted shares would have vested such that he would have been vested in two-thirds of the total number of shares as of such date and the remaining one-third of the shares would vest in August 2019, subject to his continued employment.

2019 Proxy Statement	45

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

Payments Upon Qualifying Termination of Employment or a Change in Control. The information below reflects the estimated value of compensation to be paid to each of the NEOs in the event of a change in control of the Company and/or qualifying termination on January 31, 2019. For this hypothetical calculation, we have used each NEO’s compensation level as of January 31,

2019 (and, where applicable, the Company’s closing stock price on this date). Since several factors (e.g., the time of year when the event occurs and the Company’s stock price) could affect the nature and amount of benefits a NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the table below:

Name	Salary and Bonus (1)	Value of Continuation of Benefits	Value of Accelerated Stock Options, RSUs and Restricted Stock PRSUs	Total
Marc Benioff
Change in Control	—	—	$18,604,227(2)	$18,604,227
Qualifying Termination in Connection with a Change in Control	$9,300,000	$55,117	$66,355,542(3)	$75,710,659
Keith Block (4)
Change in Control	—	—	$7,982,509(2)	$7,982,509
Qualifying Termination	$4,305,000	—	—	$4,305,000
Qualifying Termination in Connection with a Change in Control	$5,173,125	$14,033	$46,202,056(3)	$51,389,214
Mark Hawkins
Change in Control	—	—	$4,820,912(2)	$4,820,912
Qualifying Termination	$1,800,000	—	—	$1,800,000
Qualifying Termination in Connection with a Change in Control	$2,700,000	$30,849	$27,706,624(3)	$30,437,473
Parker Harris
Change in Control	—	—	$6,323,614(2)	$6,323,614
Qualifying Termination in Connection with a Change in Control	$3,000,000	$42,042	$34,618,751(3)	$37,660,793
Srinivas Tallapragada
Change in Control	—	—	$1,561,761(2)	$1,561,761
Qualifying Termination in Connection with a Change in Control	$2,632,500	$42,042	$24,462,047(3)	$27,136,589
Bret Taylor
Change in Control	—	—	$66,655,236(5)	$66,655,236
Qualifying Termination	—	—	$127,944,607(6)	$127,944,607
Qualifying Termination in Connection with a Change in Control	$2,700,000	$41,051	$142,562,157(7)	$145,303,208

(1)	Based on salary and bonus targets as of January 31, 2019.
(2)

Represents acceleration of a prorated portion of unvested PRSUs based on performance through January 31, 2019 and based on a common stock price of $151.97 as of January 31, 2019. The portion of the unvested PRSUs that accelerate and vest is determined by reference to the fraction of the original performance period that had completed on January 31, 2019. The remaining portion of the PRSUs would vest in equal installments on a calendar quarter basis over the remainder of the original three-year performance period, subject to each NEO’s continued employment through each such vesting date.

(3)

Represents acceleration of unvested options, RSUs and PRSUs based on performance through January 31, 2019 and based on a common stock price of $151.97, the closing market price of the Company’s common stock on January 31, 2019, less the applicable exercise price for each option for which vesting would have been accelerated.

(4)

Mr. Block would additionally be entitled to an amount equal to his annual base salary and any unpaid portion of his annual target bonus ($3,136,250 in aggregate) upon his termination due to death or disability as of January 31, 2019 as well as the disability benefits applicable under our normal procedures.

(5)

Represents acceleration of a prorated portion of unvested PRSUs based on performance through January 31, 2019 and based on a common stock price of $151.97 as of January, 31, 2019 as well as partial acceleration of Mr. Taylor’s restricted shares as described above under “Bret Taylor Restricted Stock”. The remaining portion of the PRSUs would vest in equal installments on a calendar quarter basis over the remainder of the original three year performance period, subject to Mr. Taylor’s continued employment through such vesting date and the remaining unvested restricted shares will vest as described above under “Bret Taylor Restricted Stock”.

(6)	Represents acceleration of unvested restricted shares based on a common stock price of $151.97, the closing market price of the Company’s common stock on January 31, 2019.
(7)

Represents acceleration of unvested options, RSUs, restricted shares and PRSUs based on performance through January 31, 2019 and based on a common stock price of $151.97, the closing market price of the Company’s common stock on January 31, 2019, less the applicable exercise price for each option for which vesting would have been accelerated.

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EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

Indemnification Agreements.    The Company has entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures with Respect to Related Party Transactions.    Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Audit Committee Charter requires that the Audit Committee review and approve any related party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

The Company has in place written Related Party Transaction Policies and Procedures, under which the Audit Committee reviews and approves or ratifies any related party transactions. In approving or rejecting the proposed transaction, our Audit Committee will consider the relevant facts and circumstances, including the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Related Party and Other Transactions.    Except for the compensation of directors and executive officers described earlier and as set forth below, there were no transactions during fiscal 2019 in which the Company was a party, the amount involved in the transaction exceeds $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.

Marc Benioff, our Co-CEO and the Chairman of our Board, owns entities that publish TIME Magazine, with which the Company does business in the ordinary course. In fiscal 2019, entities affiliated with TIME Magazine paid approximately $1 million for cloud service offerings from the Company on terms negotiated on an arms-length basis.

Andrea Conway, a non-executive employee of Salesforce, is the daughter of Craig Conway, a director. With respect to fiscal 2019, Ms. Conway earned $154,895 in base salary and $23,931 in annual cash incentive and other performance-based bonuses. Ms. Conway is a Lead Product Designer and her total compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Our Audit Committee reviewed and approved the employment of Ms. Conway pursuant to our Related Party Transaction Policies and Procedures. The terms of Ms. Conway’s employment and compensation do not violate these policies or procedures nor do we believe they present a conflict of interest, particularly in light of the number of personnel employed by the Company overall (more than 35,000 employees as of January 31, 2019), and the fact that neither the Board nor executive management directly oversee Ms. Conway or other personnel at her level, and the fact that her compensation is consistent with that of other employees at the same level with similar responsibilities.

In January 1999, the Salesforce.com Foundation, also referred to as the Foundation, was chartered on an idea of leveraging the Company’s people, technology and resources to help improve communities around the world. The Company calls this integrated philanthropic approach the 1-1-1 model. Beginning in 2008, Salesforce.org, which is a non-profit public benefit corporation, was established to resell the Company’s services to non-profit organizations and certain higher education organizations.

The Company’s Chairman is the chairman of both the Foundation and Salesforce.org. The Company’s Chairman holds one of the three Foundation board seats. The Company’s Chairman, one of the Company’s employees and one of the Company’s board members hold three of nine Salesforce.org board seats. The Company does not control the Foundation’s or Salesforce.org’s activities, and accordingly, the Company does not consolidate either of the related entities’ statement of activities with its financial results.

Since the Foundation’s and Salesforce.org’s inception, the Company has provided at no charge certain resources to those entities’ employees, such as office space, furniture, equipment, facilities, services and other resources. The value of these items was approximately $15 million for fiscal 2019.

Additionally, the Company has donated subscriptions of the Company’s services to other qualified non-profit organizations. The Company also allows Salesforce.org to resell the Company’s service to non-profit organizations and certain higher education entities. The Company does not charge Salesforce.org for these subscriptions and a portion of the revenue from subscriptions provided to non-profit organizations is donated back to the community through charitable grants made by the Foundation and Salesforce.org. The value of the subscriptions pursuant to reseller agreements, as amended, was approximately $253 million for fiscal 2019.

On April 15, 2019, the Company announced its intent to combine Salesforce.org with the Company in order to scale its philanthropic efforts. In connection with the combination, the Company will pay a one-time cash purchase price of $300 million for all shares of Salesforce.org, and the $300 million will be distributed to the Foundation for further distribution for philanthropic purposes. The closing of the combination is subject to approval by the Attorney General of California and other customary closing conditions.

2019 Proxy Statement	47

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2019, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons relating to fiscal 2019, the Company believes that all reports were filed on a timely basis.

48	2019 Proxy Statement

COMMITTEE REPORTS

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates the report by reference into such filing.

Report of the Compensation Committee of the Board of Directors

We, the Compensation Committee of the Board of Directors of Salesforce, have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Salesforce’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019.

THE COMPENSATION COMMITTEE

John V. Roos (Chair)

Craig Conway

Neelie Kroes

Maynard Webb

2019 Proxy Statement	49

COMMITTEE REPORTS (CONTINUED)

Report of the Audit Committee of the Board of Directors

Role of the Audit Committee

The Audit Committee operates under a written charter and its functions are discussed above in “Corporate Governance and Board Committees—Audit and Finance Committee.”

The Audit Committee, which is comprised entirely of non-management directors, oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP (“Ernst & Young”), the independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Part of the Audit Committee’s responsibility is to monitor and oversee this process.

The Audit Committee generally meets twice per quarter, once in connection with quarterly Board meetings and once to review quarterly and year-end financial results. The Audit Committee also meets as needed to address developing accounting, compliance, or other matters. Specifically, in discharging its duties in fiscal 2019, the Audit Committee:

•	reviewed and discussed with management and Ernst & Young our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year ended January 31, 2019, as well as the overall quality of our financial reporting process;

•	reviewed and discussed with Ernst & Young the matters required to be discussed by the applicable Auditing Standard No. 1301, Communications with the Audit Committee, as adopted by the PCAOB, which involves communications to the Audit Committee regarding responsibilities of the auditor and overall strategy and timing of the audit;

•	received and discussed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence;

•	inquired about significant business and financial reporting risks (including cybersecurity risks), reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•	reviewed actual and potential related party transactions and the Company’s policy regarding related party transactions;

•	received reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters;

•	reviewed and assessed the Company’s compliance and global ethics and integrity programs;
•	met periodically with management, the internal auditor and Ernst & Young regarding the evaluation and effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•	considered the fees paid to Ernst & Young for the provision of non-audit related services and concluded that these fees did not compromise Ernst & Young’s independence in performing the audit; and

•	monitored the Company’s internal and disclosure control structure, including the scope and adequacy of the Company’s internal audit program.

Recommendation Regarding Audited Financial Statements for Fiscal Year Ended January 31, 2019

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2019 for filing with the SEC.

Review of Independent Auditor

The Audit Committee conducts an annual evaluation of the independent auditor in connection with the committee’s determination of whether to continue to retain Ernst & Young or engage another firm as the Company’s independent auditor. In the course of these reviews, the committee has considered, among other things:

•	data relating to audit quality and performance, including recent PCAOB reports on Ernst & Young;

•	the value of Ernst & Young’s services in light of the fees charged to the Company;

•	Ernst & Young’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;

•	Ernst & Young’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The periodic rotation of the lead audit partner, as required by Section 203 of the Sarbanes-Oxley Act, which most recently occurred effective as of fiscal 2017;

•	Ernst & Young’s integrity and objectivity; and

•	Ernst & Young’s independence.

Based on this evaluation, the Audit Committee has concluded that Ernst & Young is independent and believes it is in the best interests of the Company and its stockholders to retain Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal 2020. Accordingly, the Audit Committee has reappointed Ernst & Young as the Company’s independent auditor for fiscal 2020.

50	2019 Proxy Statement

COMMITTEE REPORTS (CONTINUED)

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has operated according to appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young is in fact “independent.”

THE AUDIT AND FINANCE COMMITTEE

Robin Washington (Chair)

Alan Hassenfeld

Sanford Robertson

Maynard Webb

2019 Proxy Statement	51

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

As recommended by the Nominating and Corporate Governance Committee, the Board’s nominees for election to the Board by the stockholders are the following current members of the Board: Marc Benioff, Keith Block, Parker Harris, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Bernard Tyson, Robin Washington, Maynard Webb and Susan Wojcicki. Each of the nominees was most recently elected by the stockholders at the 2018 Annual Meeting, except for Parker Harris, who joined the Board in August 2018.

It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees as directors to the Board. Although the Board has no reason to believe that any nominee will be unavailable or unwilling to serve as a director as of the Annual Meeting, if such an event should occur, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the proxies will be voted for the election of such other person.

Vote Required and Board of Directors’ Recommendation

The Company’s Bylaws provide that each director nominee be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes against his or her election than votes for such election.

The Board of Directors Recommends a Vote FOR Each of the Nominees Listed Above.

52	2019 Proxy Statement

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

We are seeking stockholder approval to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to eliminate the supermajority voting provisions from the Certificate and to replace such provisions with a majority voting standard (the “Proposed Certificate Amendment”). As discussed further below, the Certificate currently requires a two-thirds supermajority vote for stockholders to amend the

Company’s governance documents—the Amended and Restated Bylaws (the “Bylaws”) and certain provisions in the Certificate (see Proposal 2(a))—and to remove directors from office (see Proposal 2(b)). In light of the differing nature of the provisions affected, this matter is presented as two separate voting items. Approval of either of Proposal 2(a) or Proposal 2(b) is not conditioned upon approval of the other.

Purpose and Effect of the Proposed Amendment

The Proposed Certificate Amendment is a result of the Board of Directors’ ongoing review of our corporate governance principles. In developing the Proposed Certificate Amendment, the Board of Directors (including all members of the Nominating and Corporate Governance Committee) carefully considered the implications of amending our Certificate to eliminate supermajority voting provisions.

The Board of Directors recognizes that supermajority voting requirements are intended to protect against self-interested action on the part of large stockholders by requiring broad stockholder support for certain types of governance changes. In this regard, the Proposed Certificate Amendment may make it easier for one or more stockholders to remove directors or effect other corporate governance changes in the future and may make it more difficult for the Board of Directors to protect stockholders’ interests if presented with an acquisition proposal that undervalues the Company. Nevertheless, the Board of Directors also recognizes that many investors and others now view supermajority voting provisions as unduly limiting the Board of Directors’ accountability to stockholders or stockholder participation in the corporate governance of the Company. In this regard, as of March 1, 2019, less than 45% of S&P 500 companies had supermajority voting provisions to amend their governance documents and less than 20% had supermajority voting requirements to remove directors.

After considering stockholder input, including the stockholder proposal requesting the elimination of supermajority voting that was approved at the 2018 Annual Meeting, as well as consulting with management and outside advisors, the Board of Directors believes that the Proposed Certificate Amendment is in the best interest of the Company and our stockholders.

Proposal 2(a): Eliminate Supermajority Voting Provisions to Amend Our Governance Documents

Currently, the Certificate states that stockholders can alter, amend or repeal the Bylaws only if that action is approved by at least a two-thirds supermajority vote (see Article VII of the Certificate). This Proposal 2(a) proposes to amend this provision by replacing the reference to “sixty-six and two-thirds percent (66-2/3%)” with “a majority.” As a result, stockholders would be able to amend the

Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Likewise, Article IX of the Certificate currently requires a two-thirds supermajority vote to amend or repeal, or adopt a provision inconsistent with, the provisions in the Certificate relating to:

•	stockholder action at an annual or special meeting and the process by which a special meeting may be called;

•	election and removal of directors;

•	amendment of the Bylaws;

•	director exculpation from liability; and

•	amendment of the Certificate.

This Proposal 2(a) proposes to delete the supermajority voting requirement for amending these provisions. As a result, if approved and implemented, the standard for stockholder approval of any future amendments to the Certificate, including with respect to any of these provisions, would be the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, which is the default voting standard under the Delaware General Corporation Law.

Proposal 2(b): Eliminate Supermajority Voting Provision to Remove Directors

Currently, the Certificate states that stockholders can remove a director from office only if that action is approved by at least a two-thirds supermajority vote (see Article VI.C of the Certificate). This Proposal 2(b) proposes to amend this provision by replacing the reference to “sixty-six and two-thirds percent (66-2/3%)” with “a majority.” As a result, if approved and implemented, stockholders would be able to remove any director from office by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote on the matter, voting together as a single class, which is the default voting standard under the Delaware General Corporation Law.

2019 Proxy Statement	53

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION (CONTINUED)

Related Changes to the Bylaws

In connection with the Proposed Certificate Amendment, the Board of Directors has approved conforming amendments to the Bylaws, contingent upon stockholder approval and implementation of the related portion of the Proposed Certificate Amendment. Specifically, the Board of Directors has approved amendments to the Bylaws to: (1) replace the two-thirds supermajority voting provision to amend the Bylaws set forth in Section 6.2 with the majority voting standard described above under Proposal 2(a); and (2) replace the two-thirds supermajority voting provision to remove directors set forth in Section 2.5 with the same majority voting standard described above under Proposal 2(b).

Additional Information

The general description of the Proposed Certificate Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Certificate Amendment, which is attached as Appendix A to these proxy materials. In addition, the text of the related amendments to the Bylaws, which can be amended from time to time, is attached as Appendix B to these proxy materials. Additions to the Certificate and the Bylaws are indicated by double underlining and deletions to the Certificate and the Bylaws are indicated by strikeouts.

The Proposed Certificate Amendment is binding. If either Proposal 2(a) or Proposal 2(b) is approved, the Company intends to file a Certificate of Amendment to the Certificate with the Secretary of State of the State of Delaware, and the portion of the Proposed Certificate Amendment relating to such proposal will become effective at the time of that filing. If neither Proposal 2(a) nor Proposal 2(b) is approved by the requisite vote, then a Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, the Bylaw amendments will not become effective, and the supermajority voting provisions in both the Certificate and Bylaws will remain in place.

Vote Required and Board of Directors’ Recommendation

Under the existing supermajority voting provisions set forth in the Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the outstanding shares of the Company’s common stock is required to approve Proposal 2(a) and Proposal 2(b). Abstentions and broker non-votes, if any, have the same effect as votes against these proposals.

The Board of Directors Recommends a Vote FOR the Amendment and Restatement of the Company’s Amended and Restated Certificate of Incorporation.

54	2019 Proxy Statement

PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE PLAN SHARES RESERVED FOR ISSUANCE

PROPOSAL 3 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE PLAN SHARES RESERVED FOR ISSUANCE

We are seeking stockholder approval to amend and restate our 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 35.5 million Shares and to clarify language regarding the term of the plan. Our continuing ability to offer equity incentive awards under the 2013 Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive market for employee talent in which we operate.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment and restatement of the 2013 Plan, including the increase of the available shares thereunder, subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendment and restatement of the 2013 Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment and restatement of the 2013 Plan described in this proposal will not take effect and our 2013 Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2013 Plan. The remainder of this discussion, when referring to the 2013 Plan, refers to the amended and restated 2013 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2013 Plan prior to the amendment and restatement.

Increasing the Number of Shares Reserved for Issuance under the 2013 Plan

Background

The 2013 Plan was initially adopted by the Board in March 2013, and our stockholders approved it in June 2013. As described in more detail below, the initial share reserve under the 2013 Plan was 48 million Shares, plus an additional 21,920,540 Shares that were available for grant under our 2004 Equity Incentive Plan and 2004 Outside Directors Stock Plan (the “Prior Plans”) as of the date stockholders approved the 2013 Plan. In addition, any Shares subject to outstanding awards under the 2013 Plan or, after the date stockholders approved the 2013 Plan, under the Prior Plans, that expire or are otherwise forfeited to, or repurchased by, the Company also become available for future grant under the 2013 Plan, although the number of Shares that can become available under the 2013 Plan in this manner is limited to 54,332,000 Shares. Then, at the 2015 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 37 million Shares.

At the 2017 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 37 million Shares. At the 2018 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 40 million Shares. As discussed in our 2018 proxy, when we sought stockholder approval of the amendment of the 2013 Plan, we believed that the Shares reserved for issuance under it following stockholder approval (along with Shares becoming available for future grant due to forfeitures and cancellations) would be sufficient to enable us to continue to grant equity awards under the 2013 Plan for approximately one to two years. This estimate was based on a forecast that took into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we had available for grant under the 2014 Inducement Equity Incentive Plan (the “2014 Plan”). We also considered stockholder feedback in determining an appropriate number of Shares to seek to add to the 2013 Plan.

Shares Available for Future Awards

As of March 31, 2019, approximately 40,975,463 Shares remained available for grant under the 2013 Plan, 342,029 Shares remained available for grant under the 2014 Plan and 42,345 Shares remained available for grant under an acquired plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed Share increase is expected to last approximately one to two years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we have available for grant

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under our 2014 Plan. We have also considered stockholder feedback in determining an appropriate number of Shares to seek to add to the 2013 Plan.

Reasons for Voting for the Proposal

Long-Term Equity Is a Key Component of Our Compensation Objective

As discussed in the “Compensation Discussion and Analysis” section, our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of March 31, 2019, approximately 20,437 of our employees or former employees held outstanding equity awards.

The 2013 Plan Requires Additional Shares to Meet Our Forecasted Needs

We currently forecast granting equity awards representing approximately 17,984,920 Shares (or 31,465,640 fungible shares, i.e., taking into account that full value awards such as restricted stock units deplete the 2013 Plan share reserve at a rate of 2.15 Shares for every Share subject to the full value award) over a one-year period, or approximately 2% of our Common Stock outstanding as of March 31, 2019. We also anticipate Share forfeitures and cancellations of approximately 1,877,506 Shares (or 2,775,425 fungible shares) over this period, based on our historic rates.

If our expectation for forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next one-year period would be approximately 16,107,414 Shares (or 28,690,216 fungible shares), or approximately 2% of our Common Stock outstanding as of March 31, 2019.

As described above, the 2013 Plan has 40,975,463 Shares available for grant as of March 31, 2019. Our 2014 Plan allows us to grant awards to new employees as a material inducement to their joining the Company, such as in acquisitions, which assists us in meeting a portion of our equity compensation needs, but only with respect to a limited group. We believe additional Shares should be reserved for issuance under our 2013 Plan to meet our estimated near-term equity compensation needs.

We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. As a high-growth company, we believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as well as a program that includes equity.

We Manage Our Equity Incentive Program Thoughtfully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 2.1% for fiscal years 2017 through 2019 (see chart on page 67 for detailed calculation of our three-year burn rates). We are also mindful of the ratio of our stock-based compensation expense to our revenues over time; this ratio has decreased in recent years.

Equity Awards Outstanding

As of March 31, 2019, equity awards outstanding under Salesforce equity plans were approximately: 25,814,830 stock options, no unvested restricted shares, 22,874,037 restricted stock units and 1,093,407 performance-based restricted stock units (at target). An additional 3,782,041 stock options, 1,232,109 restricted stock units and no unvested restricted shares were outstanding under equity awards that had been assumed in connection with mergers and other corporate transactions as of March 31, 2019. As of March 31, 2019, we had 774,873,580 Shares outstanding. Accordingly, our approximately 54,796,424 outstanding awards (not including awards under our employee stock purchase plan) plus 41,359,537 Shares available for future grant under our equity plans (not including under our employee stock purchase plan) as of March 31, 2019 represented approximately 12.4% of our Common Stock outstanding (commonly referred to as the “overhang”). As of March 31, 2019, the average weighted per share exercise price of all outstanding stock options (whether granted under Salesforce-originated equity plans or assumed in connection with corporate transactions) was $92.5670 and the weighted average remaining contractual term was 5.14 years.

The 2013 Plan Incorporates Good Compensation and Governance Practices

•	Administration. The 2013 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

•

Broad-based eligibility for equity awards.    We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of stockholders. Approximately 80% of all outstanding equity awards, on a

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share basis, as of March 31, 2019 were held by employees who are not Named Executive Officers or directors. In fiscal 2019, approximately 91% of all equity awards, on a share basis, were issued to employees who are not Named Executive Officers or directors, with approximately 31% of all employees who are not Named Executive Officers or directors receiving awards.

•	Minimum vesting for equity awards. The 2013 Plan provides that awards may not become exercisable, vest or settle prior to the one-year anniversary of the date of grant, except in the case of a participant’s death, disability or in the event of a transaction (as described in the 2013 Plan). The foregoing is subject to a 5% carve-out, as discussed in further detail below.

•	Stockholder approval is required for additional Shares. The 2013 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.

•	Explicit prohibition on repricing without stockholder approval. The 2013 Plan prohibits the repricing, cash-out or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•	No discounted stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•	No dividends or dividend equivalents on unvested restricted stock or restricted stock units. The 2013 Plan provides that dividends or other distributions credited or payable in connection with restricted stock or restricted stock units are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests.

•	Share-counting provisions. In general, when awards granted under the 2013 Plan expire or are cancelled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards. However, if Shares are tendered to us or withheld by us to pay a stock option’s or stock appreciation right’s exercise price or satisfy such award’s tax withholding obligations, those Shares do not become available for future awards. Also, if a stock appreciation right is exercised, we subtract from the 2013 Plan share reserve the full number of Shares subject to the portion of the stock appreciation right actually exercised, regardless of how many Shares actually were used to settle the stock appreciation right.

•	Full-value awards count more heavily in reducing the 2013 Plan share reserve. The 2013 Plan uses a “fungible share” concept, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and restricted stock units, reduce the reserve on a 2.15-for-one basis.

•	Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or a committee of the Board administering the 2013 Plan.

•	Annual limits on non-employee director awards. The 2013 Plan limits the number of Shares that may be granted under non-employee director awards each fiscal year.

•	No tax gross-ups. The 2013 Plan does not provide for any tax gross-ups.

Summary of the 2013 Plan

The following is a summary of the operation and principal features of the 2013 Plan. The summary is qualified in its entirety by the 2013 Plan as set forth in Appendix C.

Purpose

The purposes of the 2013 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company and to promote the success of the Company’s business. These incentives are provided through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance bonus awards, performance shares and performance units.

Authorized Shares

At the 2013 Annual Meeting, our stockholders approved reserving a total of 48 million Shares, plus any Shares reserved but not issued, and not subject to outstanding awards, under the Prior

Plans as of the date stockholders initially approved the 2013 Plan, on a one-for-one basis, but limited to a maximum of 23.8 million Shares; and any Shares subject to equity awards outstanding under the Prior Plans as of the date of initial stockholder approval of the 2013 Plan that thereafter expire, are forfeited, repurchased, cancelled or otherwise terminate (or otherwise would have, but for termination of the applicable Prior Plan, again become available for use under such Prior Plan), in this case with Shares underlying stock options and stock appreciation rights that so become available being credited to the 2013 Plan share reserve on a one-for-one basis, and Shares subject to other types of equity awards (i.e., full value awards), being credited to the 2013 Plan share reserve on a 2.15-for-one basis; provided, however, that no more than 54,332,000 Shares may be added to the 2013 Plan pursuant to this provision.

At the 2015 Annual Meeting, our stockholders approved reserving an additional 37 million Shares.

At the 2017 Annual Meeting, our stockholders approved reserving an additional 37 million Shares.

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At the 2018 Annual Meeting, our stockholders approved reserving an additional 40 million Shares.

The stockholders are now being asked to approve an additional 35.5 million Shares to become available for issuance under the 2013 Plan. As of March 31, 2019, we had approximately 40,975,463 Shares available for issuance under the 2013 Plan.

Share Reserve Reduction and Share Recycling

Any Shares subject to options or stock appreciation rights are counted against the 2013 Plan share reserve as one Share for every one Share subject to the award. Any Shares subject to awards granted under the 2013 Plan other than options or stock appreciation rights (i.e., full value awards, including restricted stock, restricted stock units, performance units and performance shares) are counted against the 2013 Plan share reserve as 2.15 Shares for every one Share subject thereto.

If any award granted under the 2013 Plan expires or becomes unexercisable without having been exercised in full, is surrendered or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or forfeited or repurchased Shares subject to such award become available for future grant or sale under the 2013 Plan. When Shares underlying full value awards are so returned to the 2013 Plan share reserve, 2.15 Shares are returned to the 2013 Plan reserve for each Share underlying such award.

With respect to the exercise of stock appreciation rights, the gross number of Shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, cease to be available under the 2013 Plan. If Shares subject to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such Shares become available for future grant under the 2013 Plan (and increase the 2013 Plan reserve on the 2.15-for-one basis described above).

Shares used to pay the purchase price or satisfy tax withholding obligations of awards other than stock options or stock appreciation rights become available for future issuance under the 2013 Plan. However, Shares used to pay the exercise price or purchase price of an option or stock appreciation right or to satisfy tax withholding obligations relating to such awards do not become available for future issuance under the 2013 Plan.

Adjustments to Shares Subject to the 2013 Plan

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, will adjust the number and class of Shares that may be delivered under the 2013 Plan, the number, class and price of Shares subject to outstanding awards and the numerical award limitations. Any fractional Shares resulting from the adjustment will be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any award be decreased to an amount less than the par value.

Administration

The 2013 Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). The Board has appointed its Compensation Committee as the Committee administering the 2013 Plan. Different Committees may administer the 2013 Plan with respect to different groups of service providers. If the Administrator desires to qualify grants to certain officers and key employees of the Company as exempt under Rule 16b-3 of the Exchange Act, the members of the Committee must qualify as “non-employee directors” under such rule. (For purposes of this summary of the 2013 Plan, the term “Administrator” will refer to either the Committee or the Board.) The Administrator may delegate day-to-day administration of the 2013 Plan, and any of the functions assigned to it, to one or more individuals.

Subject to the terms of the 2013 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards (including the exercise price, the method of payment for Shares purchased under awards, the method of satisfaction of any tax withholding obligation arising in connection with an award, and the exercise terms for any award), to modify or amend each award subject to the restrictions of the 2013 Plan (including to accelerate vesting or waive forfeiture restrictions subject to any minimum vesting requirements set forth in the 2013 Plan), and to interpret the provisions of the 2013 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant, provided that, unless expressly determined by the Administrator, such deferral election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder (“Section 409A”). The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2013 Plan of any award agreement and may make all other determinations deemed necessary or advisable for administering the 2013 Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent, subsidiary, or affiliate of the Company. Performance Bonus Awards also may only be granted to employees of the Company

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or any parent, subsidiary, or affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2019, there were approximately 36,591 employees, including 6 Named Executive Officers, and 10 non-employee directors, each of whom would be eligible to be granted awards under the 2013 Plan. In principle, any consultant to the Company is eligible to participate in the 2013 Plan, subject to certain SEC limitations. However, the Company’s current practice is generally not to grant equity awards to consultants except in certain limited cases. In fiscal 2019, 6 consultants received equity awards under the 2013 Plan.

Minimum Vesting

Notwithstanding anything in the 2013 Plan to the contrary, equity-based awards granted under the 2013 Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that awards become exercisable, vest or settle prior to such date in the event of the participant’s death or disability or in the event of a transaction described in the 2013 Plan. Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved the amended and restated version of the 2013 Plan (40,975,463 Shares as of March 31, 2019), plus (b) the proposed increase in the number of Shares available for issuance under the 2013 Plan (as described above), may be issued pursuant to awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

Stock Options

Options granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the option, the exercise price, the expiration date of the option, any conditions to exercise the options, and the other terms and conditions of the option, consistent with the requirements of the 2013 Plan.

The exercise price per Share of each option may not be less than the fair market value of a Share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a Share on the date of grant. In addition, stock options may be granted with an exercise price per share of less than the fair market value of a Share of the Company’s Common Stock in certain situations in which we are assuming or replacing options granted by another company that we are acquiring. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the

Common Stock is the closing sales price per share on the relevant date as quoted on the NYSE.

The 2013 Plan provides that the Administrator will determine acceptable forms of consideration for exercising an option. An option is deemed exercised when the Company receives the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Options are exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option is as specified in the award agreement, provided that options may not have a term of more than seven years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator determines and specifies in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally is able to exercise the option to the extent vested for (i) 90 days following the participant’s termination as a service provider for reasons other than death, disability, or cause and (ii) 12 months following his or her termination due to death or disability. If the exercise of the option is prevented by applicable law within the time periods otherwise applicable, the option generally will remain exercisable for 90 days (or such longer period determined by the Administrator) following the date the participant received notice that the option is exercisable. If a sale within the applicable post-termination exercise period would subject the participant to suit under Section 16(b) of the Exchange Act, the option generally will remain exercisable until the 10th day following the date on which a sale of the Shares by the participant would no longer be subject to suit. Options terminate immediately upon the participant’s termination for cause. In no event can an option be exercised after the expiration of the term of the option.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Restricted stock awards are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock awards are subject to vesting conditions as the Administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid

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out to participants. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.

Participants holding restricted stock generally have the right to vote the Shares and to receive any dividends paid, provided that dividends or other distributions credited or payable in connection with shares of restricted stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive Shares at a future date as set forth in the participant’s award agreement. Restricted stock units granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of restricted stock units subject to the award, any vesting conditions, and other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock units vest if the performance goals or other vesting criteria the Administrator may establish are achieved. Earned restricted stock units may be settled, in the sole discretion of the Administrator, in cash, Shares, or a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent they are met, will determine the number of Shares or amount of cash to be paid out to participants.

A participant will forfeit any unearned restricted stock units as of the date or under the conditions set forth in the award agreement.

Participants holding restricted stock units have no voting rights with respect to the Shares represented by the restricted stock units until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. The Administrator, in its sole discretion, may provide in the participant’s award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the restricted stock units are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional restricted stock units resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the restricted stock units to which they relate and shall not be paid or settled prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s restricted stock unit award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant, except in certain situations in which we are assuming or replacing stock appreciation rights granted by another company that we are acquiring. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price by (ii) the number of exercised Shares. The Company may pay the appreciation in cash, in Shares, or in some combination thereof. The term of a stock appreciation right must be no more than seven years from the date of grant. The terms and conditions

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relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2013 Plan. Each award of performance units or performance shares granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying any vesting conditions, the number of performance units or performance shares (as applicable), and other terms and conditions of the award, consistent with the requirements of the 2013 Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest (if applicable). Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, Shares, or in a combination thereof. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis), and which, depending on the extent to which they are met, will determine the number or value of performance units and performance shares to be paid out to participants.

Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. A participant will forfeit any performance shares or performance units that are unearned or unvested as of the date set forth in the award agreement.

Participants holding performance units or performance shares have no voting rights with respect to the Shares represented by the performance units or performance shares until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. No dividend equivalents may be granted with respect to performance units. However, the Administrator, in its sole discretion, may provide in the participant’s performance share award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the performance shares are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional performance shares resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the performance shares to which they relate and shall not be paid or settled prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s award of performance shares so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Performance Bonus Awards

Performance bonus awards may also be granted under the 2013 Plan to employees in the form of a cash bonus payable upon the attainment of performance goals or objectives determined by the Administrator. The Administrator has complete discretion to determine the amount of the cash bonus that can be earned under a performance bonus award, provided that no one participant may be granted performance bonus awards under the 2013 Plan that could result in the participant receiving more than $10,000,000 in any one fiscal year of the Company.

Performance Goals

The Administrator (in its discretion) may make performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. Prior to the implementation of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017 if the Administrator desired that an award of restricted stock, restricted stock units, performance shares, performance units or performance bonuses under the 2013 Plan qualify as “performance-based compensation” under Section 162(m) (discussed below), then the award had to satisfy certain procedural requirements and be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and could provide for a targeted level or levels of achievement using one or more of the following measures: revenue, gross margin, operating margin, operating income, operating profit or net operating profit, pre-tax profit, earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings), net income, cash flow (including operating cash flow or free cash flow), expenses, the market price of the Company’s Common Stock, earnings per share, return on stockholder equity, return on capital, return on assets or net assets, return on equity, return on investment, economic value added, number of customers, stock price, growth in stockholder value relative to the moving average on the S&P 500 Index or another index, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, or improvement in productivity. As a result of amendments to the

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

2013 Plan approved by stockholders at our 2018 annual meeting of stockholders, awards granted under the 2013 Plan and subject to achievement of performance goals do not need to comply with the conditions described herein pursuant to Section 162(m) and may be subject to the performance goals listed above as well as any additional measures or metrics deemed appropriate by the Administrator. The performance goals applicable to awards may differ from participant to participant and from award to award. The Administrator in its discretion determines whether and the extent to which any performance goals are or are not satisfied and to which awards subject to performance goals are earned or settled, including whether any significant elements or items shall be included in or excluded from the calculation of any performance goal with respect to any awards or participants.

Grants to Non-Employee Directors

Our non-employee directors are eligible to receive all awards under the 2013 Plan, except incentive stock options and performance bonus awards, and subject to the limits described below.

Individual Award Limitations (including Non-Employee Director Award Limitations)

The 2013 Plan contains annual grant limits. Specifically, subject to the adjustment provisions of the 2013 Plan, the maximum number of Shares or dollars that can be subject to awards granted to any one employee in any fiscal year is:

Award Type	Annual Number of Shares or Dollar Value	Additional Shares or Dollar Value in Connection with New Hire*	Maximum Number of Shares and/or Dollars
Stock Options, Stock Appreciation Rights or Combination Thereof	20,000,000 shares	8,000,000 shares	28,000,000 shares
Restricted Stock, Restricted Stock Units, Performance Shares or Combination Thereof	10,000,000 shares	4,000,000 shares	14,000,000 shares
Performance Units	$15,000,000	$5,000,000	$20,000,000

*	May be granted in the Company’s fiscal year in which the employee’s employment with the Company (or a parent or subsidiary corporation of the Company or an affiliate of the Company) first commences.

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In addition, the 2013 Plan limits the granting of cash performance bonus awards, such that no one employee may be granted performance bonus awards that could result in the employee receiving more than $10,000,000 in any one fiscal year of the Company.

If an award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a merger of the Company with or into another corporation or entity or a change in control of the Company), the cancelled award will be counted against the Share limitations described above.

The 2013 Plan also provides that no non-employee director may be granted awards that cover more than 60,000 Shares in any one fiscal year of the Company, subject to the adjustment provisions of the 2013 Plan, provided that any awards granted to an individual while he or she was an employee or consultant but not a non-employee director shall not count for purposes of this limitation. This limit was determined after consultation with the Compensation Committee’s independent compensation consultant, Compensia, Inc. The limit accommodates the Company’s practice of granting non-employee directors Shares with an approximate value of $125,000 per quarter, and also allows us to have the flexibility to make corresponding adjustments to the grant levels in the future in order to maintain the value of the equity compensation paid to non-employee directors should the value of our stock significantly change, and to increase the value of such compensation if we believe it is appropriate or desirable to do so; for instance, to maintain the competitiveness of our compensation program and our ability to attract talented directors.

The Administrator will adjust the Share limitations in this section in the event of any adjustment to the Company’s Shares discussed above (under “Adjustments to Shares Subject to the 2013 Plan”).

Transferability of Awards

Awards granted under the 2013 Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2013 Plan provides that, in the event of a merger or our “change in control” (as defined in the 2013 Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that awards be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all outstanding awards similarly.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director’s status as a director of the Company or a director of the successor or acquiring company terminates other than upon voluntary resignation by the non-employee director (unless such resignation is at the request of the acquiror), then any options and stock appreciation rights held by the non-employee director will fully vest and become immediately exercisable. In addition, in such circumstances, all restrictions on restricted stock and restricted stock units held by such non-employee director will lapse, and, unless otherwise determined by the Administrator, all performance goals or other vesting requirements will be deemed achieved at 100% and all other terms and conditions met.

Termination or Amendment

The 2013 Plan, as amended and restated and described in this proposal, will automatically terminate 10 years from the date of its initial adoption by the Board, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the 2013 Plan at any time; however, no amendment may be made without stockholder approval except as described under “Administration” above. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2013 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. As a result, tax consequences for any particular participant may vary from this summary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If an optionee satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares, Performance Units, and Performance Bonus Awards

A participant generally will recognize no income upon the grant of a performance share, a performance unit, or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted Shares received. If the participant is an employee,

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2013 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Section 162(m) limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminates the performance-based compensation exception beginning January 1, 2018, but provides a transition rule with respect to compensation which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. The Compensation Committee intends to administer any awards granted prior to November 2, 2017 which qualify as “performance-based compensation” under Section 162(m), as amended by the Tax Cuts and Jobs Act, including equity awards and other forms of compensation granted under the 2013 Plan that qualify as performance-based compensation, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017. With the elimination of the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Co-Chief Executive Officers, Chief Financial Officer and the next three highest-paid executive officers, other than previously granted awards that are subject to and comply with the transition rules.

The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the 2013 Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements, the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the 2013 Plan is in the discretion of the Administrator and therefore cannot be determined in advance, other than with respect to the automatic grants to non-employee directors, which have been approved by the Board based on a fixed value each quarter.

The following table sets forth (i) the aggregate number of Shares subject to options granted under the 2013 Plan during the fiscal year ended January 31, 2019, (ii) the average per Share exercise price of such options, (iii) the aggregate number of Shares subject to awards of restricted stock and restricted stock units granted under the 2013 Plan during the fiscal year ended January 31, 2019, and (iv) the dollar value of such Shares or units based on $158.37 per share, the closing price of a Share on the NYSE on March 29, 2019.

Name of Individual or Group	Number of Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares subject to Stock Awards (#)		Dollar Value of Shares subject to Stock Awards ($)

Marc Benioff Chairman of the Board and Co-Chief Executive Officer	317,105	$118.04	208,254	(1)	$ 32,981,186

Keith Block Co-Chief Executive Officer	229,021	$118.04	77,670	(2)	$ 12,300,598

Mark Hawkins President and Chief Financial Officer	140,936	$118.04	47,798	(3)	$ 7,569,769

Parker Harris Co-Founder and Chief Technology Officer	176,170	$118.04	59,746	(4)	$ 9,461,974

Srinivas Tallapragada President, Technology	182,807	$120.36	60,506	(5)	$ 9,582,335

Bret Taylor President, Chief Product Officer	176,170	$118.04	59,746	(6)	$ 9,461,974

All current executive officers as a group	1,530,507	$118.32	618,279	(7)	$ 97,916,845

All non-employee directors as a group	0	N/A	39,350	(8)	$ 6,231,860

All non-employee advisors as a group	0	N/A	28,332	(8)	$ 4,486,939

All other employees (including all current officers who are not executive officers) as a group	5,552,254	$120.45	10,794,303	(9)	$1,709,493,766

(1)	Consists of performance-based restricted stock units (calculated at maximum performance).
(2)	Consists of 50,136 performance-based restricted stock units (calculated at maximum performance) and 27,534 restricted stock units.
(3)	Consists of 30,854 performance-based restricted stock units (calculated at maximum performance) and 16,944 restricted stock units.
(4)	Consists of 38,566 performance-based restricted stock units (calculated at maximum performance) and 21,180 restricted stock units.
(5)	Consists of 38,568 performance-based restricted stock units (calculated at maximum performance) and 21,938 restricted stock units.
(6)	Consists of 38,566 performance-based restricted stock units (calculated at maximum performance) and 21,180 restricted stock units.
(7)	Consists of 472,438 performance-based restricted stock units (calculated at maximum performance) and 145,841 restricted stock units.
(8)	Consists entirely of restricted stock awards.
(9)	Consists of 411,208 performance-based restricted stock units (calculated at maximum performance) and 10,383,095 restricted stock units.

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Detailed Three-Year Average Burn Rate Calculation

	FY17	FY18	FY19	Average
Options granted under all plans (1)	7,773,636	1,212,731	7,082,761
Restricted stock units and awards granted under all plans (1)	14,498,921	3,519,847	10,596,618
Performance-based restricted stock units granted under all plans (2)	208,711	—	441,823

Total granted	22,481,268	4,732,578	18,121,202
Performance-based restricted stock units earned and vested under all plans (2)			279,417
Weighted Average # of Common Shares Outstanding	687,797,104	714,919,399	740,133,166
Burn Rate	3.3%	0.7%	2.4%	2.1%
(1)	This table does not include appreciation and full value awards assumed in acquisitions.
(2)

The performance-based restricted stock units noted in the table were granted in the year indicated but such performance stock units vest, if at all, following a three-year performance period from the date of grant. For performance-based restricted stock units granted in FY16, 279,417 vested in FY19.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote FOR the Proposal to Amend and Restate the 2013 Equity Incentive Plan to, Among Other Things, Increase the Number of Plan Shares Reserved for Issuance.

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PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020. The Board recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Please see “Review of Independent Auditor” on page 50 for information regarding the factors considered by the Audit Committee in determining to reengage Ernst & Young LLP.

Engagement Letter and Fee Disclosure

In connection with the audit of the fiscal 2019 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young’s audit engagement. Among other things, the agreement is subject to alternative dispute resolution procedures.

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Ernst & Young LLP for the fiscal years ended January 31, 2019 and 2018.

	Fiscal 2019	Fiscal 2018
Audit Fees, plus consultations (1)	$11,297,000	$10,731,000
Audit-Related Fees (2)	$ 406,000	$ 232,000
Tax Fees (3)	$ 3,080,000	$ 2,554,000
All Other Fees	—	—
Total	$14,783,000	$13,517,000

(1)

Audit Fees consist of fees incurred for professional services rendered for the integrated audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees also include accounting consultations and research related to the integrated audit.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for the audit of our employee benefit (401(k)) plan and owned-real estate facilities as well as a review of select sustainability metrics.

(3)	Tax Fees consist of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. At or before the first meeting of the Audit Committee each fiscal year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees in fiscal 2019 were approved according to the procedures described above.

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Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP as

Our Independent Registered Public Accounting Firm.

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PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of the Named Executive Officers during fiscal 2019 as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain the Named Executive

Officers, who are critical to our success, and to align their interests with the long-term interests of our stockholders. Under this program, the Named Executive Officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the fiscal 2019 compensation of the Named Executive Officers.

Fiscal Year 2019 Business Highlights

In fiscal 2019, we achieved significant financial results and we believe the compensation program for the NEOs was instrumental in helping us achieve strong financial performance, including:

•	Revenue. Fiscal 2019 revenue grew by 26% year-over-year.

•	Operating Cash Flow. Fiscal 2019 operating cash flow grew by 24% year-over-year.

•	Unearned Revenue. Fiscal 2019 unearned revenue (representing amounts that have been invoiced for which the revenue recognition criteria has not yet been met) grew by 22% year-over-year.

•	Remaining Performance Obligation. Fiscal 2019 remaining performance obligation (representing future revenues, that are under contract but have not yet been recognized, which includes unearned revenue) grew by 25% year-over-year.

Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage a high-growth business operation in an innovative and highly competitive industry. For our executives, including the Named Executive

Officers, we align our executive compensation program with the interests of our stockholders by tying a significant portion of their compensation to the performance of our common stock and other metrics of Company performance.

The Compensation Committee regularly reviews our executive compensation program in an effort to ensure that our executive compensation structure aligns with our stockholders’ interests. This includes establishing performance target levels based on financial measures believed to be important to our stockholders. The Company also reviews the compensation programs and pay levels of executives from companies of similar size and complexity, as well as companies with which we compete for talent, in an effort to ensure that our executive compensation program is competitive.

We believe that our executive compensation program has been effective at driving the achievement of strong Company performance, appropriately aligning pay and performance and enabling us to attract, retain and incentivize qualified executive talent.

Significant Fiscal 2019 Compensation Actions

Highlights of our fiscal 2019 executive compensation program were:

•	Changed Annual Equity Award Grant Cycle Timing. As reported in last year’s proxy statement, in fiscal 2018 our Compensation Committee decided to shift the timing of our annual equity award cycle from November to March to align with other year-end performance evaluations when making annual equity award decisions. As a result of this shift in timing, our NEOs did not receive any equity grants in fiscal 2018. As a result, and as we reported in last year’s proxy statement, the equity awards granted in March 2018 compensated our executives for, and reflected strong performance over, a 16 month period. In determining the fiscal 2019 equity award amounts, the Compensation Committee took into account this delay in the equity grant cycle as well as outstanding Company and individual performance during fiscal 2018.

•	Appointed Mr. Block as Co-CEO. In August 2018, our Board appointed Keith Block as Co-CEO of the Company. In connection with his promotion, Mr. Block’s annual base salary increased from $1,250,000 to $1,435,000 and his annual target bonus was increased from 100% to 200% of his base salary.

•

Expanded PRSU Program. In fiscal 2019, the Compensation Committee further expanded the use of PRSUs to all Executive Vice Presidents and above, with our NEOs receiving at least 25% of their total target value of equity

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PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (CONTINUED)

awards in the form of PRSUs (and 60% for Mr. Benioff and, beginning in fiscal 2020, Mr. Block), with target payout requiring 60th percentile relative TSR performance.

•	Maintained Marc Benioff Target Total Cash Compensation at Fiscal 2016 Level. For the fourth year in a row, the Compensation Committee maintained Mr. Benioff’s base salary and target bonus at fiscal 2016 levels.
•	Reviewed and Reinstated Coverage of Marc Benioff’s Personal Security Arrangements. After seeking specific feedback from our major institutional investors on this topic, reviewing factors relevant to Mr. Benioff’s security profile and the overall security climate, and discussing this topic with the full Board, our Compensation Committee concluded that for fiscal 2019 the Company would re-assume responsibility for certain aspects of Mr. Benioff’s personal security program. More details are provided on this decision on page 31.

Advisory Vote and Board of Directors’ Recommendation

We request stockholder approval of the fiscal 2019 compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosure that accompany the compensation tables in this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of salesforce.com, inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders of the Company, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2019 and the other compensation tables and narrative disclosure within such Proxy Statement.”

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.

Under our policy of providing for annual votes, we expect that our next advisory vote on executive compensation will occur at our 2020 Annual Meeting.

The Board of Directors Recommends a Vote FOR Approving on an Advisory Basis

the Compensation of the Named Executive Officers.

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PROPOSAL 6 — STOCKHOLDER PROPOSAL “TRUE DIVERSITY” BOARD POLICY

PROPOSAL 6 — STOCKHOLDER PROPOSAL REGARDING “TRUE DIVERSITY” BOARD POLICY

The Company has been advised that the National Center for Public Policy Research, 20 F Street, NW, Suite 700, Washington, DC, beneficial owner of 33 shares of the Company’s common stock, intends to submit the proposal set forth below at the Annual Meeting:

Resolved, that the shareholders of the salesforce.com, inc. (the “Company”) request the Board adopt a policy to disclose to shareholders the following:

1.	A description of the specific minimum qualifications that the Board’s nominating committee believes must be met by a nominee to be on the board of directors; and
2.	Each nominee’s skills, ideological perspectives, and experience presented in a chart or matrix form.

The disclosure shall be presented to the shareholders through the annual proxy statement and the Company’s website within six (6) months of the date of the annual meeting and updated on an annual basis.

Supporting Statement by Stockholder Proponent

We believe that boards that incorporate diverse perspectives can think more critically and oversee corporate managers more effectively. By providing a meaningful disclosure about potential Board members, shareholders will be better able to judge how well-suited individual board nominees are for the Company and whether their listed skills, experience and attributes are appropriate in light of the Company’s overall business strategy.

The Company’s compliance with Item 407(c)(2)(v) of SEC regulation S-K requires it to identify the minimum skills, experience, and attributes that all board candidates are expected to possess.

Ideological diversity contemplates differences in political/policy beliefs.

True diversity comes from diversity of thought. There is ample evidence that the Company – and Silicon Valley generally – operate in ideological hegemony that eschews conservative people, thoughts, and values. This ideological echo chamber can result in groupthink that is the antithesis of diversity. This can be a major risk factor for shareholders.

We believe a diverse board is a good indicator of sound corporate governance and a well-functioning board. Diversity in board composition is best achieved through highly qualified candidates with a wide range of skills, experience, beliefs, and board independence from management.

We are requesting comprehensive disclosures about board composition and what qualifications the Company seeks for its Board, therefore we urge shareholders to vote FOR this proposal.

The Company’s Statement of Opposition

The Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons:

Our Board reflects a broad mix of skills, qualifications, leadership abilities and viewpoints.    We have assembled, and our stockholders have previously elected, a Board that consists of highly experienced directors who have led, advised and established many leading global organizations. Our directors have diverse backgrounds and perspectives as entrepreneurs, technologists, operational and financial experts, investors, advisors and government leaders. We believe that the resulting experience, qualifications, attributes and skills possessed by our directors align with the Company’s business and structure and are critical to the oversight function of the Board and represent the best interests of stockholders.

We regularly evaluate the composition of the Board and have a track record of Board refreshment.    Our Board has taken a thoughtful approach to its composition to ensure that our directors have backgrounds that collectively enable them to provide effective oversight of management and guide strategic decision-making that creates value for our stockholders. We have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, adding four new directors in the past five years, as well as to ensure diversity within the boardroom. To this end, the Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees, and regularly assesses the appropriate size, composition and needs of the Board and its respective committees, as well as the qualifications of candidates, in light of the Company’s business. This assessment, which includes consideration of background, skills, business experience and expected contributions to the Board, also takes into consideration the Board’s goal of maintaining a diversity of viewpoints.

We already provide robust disclosure in our proxy statement regarding our Board composition.     Specifically, our proxy statement discloses the skills, qualifications and experience that each of our directors brings to the Board, and for the last several years we have provided enhanced disclosure

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PROPOSAL 6 — STOCKHOLDER PROPOSAL “TRUE DIVERSITY” BOARD POLICY (CONTINUED)

through a directors skills and qualifications matrix. In addition, our proxy statement discloses the criteria desired and evaluated by the Nominating and Corporate Governance Committee in fulfilling its duties. As a result, the Board believes the additional disclosures prescribed by the proposal would not provide meaningful additional information to stockholders and are therefore unnecessary.

We are committed to regular engagement with our stockholders on Board composition and corporate governance.     We have a track record of extensive stockholder engagement, with regular outreach to, and dialogue with, our investors on a broad range of matters, including Board composition and our disclosures. The Board believes it is important to provide our stockholders the opportunity and means to deliver feedback to the Board through our engagement program. Our Board is regularly involved in stockholder engagement and has been responsive to feedback it has received. For example, over the last couple of years, in response to investor feedback, the Board has taken steps to enhance stockholder rights by providing stockholders the ability to call special meetings and proposing to eliminate supermajority voting requirements from our governance documents.

Further, we are committed to a corporate governance structure that promotes long-term stockholder value creation by providing stockholders with substantive rights to ensure accountability. Our Nominating and Corporate Governance Committee regularly considers and evaluates corporate governance developments and recommends changes to the Board, as appropriate. This is why, for example, we amended our Bylaws to permit qualifying stockholders to nominate directors for inclusion in our proxy materials (i.e., proxy access).

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote AGAINST Proposal.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders,

and recommends that you vote AGAINST Proposal 6.

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote AGAINST Proposal 6.

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PROCEDURAL MATTERS

PROCEDURAL MATTERS

General

The Board is soliciting your vote with this Proxy Statement and proxy card for use at the Annual Meeting, to be held on Thursday, June 6, 2019 at 2:00 p.m. local time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 350 Mission Street, San Francisco, California 94105. You will need to bring proof of ownership of Salesforce common stock as of the record date, as well as government-issued photo identification, to enter the Annual Meeting. Our Annual Report for fiscal 2019, including our financial statements for fiscal 2019, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on April 25, 2019.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 10, 2019, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 774,773,263 shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.

Stockholders of record may vote at the Annual Meeting:

•	over the Internet at www.proxyvote.com;

•	by telephone at 1-800-690-6903 (if you requested copies of the proxy materials to be mailed or emailed to you);

•	by mail (if you requested printed copies of the proxy materials to be mailed to you) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope; or

•	by attending the Annual Meeting.

Stockholders who hold shares in street name should refer to the voting instructions from their brokerage firm, bank, trust or other organization provided with these proxy materials.

Quorum; Abstentions; Broker Non-Votes

The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. Shares that are authorized to be voted on or to abstain on any matter presented at the Annual Meeting, or that are held by stockholders who are present at the Annual Meeting, are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold your Salesforce common stock through a broker, the broker may be prevented from voting shares held in your brokerage account if you have not given the broker voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). Thus, it is important that you vote your shares to ensure that they are represented on all matters presented at the Annual Meeting.

For each of the proposals, the applicable voting standard, Board recommendation, and treatment of abstentions and broker non-votes are as follows:

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	For	Majority of votes cast	No effect	No effect
2 (a) & (b). Amendments to Certificate of Incorporation	For	Two-thirds of the outstanding shares entitled to vote	Same effect as votes against the proposal	Same effect as votes against the proposal
3. Amendment to 2013 Equity Incentive Plan	For	Majority of votes cast*	No effect	No effect
4. Ratification of Appointment of Ernst & Young LLP	For	Majority of votes cast	No effect	Not applicable as brokers generally have discretion to vote uninstructed shares on this proposal
5. Advisory Vote to Approve Named Executive Officer Compensation	For	Majority of votes cast	No effect	No effect
6. Stockholder Proposal	Against	Majority of votes cast	No effect	No effect

*

In addition, for NYSE purposes, approval of the Amendment to the 2013 Equity Incentive Plan requires a majority of votes cast, including abstentions (which have the same effect as votes against the proposal for this purpose).

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PROCEDURAL MATTERS (CONTINUED)

Voting; Revocability of Proxies

Voting at the Annual Meeting.    You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on April 10, 2019 or if you hold a valid proxy for the Annual Meeting. Stockholders as of the record date, April 10, 2019, must bring the Internet Notice or other proof of ownership, as well as government-issued photo identification, for entrance to the Annual Meeting. Those stockholders whose shares are held beneficially through a brokerage firm, bank, trust or other similar organization (that is, in “street name”) also may attend and vote at the Annual Meeting by obtaining a legal proxy provided by their broker, bank or other organization and bringing that legal proxy to the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend, by completing proxies online or by telephone, or by mailing their proxy cards. If a stockholder attends the Annual Meeting and validly submits his or her vote, any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder validly casts at the Annual Meeting. Attendance at the Annual Meeting in and of itself will not revoke any prior votes that a stockholder may have cast. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

Voting of proxies; Discretionary voting.    Stockholders may vote over the Internet, by telephone, by mail, or by attending the meeting, as described above. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or Internet, your shares will be voted as recommended by the Board.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.

Effect of not casting your vote.    If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the voting for each of the proposals to be voted on other than the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4 in this Proxy Statement) for which your bank or broker will have discretion to vote any uninstructed shares.

If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Revocability of proxy.    You may revoke or change your proxy by:

•	entering a new vote by telephone or over the Internet;

•	filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand-delivered to the Secretary of the Company or should be sent to the Company’s principal executive offices, salesforce.com, inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

Expenses of Solicitation

The Company will bear the entire cost of solicitation. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. The Company may use the services of the Company’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut, 06902, a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $15,000, plus reasonable out-of-pocket expenses.

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PROCEDURAL MATTERS (CONTINUED)

Procedure for Introducing Business or Director Nominations at Our 2020 Annual Meeting of Stockholders

Stockholders of record may introduce business or nominate directors for election at an annual meeting of stockholders provided that the stockholder satisfies the advance notice requirements set forth in the Company’s Bylaws. Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to the Secretary of the Company at salesforce.com, inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Corporate Secretary. To be timely for our 2020 Annual Meeting of Stockholders, such notice must be received no earlier than February 10, 2020 and no later than March 11, 2020. However, if the date of the 2020 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2019 Annual Meeting, then notice must be received no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at our 2020 Annual Meeting.

In addition, our Bylaws contain “proxy access” provisions that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2020 Annual Meeting of Stockholders, the required notice under the proxy access provisions of our Bylaws must be received by the Corporate Secretary at the address set forth above not earlier than November 27, 2019 and not later than December 27, 2019. However, if the date of the 2020 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2019 Annual Meeting, then notice under the proxy access provisions must be received no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Any stockholder proposal submitted for inclusion in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Secretary of the Company at the address set forth above and must be received at our principal executive offices not later than December 27, 2019. In the event the date of the annual meeting is moved by more than 30 days from the one-year anniversary of the date of the 2019 Annual Meeting, then notice must be received within a reasonable time before the Company begins to make its proxy materials available. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our Bylaws and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver notice in accordance with our Bylaws or Rule 14a-8, or to satisfy the other requirements of our Bylaws and Rule 14a-8, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

Delivery of Proxy Materials

To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as

“householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of materials per household, even if more than one stockholder resides in that household. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com, or write to salesforce.com, inc., 415 Mission Street, 3rd Floor, San Francisco, California 94105, Attention: Investor Relations.

76	2019 Proxy Statement

TRANSACTION OF OTHER BUSINESS

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Amy E. Weaver

President, Legal & Corporate Affairs, General Counsel and Secretary

April 25, 2019

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APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SALESFORCE.COM, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

salesforce.com, inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.        The name of the corporation is salesforce.com, inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 3, 1999.

B.        Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

C.        The Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read in full as follows:

FIRST:	The name of the corporation is salesforce.com, inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:	The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the registered agent at that address is The Corporation Trust Company.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:	A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Six Hundred Five Million (1,605,000,000) shares consisting of:

1. One Billion Six Hundred Million (1,600,000,000) shares of common stock, par value of one-tenth of one cent ($.001) per share (the “Common Stock”).

2. Five Million (5,000,000) shares of preferred stock, par value of one-tenth of one cent ($.001) per share (the “Preferred Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2019 Proxy Statement	A-1

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. A special meeting of stockholders of the Corporation: (1) may be called at any time by either the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation; and (2) shall be called by the Chairman of the Board or the Secretary of the Corporation upon the written request of one or more stockholders of record that (i) Own, or who are acting on behalf of persons who Own, shares representing 15% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, (ii) provide the information regarding such stockholder(s) (and the persons for whom the stockholders are acting, as applicable) and the proposed special meeting and comply with such procedures as shall be set forth in the Bylaws of the Corporation from time to time, (iii) continue to Own, or are acting on behalf of persons who continue to Own, shares representing 15% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting for such period as shall be set forth in the Bylaws, as amended from time to time, and (iv) satisfy such additional terms, conditions and limitations as may be set forth in the Bylaws of the Corporation from time to time. Except as provided for in the preceding sentence of this Article FIFTH(D) or in the terms of any series of Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons. For purposes of this Article FIFTH(D) a person shall be deemed to “Own” only the outstanding shares of capital stock of the Corporation as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, which terms may be further defined in the Bylaws of the Corporation adopted from time to time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or, in the case of nominations for directors to be elected at a special meeting, if such nominations are brought in accordance with the procedures set forth in the Bylaws from time to time).

SIXTH:	A. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of directors shall be fixed from time to time exclusively by the Board of Directors. All directors shall be elected to hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least ~~sixty-six and two thirds percent (66-2/3%)~~ a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

SEVENTH:	The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least ~~sixty-six and two thirds percent (66-2/3%)~~ a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:	The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.~~; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in~~ In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least ~~sixty six and two thirds percent (66-2/3%)~~ a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal ~~this Article NINTH, Sections C and D of Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH~~ any provision of this Amended and Restated Certificate.

D.        The stockholders of the Corporation took action on June ~~12~~     , ~~2018~~ 2019 at an annual meeting of stockholders in accordance with the applicable provisions of Sections 222 and 242 of the Delaware General Corporation Law in order to approve the foregoing amendment and restatement.

[Signature page follows]

2019 Proxy Statement	A-3

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this ~~13th~~     th day of June ~~2018~~ 2019.

SALESFORCE.COM, INC.

By:
Name:	Amy E. Weaver
Title:	President, Legal & Corporate Affairs, General Counsel and Secretary

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APPENDIX B

AMENDED AND RESTATED BYLAWS OF SALESFORCE.COM, INC.

(effective as of ~~August~~ June ~~7~~     , ~~2018~~ 2019)

ARTICLE I

STOCKHOLDERS

1.1      Place of Meetings. All meetings of stockholders of salesforce.com, inc. (the “Corporation”) shall be held at such place within or without the State of Delaware as may be designated from time to time by the board of directors of the Corporation (the “Board of Directors”) or the Chief Executive Officer.

1.2      Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting.

1.3      Special Meetings.

(a)    A special meeting of stockholders may be called at any time by the Chairman of the Board or the Secretary of the Corporation at the direction of either the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

(b)    A special meeting of stockholders shall be called by the Chairman of the Board or the Secretary of the Corporation upon the written request (a “special meeting request”) of one or more stockholders of record that at the time a request is delivered (1) own, or are acting on behalf of persons who own, shares representing 15% (the “Requisite Percent”) or more of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, and (2) comply with the notice procedures set forth in this Section 1.3 with respect to any matter that is a proper subject for the meeting pursuant to Section 1.3(f). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any preferred stock designation), special meetings of stockholders may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. For purposes of satisfying the Requisite Percent under this Section 1.3, “own” and “owned” shall have the meaning set forth in Section 2.16(f) below.

(c)    Any stockholder seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the stockholders entitled to request the special meeting (the “Ownership Record Date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (the “Record Date Request Notice”) setting forth (1) the name of the stockholder as set forth on the Corporation’s stock register and, if the Record Date Request Notice is being delivered on behalf of one or more beneficial owners, the name, address and telephone number of such beneficial owner(s), and (2) the business proposed to be acted on at the special meeting. Upon receiving a Record Date Request Notice, the Board of Directors may set an Ownership Record Date. Notwithstanding any other provision of these Bylaws, the Ownership Record Date shall not precede the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors, and shall not be more than ten business days after the close of business on the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If the Board of Directors, within ten business days after the date upon which a valid Record Date Request Notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the Ownership Record Date, the Ownership Record Date shall be the close of business on the twentieth business day after the date upon which a valid Record Date Request Notice is received by the Secretary.

(d)    In order for a special meeting requested by the stockholders to be called by the Chairman of the Board or the Secretary of the Corporation, one or more special meeting requests signed and dated by stockholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the Ownership Record Date, at least the Requisite Percent of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (or their duly authorized agents), must be delivered to the Secretary at the principle executive offices of the Corporation and must be accompanied by:

(i)    in the case of any special meeting requested by stockholders at which director nominations are proposed to be presented, the information required by Section 2.15(a)(ii) and (iii) below, including as to the person(s) seeking to propose such nominations at such meeting, the information required under Section 2.15(a)(ii)(2), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last paragraph of Section 2.16(g) (and for such purposes, Eligible Stockholder shall refer to the stockholder requesting the meeting and “annual meeting of stockholders” shall refer to the special meeting of stockholders being requested); and

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(ii)    in the case of any special meeting requested by stockholders at which any business other than nominations of persons for election to the Board of Directors is proposed to be presented, the information required by Section 1.10(a)(ii) below (which shall be in addition to the information required by Section 1.3(d)(i) if director nominations also are proposed to be considered), including as to the person(s) seeking to propose such business at such meeting, the information required under Section 1.10(a)(ii)(2)-(5), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last paragraph of Section 2.16(g) below (and for such purposes, Eligible Stockholder shall refer to the stockholder requesting the meeting and “annual meeting of stockholders” shall refer to the special meeting of stockholders being requested); and

(iii)    as to each stockholder of the Corporation signing such request, or if such stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, (1) an affidavit by each such person stating the number of shares of the capital stock of the Corporation that it owns (as defined in Section 2.16(f) below) as of the date such request was signed and an agreement by such person to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares of the capital stock of the Corporation that such person owns shall be true and correct as of the record date for the special meeting requested by stockholders and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of the capital stock of the Corporation owned by such person at any time before the special meeting requested by stockholders, such person’s special meeting request shall be deemed to have been revoked with respect to such shares of the capital stock of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percent, (2) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, an agreement to continue to own such number of shares of the capital stock of the Corporation in its affidavit through the date of the special meeting requested by stockholders, and (3) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, the information as to such stockholder or beneficial owner required under Section 2.15(a)(ii)(2) below.

One or more special meeting requests delivered to the Secretary by one, or a group of more than one, stockholders requesting the special meeting shall constitute a valid special meeting request only if each such written request satisfies the requirements set forth in this Section 1.3(d) and has been dated and delivered to the Secretary within sixty days of the earliest dated of such requests. If the record holder is not the signatory to the special meeting request, such special meeting request will not be valid unless documentary evidence from the record holder is supplied to the Secretary of the Corporation at the time of delivery of such special meeting request (or within ten business days thereafter) of such signatory’s authority to execute the special meeting request on behalf of the record holder.

(e)    After receiving a special meeting request, the Board of Directors shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, which determination shall be conclusive and binding on the Corporation, and the Corporation shall notify the requesting stockholder of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors in accordance with these Bylaws; provided, however, that the date of the special meeting shall not be more than ninety days after the date on which the Board of Directors fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 4.5 below.

(f)    A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within ninety days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section 1.3.

(g)    The stockholder seeking to call the special meeting may revoke a special meeting request by written revocation delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the stockholder-requested special meeting, and any stockholder signing a special meeting request may revoke such request as to the shares of capital stock of the Corporation that such person owns (or owned by that person on whose behalf the stockholder is acting, as applicable) and shall be deemed to revoke a special meeting request as and to the extent provided in Section 1.3(d)(iii); provided that if, as a result of such revocation(s), there no longer are valid unrevoked special meeting requests from stockholders who own the Requisite Percent of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, there shall be no requirement to call a special meeting or to hold a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further,

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in the event that the stockholder requesting the stockholder-requested special meeting withdraws such special meeting request, there shall be no requirement to call or hold such special meeting.

(h)    Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the Requisite Percent; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the stockholders who submitted the special meeting request appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 1.3.

1.4      Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law) or the Certificate of Incorporation. The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

1.5      Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, the Corporation’s principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6      Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of capital stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time, or with another means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present at such adjourned meeting constituting a quorum, then except as otherwise required by law or the Certificate of Incorporation, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

1.7      Adjournments. Any meeting of stockholders may be adjourned to any other place, if any, date or time at which a meeting of stockholders may be held under these Bylaws, or with any other means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, by the Chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as Secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, if any, date or time, or with another means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8      Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his or her authorized agent or by a transmission permitted by law or the Certificate of Incorporation and delivered to the Secretary of the Corporation. No stockholder may authorize more than one proxy for his or her shares. Any copy, facsimile or other electronic transmission or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all

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purposes for which the original writing or transmission could be used, provided that such copy, facsimile or other electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

1.9      Action at Meeting. When a quorum is present at any meeting, all matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter shall decide such matter), except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

All voting, including on the election of directors, but excepting where otherwise required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the Chairman of the meeting. The Corporation may, and to the extent required by law or the Certificate of Incorporation, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law or the Certificate of Incorporation, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

1.10    Advance Notice of Stockholder Business.

(a)    At an annual meeting of the stockholders or special meeting requested by the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (1) pursuant to the Corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the Board of Directors, or (3) by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this 1.10(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has timely complied in proper written form with the notice procedures set forth in this Section 1.10(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws, the Certificate of Incorporation or applicable laws. For the avoidance of doubt, clause (3) of the second sentence of this paragraph shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act) at an annual meeting of stockholders, and this Section 1.10 shall not apply to any nomination of director candidates except to the extent set forth in Section 2.15 and Section 2.16. To be properly brought before a special meeting requested by the stockholders, business must be: (a) specified in the Corporation’s notice of meeting given by or at the direction of the Board of Directors delivered pursuant to Section 1.4 above, (b) otherwise properly made at the special meeting requested by stockholders, by or at the direction of the Board of Directors or the Chairman of the Board, or (c) otherwise have been properly requested to be brought before the stockholder-requested special meeting by the stockholder in accordance with this Section 1.10(a).

(i)    To comply with clause (3)(B) of Section 1.10(a) above, a stockholder’s notice must set forth all information required under this Section 1.10(a) and must be timely received by the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled annual meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 1.10(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(ii)    To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the Corporation which are held of record or are beneficially owned by the

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stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than 10 days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. A “Stockholder Associated Person” of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (C) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (A) and (B).

(iii)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.10(a) and, if applicable, Section 2.15(a) and 2.16(a) below. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that any proposed item of business was not properly brought before the annual meeting and in accordance with the provisions of this Section 1.10(a), and, if he or she should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.

(b)    In addition to the foregoing provisions of this Section 1.10, a stockholder must also comply with all applicable requirements of law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 1.10 shall be deemed to affect any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

1.11    Conduct of Business. At every meeting of the stockholders, the Chairman of the Board, or, in his or her absence, the Chief Executive Officer, or, in his or her absence, such other person as may be appointed by the Board of Directors, shall act as Chairman of the meeting. The Secretary of the Corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the Corporation.

The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and Section 1.10 above. The Chairman of a meeting shall, if the facts warrant, determine and declare at the meeting that any proposed item of business was not properly brought before the meeting and in accordance with the provisions of this Section 1.11 and Section 1.10, and if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

1.12    Stockholder Action Without Meeting. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

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1.13    Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote.

ARTICLE II

BOARD OF DIRECTORS

2.1      General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled.

2.2      Number and Term of Office. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, the number of directors shall be fixed from time to time exclusively by the Board of Directors. All directors shall be elected to hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy and entitled to vote on the election of directors at any meeting of stockholders for which, as of the date that is 10 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected at the meeting.

If a nominee for director fails to receive the required number of votes for reelection, the Nominating and Corporate Governance Committee shall then make a recommendation to the Board of Directors as to whether to accept or reject such director’s resignation as previously tendered pursuant to the Corporation’s Corporate Governance Guidelines or whether other action should be taken. Thereafter, the Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation. Within 90 days from the date the election results are certified, the Corporation will publicly disclose the Board of Directors’ decision and the rationale behind such decision.

2.3      Vacancies and Newly Created Directorships. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.4      Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some other event. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

2.5      Removal. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, any directors, or the entire Board of Directors, may be removed from office at any time but only by the affirmative vote of the holders of ~~66-2/3%~~ at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

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2.6      Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7      Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or two or more directors and may be held at any time and place, within or without the State of Delaware.

2.8      Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (ii) sending a facsimile, or delivering written notice by hand, to his or her last known business or home address at least 24 hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

2.9      Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10    Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

2.11    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

2.12    Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.13    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

2.14    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.15    Nomination of Director Candidates.

(a)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.15(a) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Subject to the rights of the holders of the shares of any series of

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preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election or re-election as directors at an annual meeting may be made only (1) by or at the direction of the Board of Directors, (2) by a stockholder of the Corporation who (A) was a stockholder of record at the time of the giving of the notice required by this Section 2.15(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has timely complied in proper written form with the notice procedures set forth in this Section 2.15(a) or (3) by any stockholder of record of the Corporation who has complied with the requirements and procedures set forth in Section 2.16 and whose nominees are included in the Corporation’s proxy materials with respect to such meeting.

(i)    To comply with clause (2)(B) of Section 2.15(a) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.15(a) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 1.10(a)(i) above.

(ii)    To be in proper written form, such stockholder’s notice to the Secretary must set forth:

(1)    as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2)    as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 1.10(a)(ii) above, and the supplement referenced in the second sentence of Section 1.10(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii)    At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.15(a).

(iv)    Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.15(a) or Section 2.16. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions of this Section 2.15(a), and if he or she should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(b)    Advance Notice of Director Nominations for Special Meetings. For a special meeting of stockholders at which directors are to be elected pursuant to Section 1.3 above, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors, (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.15(b) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Sections 2.15(a)(ii) and (a)(iii) above, or (3) in the case of a stockholder-requested special meeting, by any

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stockholder of the Corporation pursuant to Section 1.3 above. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment of a special meeting of stockholders, or postponement of any previously scheduled special meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.15(b). A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors, (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.15(b), or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 1.3 above. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the special meeting shall, if the facts warrant, determine and declare at the special meeting that a nomination was not made in accordance with the provisions of this Section 2.15(b), and if he or she should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 1.3 above.

(c)    In addition to the foregoing provisions of this Section 2.15, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

(d)    Only persons nominated in accordance with the procedures set forth in this Section 2.15 or Section 2.16 shall be eligible to serve as directors. Except as otherwise provided by law or the Certificate of Incorporation, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.15 and (b) if any proposed nomination was not made in compliance with this Section 2.15, to declare that such nomination shall be disregarded.

2.16    Inclusion of Director Candidates in Proxy Materials.

(a)    Proxy Access. Subject to compliance with the terms and conditions set forth in these Bylaws, in connection with an annual meeting of stockholders, the Corporation shall include (i) in its proxy statement and form of proxy, in addition to the persons nominated for election by the Board of Directors or any committee thereof, the name of any person nominated for election to the Board of Directors by a record stockholder who is, or is acting on behalf of, an Eligible Stockholder (as defined below) pursuant to this Section 2.16 (such nominated person, the “Stockholder Nominee”) and (ii) in its proxy statement the Required Information (as defined below) relating to any Stockholder Nominee.

(b)    Timeliness of Notice. To nominate a Stockholder Nominee, a record stockholder who is, or is acting on behalf of, an Eligible Stockholder must provide a timely notice that expressly elects to have the Eligible Stockholder’s Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.16 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 120th day nor earlier than the 150th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for a Notice of Proxy Access Nomination by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the tenth day following the day on which Public Announcement of the date of such annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled annual meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination under this Section 2.16.

(c)    Information Included in Proxy Materials. The Eligible Stockholder may provide to the Secretary of the Corporation a written statement for inclusion in the Corporation’s proxy statement for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Stockholder Nominee (the “Statement”). In order to have a Statement included in the proxy statement an Eligible Stockholder must submit the Statement to the Secretary of the Corporation at the same time that such Eligible Stockholder’s Notice of Proxy Access Nomination is submitted to the Secretary of the Corporation. For purposes of this Section 2.16, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder

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Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the 1934 Act and (ii) if the Eligible Stockholder so elects, a Statement. Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it believes would violate any applicable law or regulation. Nothing in this Section 2.16 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.

(d)    Number of Stockholder Nominees. The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office and subject to election by the holders of common stock as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 20% (the number determined pursuant to clause (i) or clause (ii) of this sentence, as applicable, the “Permitted Number”); provided, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith such that the number of directors subject to election by the holders of common stock is reduced, the Permitted Number shall be calculated based on the number of directors in office as so reduced. The Permitted Number shall also be reduced by (i) the number of director candidates for which the Corporation shall have received one or more notices that a stockholder intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 2.15, provided that the Permitted Number after such reduction with respect to this clause (i) will in no event be less than one, (ii) the number of director candidates that will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares by such stockholder or group of stockholders from the Corporation), other than any such director candidate referred to in this clause (ii) who was elected, as a nominee of the Board of Directors, at both of the two annual meetings of stockholders immediately preceding the applicable annual meeting of stockholders, provided that the Permitted Number after such reduction with respect to this clause (ii) will in no event be less than one, (iii) the number of incumbent director candidates who previously were Stockholder Nominees at either of the two annual meetings of stockholders immediately preceding the applicable annual meeting and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors and (iv) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16, but who were thereafter nominated by the Board of Directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Permitted Number, each Eligible Stockholder (or group thereof constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder (or group thereof) disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder (or group thereof) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 2.16) other than due to a failure by the Corporation to include such Stockholder Nominee in the proxy materials in violation of this Section 2.16, no other nominee or nominees shall be substituted for such Stockholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 2.16.

(e)    Group Provisions to Determine Eligible Stockholder. An “Eligible Stockholder” is one or more persons who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined in Section 2.16(f)), for at least three years as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least 3% of the shares of common stock outstanding as of the date of such Notice of Proxy Access Nomination (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable annual meeting of stockholders; provided that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more collective investment funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d) (1)(G)(ii) of the Investment Company Act of 1940 (as amended from time to time the “Investment Company Act”) (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one record stockholder or beneficial owner for the purpose of determining the aggregate number of record stockholders and beneficial owners in this paragraph, and treated as one person for the purpose of determining “ownership” as defined in this Section 2.16, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.16. No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder under this Section 2.16, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder under this Section 2.16. For the avoidance of doubt, the Required Shares will qualify as such if and only if the beneficial owner of such shares has itself beneficially owned such shares continuously for the three-year period ending on the date the Notice of Proxy Access Nomination is received by the Corporation and through other applicable dates referred to above (in addition to the other applicable requirements being met).

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(f)    Definition of “Own” and “Ownership.” For purposes of calculating the Required Shares under this Section 2.16 and for purposes of calculating the “Requisite Percent” under Section 1.3 of these Bylaws, “ownership,” “own” and “owned” respectively, shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. “Ownership” shall include shares held in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct disposition thereof and possesses the full economic interest in the shares; provided that this provision shall not alter the obligations of a record stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period (x) in which shares have been loaned if the person claiming ownership may recall such loaned shares on no more than five business days’ notice or (y) in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(g)    Contents of Notice of Proxy Access Nomination. The Notice of Proxy Access Nomination shall set forth or be submitted with the following information and materials in writing (including, as applicable, with respect to each Eligible Stockholder, every member of any group that is together such Eligible Stockholder other than a Custodian Holder):

(i)    with respect to each of the Stockholder Nominee(s) and each Eligible Stockholder, the information identified in Section 2.15(a)(ii)(1) and Section 2.15(a)(ii)(2)(A), as applicable;

(ii)    the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected;

(iii)    a copy of the Schedule 14N that has been, or concurrently is, filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act;

(iv)    with respect to each Eligible Stockholder and its affiliates or associates or others acting in concert therewith and each Stockholder Nominee, all information as would be required to be disclosed in a solicitation of proxies for the election of such Stockholder Nominee as a director in a contested election pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder;

(v)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant; and

(vi)    a completed director questionnaire signed by the Stockholder Nominee(s) (a form of which shall be provided by the Secretary of the Corporation promptly following a request therefor).

In addition, the Notice of Proxy Access Nomination must be submitted with a signed and written agreement of the Eligible Stockholder (and each member of any group that together is an Eligible Stockholder other than a Custodian Holder) setting forth:

(i)    a representation that the Eligible Stockholder (1) acquired ownership of the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Stockholder Nominee(s), (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (4) will not distribute to any person any form of proxy for the applicable annual meeting of stockholders other than the forms distributed

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by the Corporation and (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.16;

(ii)    a representation that (1) within five business days after the date that the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder will provide one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination was received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, (2) within five business days after the record date for determining stockholders entitled to vote at the annual meeting, the Eligible Stockholder will provide one or more written statements from the record holder (and from each intermediary through which the Required Shares are held) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through such record date and (3) the Eligible Stockholder will provide immediate written notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable annual meeting of stockholders;

(iii)    in the case of a nomination by a group of persons that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the Eligible Stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(iv)    an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 2.16, (3) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act, (4) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting and (5) provide the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation satisfactory to the Corporation that demonstrates that the funds comprising the Qualifying Fund are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act.

Any information required by this Section 2.16 to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Stockholder Nominee, as applicable, by delivery to the Secretary of the Corporation (1) no later than 10 days after the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, of such information as of such record date and (2) no later than five days before the annual meeting of stockholders, of such information as of the date that is 10 days before the annual meeting of stockholders. Further, in the event that any information or communications provided (pursuant to this Section 2.16 or otherwise) by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect (including any inaccuracy or omission).

(h)    Information and Agreements from Nominees. At the request of the Corporation, each Stockholder Nominee must: (i) provide an executed agreement, in a form satisfactory to the Corporation, that (1) the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other policies and guidelines of the Corporation applicable to directors (which will be provided by the Corporation following a request therefor), (2) the Stockholder Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Stockholder Nominee or as a director of the Corporation, in each case that has not been disclosed to the Corporation and (3) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director and (ii) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (1) if such Stockholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon

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which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the Corporation for determining director independence, (3) if such Stockholder Nominee would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation and (4) if such Stockholder Nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

(i)    Ineligibility of Certain Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two annual meetings of stockholders. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.16 or any other provision of these Bylaws, the Certificate of Incorporation, the Corporation’s Corporate Governance Guidelines or applicable law or regulation at any time before the applicable annual meeting of stockholders, will not be eligible or qualified for election at such annual meeting of stockholders and no other nominee may be substituted by the Eligible Stockholder that nominated such Stockholder Nominee.

(j)    Exclusion of Stockholder Nominees from Proxy Materials. The Corporation shall not be required to include, pursuant to this Section 2.16, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board of Directors:

(i)    who is not independent under (a) the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, (b) any applicable rules of the Securities and Exchange Commission or any other regulatory body with jurisdiction over the Corporation or (c) any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(ii)    whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation;

(iii)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;

(iv)    who is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(v)    who is or has been, within the past 3 years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(vi)    if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Corporation;

(vii)    if the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 2.16;

(viii)    if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting of stockholders; or

(ix)    if the Stockholder Nominee is determined not to satisfy the eligibility requirements provided in the Corporate Governance Guidelines.

For the purpose of this subsection (j), the occurrence of clauses (i) through (v) and (ix) and, to the extent related to a breach or failure by the Stockholder Nominee, clauses (vi) and (vii) will result in the exclusion from the proxy materials pursuant to this Section 2.16 of the specific Stockholder Nominee to whom the ineligibility applies or, if the proxy statement for the applicable annual meeting of

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stockholders already has been filed, the ineligibility of such Stockholder Nominee to stand for election. The occurrence of clause (viii) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (vi) or (vii) will result in the shares owned by such Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares (and, if as a result the persons who together nominated the Stockholder Nominee shall no longer constitute an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 2.16 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement for the applicable annual meeting has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to stand for election).

(k)    Interpretation; Attendance of Eligible Stockholder at Annual Meeting. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.16 and to make any determinations necessary or advisable to apply this Section 2.16 to any persons, facts or circumstances, in each case, acting in good faith. Notwithstanding the foregoing provisions of this Section 2.16, unless otherwise required by law or otherwise determined by the Chairman of the meeting, if none of: (i) the Eligible Stockholder, (ii) a Qualified Representative (as defined below) of the Eligible Stockholder or (iii) if the Eligible Stockholder is comprised of a group, a member of such group, appears at the annual meeting of stockholders of the Corporation to present such Eligible Stockholder’s Stockholder Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Stockholder Nominee(s) may have been received by the Corporation.

(l)    Exclusive Method of Proxy Access. This Section 2.16 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

(m)    Definitions. As used in these Bylaws, the following terms shall have the meanings set forth below:

(i)    “Custodian Holder”, with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not “own” (as defined in Section 2.16) any of the shares comprising the Required Shares of the Eligible Stockholder.

(ii)    “person” means, as applicable, any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, association, trust or other entity or organization.

(iii)    A “Qualified Representative” of an Eligible Stockholder means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.

ARTICLE III

OFFICERS

3.1      Enumeration. The officers of the Corporation shall consist of one or more Chief Executive Officers, a Secretary, a Chief Financial Officer, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, and one or more Presidents, Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2      Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

3.3      Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4      Tenure. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his or her earlier death, resignation or removal.

3.5      Resignation and Removal. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

3.6      Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of

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Directors. Unless otherwise provided by the Board of Directors, he or she shall preside at all meetings of the stockholders, and, if he or she is a director, at all meetings of the Board of Directors.

3.7      Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which the Board of Directors may from time to time prescribe. The Chief Executive Officer shall, in the Chairman of the Board’s absence or because of the Chairman of the Board’s inability to act, perform all duties of the Chairman of the Board and preside at all meetings of the Board of Directors and of stockholders. The Chief Executive Officer shall have the power to act as the President of the Corporation for any action that is required to be performed by a president of a corporation under the Delaware General Corporation Law, the Certificate of Incorporation or other applicable law. The Chief Executive Officer shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board. If the Board of Directors appoints more than one Chief Executive Officer, the Board may prescribe such duties, responsibilities, and powers to each Chief Executive Officer as it determines appropriate. In the absence of a prescription by the Board otherwise, each reference to the Chief Executive Officer in these Bylaws or in any other corporate authorization shall mean each and either such person, acting individually.

3.8      Presidents. Any President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President (or if there shall be more than one, the Presidents in the order determined by the Board of Directors), or any other person as determined by the Board of Directors, shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.9      Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11    Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the Corporation.

3.12    Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.13    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof. Any officer also may from time to time delegate his or her powers or duties to any other officers, agents, or employees, except as otherwise prescribed by the Board of Directors.

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ARTICLE IV

CAPITAL STOCK

4.1      Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2      Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law, by the Certificate of Incorporation and by the Board of Directors, certifying the number and class of shares owned by him or her in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or a President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall (i) in the case of stock that is certificated, have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction, and (ii) in the case that stock that is uncertificated, have such restrictions on transfer implemented in accordance with applicable law, rules and regulations.

4.3      Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4      Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

4.5      Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V

GENERAL PROVISIONS

5.1      Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

5.2      Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

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5.3      Waiver of Notice. Whenever any notice whatsoever is required to be given by law, the Certificate of Incorporation or these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

5.4      Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the Corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of this Corporation’s ownership of securities in such other corporation or other organization.

5.5      Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6      Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.7      Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.8      Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9      Notices. Except as otherwise specifically provided herein or required by law or the Certificate of Incorporation, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile or other electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law, or by commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.

5.10    Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

5.11    Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.12    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VI

AMENDMENTS

6.1      By the Board of Directors. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2      By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least ~~66-2/3%~~ a majority of the voting power of all of the then outstanding shares of ~~the~~ capital stock of the Corporation ~~issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders~~ entitled to vote generally in the election of directors, voting together as a single class, provided that if such action is taken at a special meeting of stockholders, such notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

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ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1       Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 7.2 of this Article VII, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law or the Certificate of Incorporation, (b) the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, unless the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

7.2      Right of Claimant to Bring Suit. If a claim under Section 7.1 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

7.3      Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

7.4      Non-Exclusivity of Rights. The rights conferred on any person in Sections 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

7.5      Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VII.

7.6      Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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7.7      Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

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APPENDIX C

SALESFORCE.COM, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

1.        Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Bonus Awards, Performance Units and Performance Shares.

2.        Definitions. As used herein, the following definitions will apply:

(a)        “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)        “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)        “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)        “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Bonus Awards, Performance Units or Performance Shares.

(e)        “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)        “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.

(g)        “Board” means the Board of Directors of the Company.

(h)        “Cause” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(i)        “Change in Control” means the occurrence of any of the following events:

(i)        A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

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(ii)        A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)        A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(j)        “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k)        “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(l)        “Common Stock” means the common stock of the Company.

(m)        “Company” means salesforce.com, inc., a Delaware corporation, or any successor thereto.

(n)        “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.

(o)        “Director” means a member of the Board.

(p)        “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q)        “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(r)        “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or other Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

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(s)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)        “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash,

(ii)        Participants would have the opportunity to participate in an Award Transfer Program, and/or

(iii)        the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(u)        “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the mean of the closing bid and asked prices for the Common Stock, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(v)        “Fiscal Year” means the fiscal year of the Company.

(w)        “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

(x)        “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y)        “Inside Director” means a Director who is an Employee.

(z)        “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)        “Option” means a stock option granted pursuant to the Plan.

(cc)        “Outside Director” means a Director who is not an Employee.

(dd)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)        “Participant” means the holder of an outstanding Award.

(ff)        “Participating Company” means the Company or any Affiliate.

(gg)        “Performance Bonus Award” means a cash award set forth in Section 12.

(hh)        “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:

(i)        revenue;

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(ii)        gross margin;

(iii)        operating margin;

(iv)        operating income;

(v)        operating profit or net operating profit;

(vi)        pre-tax profit;

(vii)        earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings);

(viii)        net income;

(ix)        cash flow (including operating cash flow or free cash flow);

(x)        expenses;

(xi)        the market price of the Common Stock;

(xii)        earnings per share;

(xiii)        return on stockholder equity;

(xiv)        return on capital;

(xv)        return on assets or net assets;

(xvi)        return on equity;

(xvii)        return on investment;

(xviii)        economic value added;

(xix)        number of customers;

(xx)        stock price;

(xxi)        growth in stockholder value relative to the moving average on the S&P 500 Index or another index;

(xxii)        market share;

(xxiii)        contract awards or backlog;

(xxiv)        overhead or other expense reduction;

(xxv)        credit rating;

(xxvi)        objective customer indicators;

(xxvii)        new product invention or innovation;

(xxviii)        attainment of research and development milestones;

(xxix)        improvements in productivity; and

(xxx)        any other measure or metric the Administrator deems appropriate.

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The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, Affiliate and/or other segment) and/or (vi) on a pre-tax or after-tax basis. The Administrator shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

(ii)        “Performance Period” means the time period determined by the Administrator in its sole discretion during which the performance objectives must be met.

(jj)        “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(kk)        “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(ll)        “Plan” means this Amended and Restated 2013 Equity Incentive Plan.

(mm)        “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(nn)        “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(oo)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)        “Section 16(b)” means Section 16(b) of the Exchange Act.

(qq)        “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(rr)        “Securities Act” means the Securities Act of 1933, as amended.

(ss)        “Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(tt)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(uu)        “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(vv)        “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww)        “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).

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3.        Stock Subject to the Plan.

(a)        Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 197,500,000 plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2004 Equity Incentive Plan (the “2004 Plan”) and/or the 2004 Outside Directors Stock Plan (the “Director Plan” and, together with the 2004 Plan, the “Prior Plans” and each, a “Prior Plan”) and are not subject to any awards granted thereunder, with the Shares subject to the awards referenced in this clause (i) credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and (ii) any Shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, expire or otherwise terminate without having been vested or exercised in full, Shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, are forfeited to or repurchased by the Company due to failure to vest, and Shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the Shares subject to those of the awards referenced in this clause (ii) that are stock options and/or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and the Shares subject to those of the awards referenced in this clause (ii) that are awards other than stock options or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto. Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clause (i) of the prior sentence shall be equal to 23,800,000 Shares and the maximum number of Shares to be added to the Plan pursuant to clause (ii) of the prior sentence shall be equal to 54,332,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Awards of Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto and shall be counted as two and fifteen-one hundredths (2.15) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)        Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise price or purchase of an Award other than an Option or SAR or to satisfy the tax withholding obligations related to an Award other than an Option or SAR will become available for future grant and/or sale under the Plan; Shares used to pay the exercise price or purchase of an Option or SAR or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, whether pursuant to a Performance Bonus Award or other Award, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c)        Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.        Administration of the Plan.

(a)        Procedure.

(i)        Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

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(iii)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

(iv)        Delegation of Authority for Day-to-Day Administration; Authority of Officers. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

(b)        Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)        to determine the Fair Market Value;

(ii)        to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any tax withholding obligation arising in connection with an Award, the time or times when Awards may be exercised (which may be based on performance criteria), subject to any minimum vesting requirements set forth in the Plan, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)        to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not institute an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

(vii)        to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)        to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(x)        to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 17 of the Plan;

(xi)        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

(xii)        to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii)        to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv)        to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

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(xv)        to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xvi)        to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.

(c)        Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5.        Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Performance Bonus Awards may be granted only to Employees. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.

6.        Limitations.

(a)        Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. Further, if for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)        Employee Award Limitations. The following limitations shall apply to Awards under the Plan: subject to adjustment as provided in Section 15, during any Fiscal Year, no Employee will be granted:

(i)        Options and/or SARs covering more than a total of 20,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 8,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(ii)        Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 10,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 4,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(iii)        Performance Units having an initial value greater than $15,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having an initial value no greater than $5,000,000; and

(iv)        Performance Bonus Awards that could result in such Employee receiving more than $10,000,000 in any one Fiscal Year.

(v)        If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15(c)), the cancelled Award will be counted against the limits set forth in this subsection (b).

(c)        Outside Director Award Limitations. Subject to adjustment as provided in Section 15, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 60,000 Shares. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, shall not count for purposes of this limitation.

(d)        Minimum Vesting. Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or Disability or in the event of a transaction described in Section 15(c). Notwithstanding the foregoing, up to 5% of the sum of (a) the

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number of Shares available for future grants on the date the Board approved this amended and restated version of the Plan, plus (b) the increase in the number of Shares available for grant under the Plan (as described in Section 3(a)) approved by the Company’s stockholders at the 2019 annual meeting, may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

7.        Stock Options.

(a)        Grant of Option. Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(b)        Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)        Option Exercise Price and Consideration.

(i)        Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)        In the case of an Incentive Stock Option

(A)        granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)        granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)        In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)        Waiting Period and Exercise Dates. Subject to Section 6 and the other terms and conditions of the Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)        Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

(d)        Exercise of Option.

(i)        Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

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An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend, Dividend Equivalent or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)        Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of a termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)        Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)        Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. The Participant’s status as a Service Provider shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the Participant’s termination as a Service Provider.

(v)        Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.

(e)        Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 7(d) is prevented by the provisions of Section 267 below, the Option shall remain exercisable until ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.

(f)        Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7(d) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the expiration of the term of such Option as set forth in the Award Agreement.

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8.        Restricted Stock.

(a)        Grant of Restricted Stock. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Restricted Stock Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.

(c)        Transferability. Except as provided in this Section 8, Section 14 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).

(d)        Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set restrictions based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e)        Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f)        Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be placed on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

(g)        Voting Rights. During the vesting period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h)        Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding anything herein to the contrary, dividends or other distributions credited/payable in connection with Shares of Restricted Stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests.

(i)        Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

9.        Restricted Stock Units.

(a)        Grant. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Vesting Criteria and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(d)        Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.

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(e)        Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)        Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.

(g)        Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. For the avoidance of doubt, such additional Restricted Stock Units will not be paid prior to the time that the original Award vests. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

10.        Stock Appreciation Rights.

(a)        Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)        Number of Shares. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)        Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Until Shares are issued in respect of a Stock Appreciation Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right.

(d)        Stock Appreciation Right Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Stock Appreciation Right grant will be evidenced by an Award Agreement (which may be in electronic form) that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)        Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Sections 7(d), 7(e) and 7(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)        Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)        The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

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(ii)        The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.        Performance Units and Performance Shares.

(a)        Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant.

(b)        Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Performance Shares and Performance Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Performance Shares or Performance Units, as applicable, granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d)        Performance Objectives and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, as applicable, that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of specific Performance Goals or other performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(e)        Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units or Performance Shares, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(f)        Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or in a combination thereof.

(g)        Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares, as applicable, will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.

(h)        Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Units and/or Performance Shares until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Performance Shares as of the date of payment of such cash dividends on Shares. The number of additional Performance Units or Performance Shares, as applicable, (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Performance Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same

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manner and at the same time (or as soon thereafter as practicable) as the Performance Units or Performance Shares, as applicable, originally subject to the Award of Performance Units or Performance Shares, as applicable. For the avoidance of doubt, such additional Performance Shares will not be paid prior to the time that the original Award vests. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Award of Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

12.        Performance Bonus Awards.

(a)        Grant of Performance Bonus Awards. Subject to the terms and conditions of the Plan, Performance Bonus Awards may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion, in the form of a cash bonus payable upon the attainment of Performance Goals and/or other performance objectives that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b)        Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the amount of the cash bonus that could be earned under a Performance Bonus Award.

13.        Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical, such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.        Transferability of Awards.

(a)        Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.        Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)        Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any fractional share resulting from an adjustment pursuant to this Section 15(a) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.

(b)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

(c)        Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph), including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

C-14	2019 Proxy Statement

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)        Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.        Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion and, unless otherwise expressly determined by the Administrator, shall comply with the requirements of Section 409A.

17.         Tax.

(a)        Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.

(b)        Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

(c)        Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be

2019 Proxy Statement	C-15

subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

18.        No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.        Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.        Term of Plan. Subject to Section 29 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 21 of the Plan. For the avoidance of doubt, neither the amendment and restatement of the Plan in 2018, nor any subsequent amendment and/or restatement is intended to, and shall not be interpreted to, modify any Awards granted prior to approval of the amendment and restatement of this Plan by the Company’s stockholders at its 2018 annual meeting to the extent such modification would result in a loss of deductibility under Code Section 162(m).

21.         Amendment and Termination of the Plan.

(a)         Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)        Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)        Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

23.        Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

24.         Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

25.        Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

26.         Conditions Upon Issuance of Shares.

(a)        Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

C-16	2019 Proxy Statement

(b)        Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

27.        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

28.        Forfeiture Events. To the extent applicable, Awards shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

29.        Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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www.salesforce.com | /salesforce | @salesforce © Copyright 2018, salesforce.com, inc. All rights reserved. Salesforce and salesforce.com are registered trademarks of salesforce.com, inc. Salesforce owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

No Spacing;SALESFORCE.COM, INC.
415 MISSION STREET 3rd Floor
SAN FRANCISCO, CA 94105
ATTN: INVESTOR RELATIONS
VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2019 (the day before the meeting date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
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E48144-P09363KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SALESFORCE.COM, INC.
The Board of Directors recommends you vote FOR
the following: 1. Election of Directors Nominees: For AgainstAbstain
1a. Marc Benioff 1b. Keith Block 1c. Parker Harris 1d. Craig Conway 1e. Alan Hassenfeld
1f. Neelie Kroes 1g. Colin Powell 1h. Sanford Robertson 1i. John V. Roos 1j. Bernard Tyson 1k. Robin Washington 1l. Maynard Webb 1m. Susan Wojcicki
The Board of Directors recommends you vote FOR management proposals 2 through 5.
For Against Abstain
2. Amendment and restatement of our Certificate of Incorporation to remove supermajority voting provisions relating to: a. Amendments to the Certificate ‘ ‘ ‘ of Incorporation and Bylaws; and b. Removal of directors.’ ‘ ‘ OR 2a. Amendment and restatement of our Certificate of ‘ ‘ ‘ Incorporation to remove supermajority voting provisions relating to amendments to the Certificate of Incorporation and Bylaws. 2b. Amendment and restatement of our Certificate of ‘ ‘ ‘ Incorporation to remove supermajority voting provisions relating to the removal of directors. 3. Amendment and restatement of our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance by [Š] million shares. 4. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020. 5. An advisory vote to approve the fiscal 2019 compensation of our named executive officers. ‘ ‘ ‘
The Board of Directors recommends you vote AGAINST proposals and, if properly presented at the meeting.
For Against Abstain
6. A stockholder proposal regarding a “True University” board policy ‘ ‘ ‘
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E48145-P09363
SALESFORCE.COM, INC.
Annual Meeting of Stockholders
June 6, 2019 2:00 PM
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Marc Benioff, Keith Block, Mark Hawkins and Amy Weaver, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SALESFORCE.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, PDT on June 6, 2019, at 350 Mission Street, San Francisco, CA 94105, and any adjournment or postponement thereof, and in their discretion on any other matters that may properly be presented at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side